Exhibit 10.1

Execution Version

IRON MOUNTAIN INCORPORATED

CREDIT AGREEMENT

$1,225,000,000

RBS CITIZENS, N.A. and BANK OF AMERICA, N.A.,
as Co-Syndication Agents,

BARCLAYS BANK PLC, HSBC BANK USA, N.A., MORGAN STANLEY SENIOR
FUNDING, INC. and THE BANK OF NOVA SCOTIA,
as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, TORONTO BRANCH
as Canadian Administrative Agent

and

J.P. MORGAN SECURITIES LLC and RBS CITIZENS, N.A.,
as Lead Arrangers and Joint Bookrunners

i

Schedules

SCHEDULE I	-	Commitments
SCHEDULE II	-	Subsidiaries; Investments in Joint Ventures and Other Persons
SCHEDULE III	-	Credit Agreements, Indentures, Leases
SCHEDULE IV	-	Existing Letters of Credit

Exhibits

EXHIBIT A-1	-	Form of Revolving Credit Note
EXHIBIT A-2	-	Form of Term Note
EXHIBIT B	-	Company Guaranty
EXHIBIT C	-	Company Pledge Agreement
EXHIBIT D	-	Parent Guaranty
EXHIBIT E	-	Parent Pledge Agreement
EXHIBIT F	-	Subsidiary Guaranty
EXHIBIT G	-	Subsidiary Pledge Agreement
EXHIBIT H	-	Canadian Borrower Pledge Agreement
EXHIBIT I-1	-	Form of Opinion of Special New York Counsel to the Company
EXHIBIT I-2	-	Form of Opinion of Special Nova Scotia Counsel to the Canadian Borrower
EXHIBIT J	-	Form of Opinion of Special New York Counsel to the Administrative Agent
EXHIBIT K	-	Form of Commitment Increase Supplement
EXHIBIT L	-	Form of Additional Lender Supplement
EXHIBIT M	-	Form of Incremental Term Loan Activation Notice
EXHIBIT N	-	Form of Assignment and Assumption
EXHIBIT O-1	-	Form of Borrowing Subsidiary Agreement
EXHIBIT O-2	-	Form of Borrowing Subsidiary Termination

Annexes

ANNEX A	-	Canadian Borrower Provisions

v

CREDIT AGREEMENT dated as of June 27, 2011, among: IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and as more fully defined below, the “Parent”); IRON MOUNTAIN INFORMATION MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and as more fully defined below, the “Company”); IRON MOUNTAIN CANADA CORPORATION, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”); IRON MOUNTAIN SWITZERLAND GMBH, a company organized and existing under the laws of Switzerland (the “Swiss Borrower”); IRON MOUNTAIN EUROPE LIMITED, a company organized and existing under the laws of the United Kingdom (“IM Europe”); IRON MOUNTAIN AUSTRALIA PTY LTD., a company formed under the laws of Australia (“IM Australia”), IRON MOUNTAIN INFORMATION MANAGEMENT (LUXEMBOURG) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”); IRON MOUNTAIN LUXEMBOURG SARL, a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia, IMIM Luxembourg, the “Other Subsidiary Borrowers”); each of the lenders that is listed under the caption “US$ LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$ Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$ Lender” and, collectively, together with their respective successors, the “US$ Lenders”); each of the lenders that is listed under the caption “US$-CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$-Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$-Canadian Lender” and, collectively, together with their respective successors, the “US$-Canadian Lenders”);  each of the lenders that is listed under the caption “MULTI-CURRENCY LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Multi-Currency Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Multi-Currency Lender” and, collectively, together with their respective successors, the

“Multi-Currency Lenders”); each of the lenders that is listed under the caption “CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Canadian Lender” and, collectively, together with their respective successors, the “Canadian Lenders”); each of the lenders that is listed under the caption “INITIAL TERM LENDERS” on the signature pages hereto and each lender or financial institution that becomes an “Initial Term Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, an “Initial Term Lender” and, collectively, together with their respective successors, the “Initial Term Lenders”); RBS CITIZENS, N.A. and BANK OF AMERICA, N.A., as Co-Syndication Agents, BARCLAYS BANK PLC,    HSBC BANK USA, N.A., MORGAN STANLEY SENIOR FUNDING, INC. and THE BANK OF NOVA SCOTIA, as Co-Documentation Agents, J.P. MORGAN SECURITIES LLC and RBS CITIZENS, N.A., as lead arrangers and joint bookrunners, JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”) and JPMORGAN CHASE BANK, N.A. as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The parties hereto hereby agree as follows:

Section 1  Definitions and Accounting Matters.

1.01.        Certain Defined Terms.  As used herein, the following terms shall have the following meanings and the terms defined in Annex A hereto shall have the meanings given to them therein (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“ABR Loans” shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

“Accounts Receivable Financing” shall mean any accounts receivable sale arrangement, credit facility or conditional purchase contract or similar arrangement providing financing secured directly or indirectly by the accounts receivable and related records, collateral and rights of the Parent or its Subsidiaries; provided that any such transaction shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof (such approval not to be unreasonably withheld).

“Acquired Debt” shall mean, with respect to the Parent or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Parent or any Subsidiary thereof in connection with a Permitted Acquisition occurring after the Effective Date, provided that (i) such Indebtedness was not created by such other Person in contemplation of such acquisition and (ii) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $100,000,000.

“Acquisition” shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by the Parent and/or one or more of its Subsidiaries.

“Acquisition Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith, inclusive of (a) Stock Consideration and (b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition, (iii) the principal amount of Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

“Additional Borrowers” shall mean any Subsidiary of the Parent that becomes a party hereto as a Borrower pursuant to Section 12.16.

“Additional Expenditures” shall mean, with respect to any Acquisition, amounts expended or to be expended by the Parent and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by the Parent to be essential for the integration or restructuring of the assets so acquired.

“Adjusted EBITDA” shall mean, for any period, EBITDA for such period, minus cash paid for income taxes for such period as set forth in the consolidated statement of cash flows of the Parent covering such period, adjusted to exclude income taxes attributable to extraordinary, unusual or non-recurring gains or charges or other items (including sale of fixed assets not in the ordinary course of business).

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.   Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation and (b) Subsidiaries shall be deemed not to be Affiliates of the Parent or any of the other Subsidiaries.

“Agreed Rate Loans” shall mean the Swingline Loans as to which the Borrower and the Swingline Lender with respect to such Swingline Loans have agreed to an interest rate per annum to be applicable to such Swingline Loans for the Interest Period applicable thereto (such rate, an “Agreed Rate”).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the one-month Eurocurrency Rate plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Commitment Fee Rate” shall mean, at any time, the percentage per annum set forth in the schedule below opposite the Pricing Level in effect at such time:

Pricing Level	Applicable Commitment Fee Rate
Level 4 Greater than or equal to 5.00 to 1.00	0.500%

Level 3 Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	0.500%

Level 2 Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.375%

Level 1 Less than 3.00 to 1.00	0.300%

For purposes of this definition, the “Pricing Level” in effect at any time shall be the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth in the definition of “Applicable Margin” in this Section 1.01 corresponding to the Applicable Leverage Ratio in effect at such time.

“Applicable L/C Percentage” shall mean, at any time, the Applicable Margin in effect at such time with respect to Eurocurrency Loans that are Revolving Loans (irrespective of whether at the time any Eurocurrency Loan is outstanding).

“Applicable Lending Office” for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

“Applicable Leverage Ratio” shall mean, at any time, the Consolidated Leverage Ratio as at the end of the most recent fiscal quarter of the Parent in respect of which financial statements have been delivered by the Parent pursuant to either Section 9.01(a) or 9.01(b) hereof; provided, that to the extent that the required financial statements or the accompanying certificate described in the last paragraph of Section 9.01 have not been delivered to the Administrative Agent within the time period specified in Section 9.01(a) or 9.01(b), as applicable, the Pricing Level shall be deemed to be Level 4 (and the Applicable Commitment Fee and the Applicable Margin to be the rates corresponding to Level 4 as set forth in the respective definitions thereof) until receipt by the Administrative Agent thereof; provided further, that no change in the Applicable Leverage Ratio will take effect until the date five Business Days following receipt by the Administrative Agent of the applicable financial statements.  From the Effective Date until receipt by the Administrative Agent of a compliance certificate as provided in the last paragraph of Section 9.01, absent the delayed delivery set forth in the first proviso of this definition, the Pricing Level shall be deemed to be Level 2 and the Applicable Commitment Fee and the Applicable Margin to be the rates corresponding to Level 2 as set forth in the respective definitions thereof.

“Applicable Margin” shall mean (a) the rate for the respective Type of Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

	Applicable Margin
Range of Applicable Leverage Ratio	ABR Loans	Eurocurrency Loans
Level 4 Greater than or equal to 5.00 to 1.00	1.50%	2.50%

Level 3 Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	1.25%	2.25%

Range of Applicable Leverage Ratio	Applicable Margin
Level 2 Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.75%	1.75%

Level 1 Less than 3.00 to 1.00	0.50%	1.50%

and (b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Company and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice; provided, that if the Applicable Margin (which, for such purposes only, shall be deemed to include all interest rate floors, recurring fees, upfront or similar fees or original issue discount (amortized over the shorter of (i) the weighted average life of the Incremental Term Loans and (ii) four years) payable to all Lenders providing the Incremental Term Loans but exclusive of any arrangement, syndication, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Term Loans) relating to the Incremental Term Loans exceeds the Applicable Margin (as calculated pursuant to the foregoing) relating to the Initial Term Loans by more than 0.25%, the Applicable Margin relating to the Initial Term Loans shall be adjusted to be equal to the Applicable Margin (as calculated pursuant to the foregoing) relating to the Incremental Term Loans minus 0.25%.

“Arrangers” shall mean J.P. Morgan Securities LLC and RBS Citizens Bank, N.A.

“Australian Dollars” shall mean the lawful currency of the Commonwealth of Australia.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basic Documents” shall mean this Agreement, the Notes, the Letter of Credit Documents, the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the Security Documents entered into pursuant to the terms hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” shall mean the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and any Additional Borrower.

“Borrowing Date” shall mean any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

“Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in New York City and, where such term is used in the definition of “Quarterly Dates” in this Section 1.01 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Eurocurrency Loan or a notice with respect to any such borrowing, payment, prepayment, conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Calculation Date” shall mean any Business Day as the Administrative Agent shall elect, but in any event, at least once each calendar month.  So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, to the extent practicable, select the first day of each Interest Period applicable to Multi-Currency Loans as Calculation Dates.

“Canadian Borrower Pledge Agreement” shall mean the pledge agreement, dated as of the date hereof, to which the Canadian Borrower and the Canadian Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit H hereto.

“Canadian Commitments” shall have the meaning assigned to such term in Annex A hereto.

“Canadian Dollars” shall have the meaning assigned to such term in Annex A hereto.

“Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Canadian Pension Plan” shall mean any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), the Parent, the Company, the Canadian Borrower or any other Subsidiary of the Parent in respect of any person’s employment in Canada or a province or territory thereof with the Parent, the Company, the Canadian Borrower or any other Subsidiary of the Parent and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

“Canadian Security Documents” shall mean the Canadian Borrower Pledge Agreement and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on the stock of the Canadian Borrower or any other Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrower hereunder and under any of the other Basic Documents or to secure any guarantee by any Canadian Subsidiary of any such obligations and liabilities.

“Canadian Subsidiary” shall mean a Subsidiary incorporated under the laws of Canada or any province or territory thereof.

“Capital Expenditures” shall mean capital expenditures by the Parent or any of its Subsidiaries during the relevant period determined in accordance with GAAP.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof at such time, determined in accordance with GAAP (including such Statement No. 13).

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or other ownership interests, including, without limitation, all common stock and all preferred stock.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit procurement card, electronic funds transfer and other cash management arrangements.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change of Control” shall mean that:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Parent,

(b)           in any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Parent was approved by a vote of at least 66-2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(c)           the Parent shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined); or

(d)           the Company shall cease to be wholly-owned by the Parent.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Account” shall mean a cash collateral account in the name and under the control of the Administrative Agent (and the Multi-Currency Payment Agent) maintained in accordance with the terms of the Security Documents.

“Commitment Period” shall mean the period from and including the Effective Date to but not including the Commitment Termination Date.

“Commitments” shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments, the Canadian Commitments (for all purposes other than Sections 2, 3, 4, 5 and 6 hereof) and the Initial Term Commitments.

“Commitment Termination Date” shall mean June 27, 2016 (or, if such day is not a Business Day, the next preceding Business Day) or, in the case of the Term Loans (and for the purposes of Sections 9.08 and 12.05), the Facility Termination Date or Incremental Term Maturity Date, as applicable.

“Company” shall mean Iron Mountain Information Management, Inc., a Delaware corporation.

“Company Guaranty” shall mean the guaranty, dated as of the date hereof, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Company guarantees the obligations of the Parent, the Canadian Borrower, the Swiss Borrower, each Other Subsidiary Borrower and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit C hereto.

“Company Pledge Agreement” shall mean the pledge agreement, dated as of the date hereof, to which the Company and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Consolidated Leverage Ratio” shall have the meaning assigned to such term in Section 9.09 hereof.

“Consolidated Net Tangible Assets” shall mean at any date the assets of the Parent and its Subsidiaries determined on such date on a consolidated basis, less goodwill and other intangible assets.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

“Credit Party” means the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Currency Exchange Agreement” shall mean a currency exchange agreement or similar arrangement between the Parent or any Subsidiary and one or more of the Lenders.

“C$ Loan” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Loans” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Rate” shall have the meaning assigned to such term in Annex A hereto.

“CDOR Rate” shall have the meaning assigned to such term in Annex A hereto.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Borrower or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Borrower’s or such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“De Minimus Excluded Subsidiary” shall mean an Excluded Subsidiary designated as such by the Company, provided, that after giving effect to such designation, the aggregate net tangible assets (excluding therefrom any shares or all of equity interests held by any designated Excluded Subsidiary in another Excluded Subsidiary) of the Excluded Subsidiaries so designated does not exceed $100,000,000.

“Dividend Payments” shall have the meaning assigned to such term in Section 9.15.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in any Multi-Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Canadian Administrative Agent using the Exchange Rate with respect to such Multi-Currency then in effect, in the case of any such Multi-Currency as determined pursuant to Section 2.09.

“Dollars”, “US$” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the Parent organized in the United States of America.

“EBITDA” shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Parent and its Subsidiaries, of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period (including minority interest expense), (iii) Interest Expense for such period, (iv) provision for income taxes for such period, (v) extraordinary, unusual or non-recurring charges or other items (including without limitation losses arising from any natural disasters, debt extinguishment expenses, foreign currency transaction losses and losses on investments) for such period determined in accordance with GAAP after giving effect to any related charges for, reductions of or provisions for taxes thereon, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP and (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon minus (c) to the extent included in the calculation of net income for such period, the sum of (i) other income (including interest income) for such period (including gains attributable to minority interest in its Subsidiaries), (ii) extraordinary, unusual or non-recurring gains or other items (including without limitation gains resulting from debt extinguishment, foreign currency transaction gains and gains on investments) for such period determined in accordance with GAAP after giving effect to any related charges for, reductions of or provisions for taxes thereon and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon.

For the purposes of calculating the ratios set forth in Sections 9.09 and 9.11 there may, at the Parent’s option (such option to be consistently applied with respect to each transaction), be included in EBITDA for any relevant period, on a pro forma basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000. The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.

“Effective Date” shall have the meaning assigned to such term in Section 7.01 hereof.

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” shall mean all liabilities of the Parent and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential which arise under or relate to Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Base Rate” shall mean, (a) with respect to any Eurocurrency Loans denominated in Dollars, Canadian Dollars, Australian Dollars, New Zealand Dollars, euros, Yen, Zloty and Rand the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters screen LIBOR1 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on the LIBOR 1 Page of the Reuters screen (or otherwise on such screen), the “Eurocurrency Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered currency deposits in the relevant currency at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and (b) with respect to Eurocurrency Loans denominated in Pounds Sterling, the rate per annum determined by the Administrative Agent to be the average of the rates quoted by the Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for such Loans for the offering by the Reference Lenders to leading banks in the Paris interbank market of deposits in Pounds Sterling having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurocurrency Loans of the Reference Lenders to which such Interest Period relates.  If any Reference Lender is not participating in any Eurocurrency Loans during the Interest Period therefor (pursuant to Section 6.04 hereof or for any other reason), the Eurocurrency Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loan which such Reference Lender would have made had it been participating in such Loans. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 6.02 shall apply.

“Eurocurrency Loans” shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of “Eurocurrency Base Rate” in this Section 1.01.

“Eurocurrency Rate” shall mean, for any Eurocurrency Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) determined by the Administrative Agent to be equal to (i) the Eurocurrency Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Reserve Requirement for such Loans.

“euros” shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

“Events of Default” shall have the meaning assigned to such term in Section 10.01 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” shall mean with respect to any Multi-Currency on a particular date, the rate at which such Multi-Currency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multi-Currency as reasonably determined by the Administrative Agent.  In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multi-Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent’s spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multi-Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multi-Currency, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” shall mean any Subsidiary of the Parent principally engaged in the records and information management business or related activities organized outside of the United States of America.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes), and branch profits or similar taxes imposed on it, in each case by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 6.07), any United States, Canadian, or Swiss withholding tax (including withholding taxes imposed under FATCA), other than a withholding tax with respect of payments by any Additional Borrower, that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 5.08(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 5.08(a).

“Existing Credit Agreement” shall mean the Credit Agreement dated as of April 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time) among the Parent, certain lenders party thereto and the Administrative Agent.

“Existing Physical Facility” shall mean any Physical Facility owned by the Parent or any of its Subsidiaries on the Effective Date.

“Existing Letters of Credit” shall mean, collectively, all letters of credit identified on Schedule IV hereto and outstanding on the Effective Date.

“Extension” shall have the meaning provided in Section 2.12(a).

“Extension Offer” shall have the meaning provided in Section 2.12(a).

“Extension Revolving Commitments” shall have the meaning provided in Section 2.12(a).

“Extension Term Loans” shall have the meaning provided in Section 2.12(a).

“Facility Termination Date” shall mean June 27, 2016 (or, if such day is not a Business Day, the next preceding Business Day).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charges” shall mean for any period the sum of (i) Scheduled Amortization for such period plus (ii) Interest Expense for such period plus (iii) 50% of the total Capital Expenditures (total Capital Expenditures being calculated for this purpose to exclude replacement Capital Expenditures made with the proceeds of insurance) for such period plus (iv) the aggregate amount of non-compete expenses for such period to the extent not capitalized in accordance with GAAP plus (v) the aggregate amount of regular quarterly dividend payments, typically paid on or about January 15, April 15, July 15 and October 15, in cash by the Parent during such period.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be, is resident for any tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Indebtedness” shall mean, without duplication, (a) Indebtedness that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof) and (b) Indebtedness outstanding hereunder.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America consistently applied.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” shall mean any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including any substance regulated under Environmental Laws.

“Hedging Agreement” shall mean any Interest Rate Agreement or Currency Exchange Agreement between the Parent or any Subsidiary and any financial institution.

“Incremental Term Lenders” shall mean each Lender that holds an Incremental Term Loan.

“Incremental Term Loan Activation Notice” shall mean a notice substantially in the form of Exhibit M.

“Incremental Term Loans” shall mean any Loan made pursuant to Section 2.01(c).

“Incremental Term Maturity Date” shall mean with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be June 27, 2016 or later.

“Indebtedness” shall mean, as to any Person (determined without duplication):

(i)            indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

(ii)           obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(iii)          Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(iv)          obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

(v)           for purposes of Section 10.01(b) only, indebtedness of such Person under any Hedging Agreement and any Cash Management Agreement;

(vi)          indebtedness of others of the type described in clauses (i) through (v) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person;

(vii)         indebtedness of others of the type described in clauses (i) through (v) above Guaranteed by such Person; and

(viii)        Accounts Receivable Financings and Permitted Mortgage Financings of such Person.

Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Initial Term Commitment” shall mean, as to each Initial Term Lender, the obligation of such Initial Term Lender to make Initial Term Loans, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Initial Term Lender’s name on Schedule I hereto under the caption “Initial Term Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 3.02 hereof).  The original aggregate amount of the Initial Term Commitments is $500,000,000.

“Initial Term Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Initial Term Loans” shall have the meaning ascribed to such term in Section 2.01(a).

“Interest Expense” shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Parent and its Subsidiaries (on a consolidated basis), including the interest portion of rental or similar payments under Capital Lease Obligations and Synthetic Leases and any capitalized interest, and excluding amortization of debt discount and expense, interest paid in kind and any swap “breakage” or similar costs.

“Interest Period” shall mean, with respect to any Eurocurrency Loans, the period commencing on the date such Loans are made or converted from ABR Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second, third, sixth or (if acceptable to all Lenders) twelfth calendar month thereafter, as the Company may select as provided in Section 5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

(i)            if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

(ii)           each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

(iii)          notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan would otherwise be a shorter period, such Loans shall not be available hereunder for such period.

With respect to any Agreed Rate Loans, the Interest Period shall be the period agreed to by the Borrower and the Swingline Lender with respect thereto as the period during which such Agreed Rate Loan may be outstanding.

“Interest Rate Agreement” shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Parent or any Subsidiary and any financial institution.

“Investments” shall have the meaning assigned to such term in Section 9.14 hereof.

“Issuing Bank” shall mean JPMorgan Chase Bank or any Affiliate thereof or any other Lender so designated with the consent of such other Lender, JPMorgan Chase Bank and the Company.

“JPMorgan Chase Bank” shall mean JPMorgan Chase Bank, N.A. and its successors.

“L/C Exposure” shall have the meaning provided in Section 2.10.

“Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Canadian Lenders (for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof) and the Term Lenders.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Liability” shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn stated amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.08 hereof or Annex A hereto, as the case may be, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.08.

“Letters of Credit” shall have the meaning assigned to such term in Section 2.08 hereof and, unless the content otherwise requires, refers to Canadian Letters of Credit as defined in Annex A hereto.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Parent and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquid Investments” shall mean:

(iv)          deposits maturing within 90 days of the acquisition thereof denominated in freely exchangeable currencies and issued by (X) a Lender or (Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor’s Ratings Services or A2 or higher by Moody’s Investors Service, Inc.;

(v)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with (x) any Lender or (y) any bank or trust company meeting the qualifications specified in clause (i)(Y) above;

(vi)          obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue;

(vii)         commercial paper with maturities of not more than 90 days and a published rating of not less than A-2 and P-2 (or the equivalent rating); and

(viii)        investments in money market funds substantially all of whose assets are comprised of securities and other obligations of the types described in clauses (i) through (iv) above.

“Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans, the C$ Loans (for all purposes other than Sections 3,4,5 and 6 hereof) and the Term Loans.

“Majority Lenders” shall mean Lenders having more than 50% of (a) the aggregate amount of (i) the Revolving Commitments and (ii) the Initial Term Commitments (or, if the Term Loans have been made, the aggregate unpaid principal amount of the Term Loans) or (b) if the Revolving Commitments shall have terminated, the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Lenders and the Administrative Agent, Canadian Administrative Agent or the Multi-Currency Payment Agent under any of the Basic Documents or the Senior Subordinated Debt Documents or (d) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

“Merging Subsidiary” shall have the meaning assigned to such term in Section 9.04 hereof.

“Minimum Extension Condition” shall have the meaning provided in Section 2.12(c).

“Multi-Currency” shall mean each of Pounds Sterling, euros, Dollars, Canadian Dollars, Australian Dollars, New Zealand Dollars, Yen, Zloty and Rand.

“Multi-Currency Commitment” shall mean, as to each Multi-Currency Lender, the obligation of such Multi-Currency Lender to make Multi-Currency Loans, and to issue or participate in Multi-Currency Swingline Loans and Letters of Credit pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Multi-Currency Lender’s name on Schedule I hereto under the caption “Multi-Currency Commitment” (expressed in Dollars) or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof).  The original aggregate amount of the Multi-Currency Commitments is $175,000,000.

“Multi-Currency Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Multi-Currency Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Multi-Currency Loans (Dollar Equivalent)” shall mean the Dollar Equivalent of the relevant Multi-Currency Loans.

“Multi-Currency Payment Agent” shall mean JPMorgan Chase Bank, Toronto Branch.

“Multi-Currency Percentage” shall mean, with respect to any Multi-Currency Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the Multi-Currency Commitment of such Multi-Currency Lender at such time to (b) the aggregate amount of the Multi-Currency Commitments of all of the Multi-Currency Lenders at such time.

“Multi-Currency Swingline Commitment” shall mean the obligation of the Swingline Lender to make Multi-Currency Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $50,000,000.

“Multi-Currency Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d).

“Multi-Currency Swingline Participation Amount” shall have the meaning assigned to such term in section 3.03(c)(iii).

“Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes, any Person which ceased to be a member of the Controlled Group during such five year period.

“Net Cash Proceeds” shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

(a)           with respect to the disposition of any asset by the Parent or any of its Subsidiaries, the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Indebtedness which (except in the case of Indebtedness of any Excluded Subsidiary permitted under clause (v) of Section 9.08 hereof) is secured by such asset and which (in all cases) is required to be repaid in connection with the disposition thereof,  plus (B) the reasonable out-of-pocket expenses incurred by the Parent or such Subsidiary, as the case may be, in connection with such disposition, plus (C) provision for taxes, including income taxes, attributable to the disposition of such asset;

(b)           with respect to the issuance of any Indebtedness of the Parent or any its Subsidiaries, the gross proceeds received by the Parent or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and

(c)           in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Parent or any of its Subsidiaries in respect of such Casualty Event.

“New Zealand Dollars” shall mean the lawful currency of New Zealand.

“Notes” shall mean the promissory notes provided for by Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Obligor” shall mean, collectively, the Parent, the Company, the Canadian Borrower, the Swiss Borrower, each Other Subsidiary Borrowers, each of the Additional Borrowers and each of the Subsidiary Guarantors.

“Other Subsidiary Borrower” shall have the meaning set forth in the preamble.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent” shall have the meaning set forth in the preamble.

“Parent Guaranty” shall mean the guaranty, dated as of the date hereof, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Parent guarantees the obligations of the Company, the Canadian Borrower, the Swiss Borrower, each Other Subsidiary Borrower and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit E hereto.

“Parent Pledge Agreement” shall mean the pledge agreement, dated as of the date hereof, to which the Parent and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Participant Register” shall have the meaning set forth in Section 12.06.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any entity succeeding to any or all of its functions.

“Permitted Acquisition” shall have the meaning set forth in Section 9.12.

“Permitted Mortgage” means any mortgage subjecting property of any Subsidiary of the Parent to a Lien where (i) the Company shall agree, for the benefit of the Administrative Agent and the Lenders, not to permit any Subsidiary owning any interest in such property to create, incur or suffer to exist any Indebtedness other than Indebtedness permitted under subclause (iv)(b) of Section 9.08 and (ii) such mortgage (and the other documentation, if any, relating thereto) does not contain any covenants subjecting the Parent or its Subsidiaries to financial tests of any nature (except in the case of Permitted Mortgage Financings of Existing Physical Facilities).

“Permitted Mortgage Financing” shall mean any financing (or series of related financings) by the Parent or any of its Subsidiaries after the Effective Date that is secured by a mortgage on one or more Physical Facilities, provided that (a) the proceeds of such financing (except to the extent that Permitted Mortgage Financings of Physical Facilities acquired after the Effective Date are excluded by the definition of “Net Cash Proceeds” herein) are applied to the prepayment of Loans as provided in Section 3.02(b) hereof, (b) such financings are otherwise permitted by the terms of Section 9.08 hereof and (c) in the case of each such mortgage financing by a Subsidiary of the Parent, each such mortgage created thereby is a Permitted Mortgage.

“Person” shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Physical Facility” shall mean any facility, or part of a facility (including, without limitation, related office buildings, parking lots or other related real property), now or hereafter owned by the Parent or any of its Subsidiaries, in each case including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, including leasehold improvements, all fixtures, furniture, equipment, inventory and other tangible personal property located in or used in connection with such facility and all accounts receivable and other intangible personal property (other than motor vehicles) related to the ownership, lease or operation of such facility, all whether now existing or hereafter acquired.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” shall mean as to any Loan, any Reimbursement Obligation or other payable by the Company or any other Borrower hereunder, a rate equal to the sum of 2% plus the higher of (i) in the case of an ABR Loan or a Reimbursement Obligation or other amount payable in Dollars, the rate of interest applicable to ABR Loans, (ii) in the case of any other Loan, the rate of interest (if any) otherwise applicable to such Loan and (iii) in the case of any Reimbursement Obligation or other amount payable in a currency other than Dollars, an overnight rate as determined by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent in the relevant eurocurrency market for such currency plus the then Applicable Margin for Eurocurrency Revolving Loans.

“Pounds Sterling” shall mean the lawful currency of the United Kingdom, provided that, unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of the United Kingdom as the lawful currency of that country, then:  (i) any reference herein to, and any obligations arising hereunder in, the currency of the United Kingdom shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by the Administrative Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably); provided further that, if a change in the currency of the United Kingdom occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Stockholders” shall mean each of Vincent J. Ryan, Schooner Capital Corporation, C. Richard Reese, Kent P. Dauten and their respective Affiliates.

“Quarterly Dates” shall mean the last Business Day of each March, June, September and December.

“Rand” shall mean the lawful currency of South Africa.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent or any of its Subsidiaries.

“Reference Lenders” shall mean JPMorgan Chase Bank and RBS Citizens, N.A.

“Refunded Multi-Currency Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(iii).

“Refunded US$-Canadian Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(ii).

“Refunded US$ Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(i).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including as a result of (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (in the case of each of (x) and (y), whether or not such change was on or after the date of this Agreement), and including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reimbursement Obligations” shall mean, at any time, the obligations of the Parent, the Company or the Canadian Borrower, as the case may be, then outstanding to reimburse amounts paid by the Issuing Bank or the Canadian Issuing Bank, as the case may be, in respect of any drawings under a Letter of Credit.

“Reinvestment Deferred Amount” shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent or any of its Subsidiaries in connection therewith that are not applied to prepay or reduce the Commitments pursuant to Section 3.02(c).

“Reinvestment Event” shall mean any disposition of assets or Recovery Event in respect of which, so long as no Event of Default has occurred and is continuing, the Company has determined that it (directly or indirectly through the Parent or a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of such disposition of assets or Recovery Event to acquire or construct assets useful in its business.

“Reinvestment Prepayment Amount” shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or construct assets useful in the Company’s business.

“Reinvestment Prepayment Date” shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring 18 months after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or construct assets useful in the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Release” shall have the meaning set forth in 42 U.S.C. Section 9601(22), but shall not include any “federally permitted release” as defined in 42 U.S.C. Section 9601(10). The term “Released” shall have a corresponding meaning.

“Reserve Requirement” shall mean, for any Eurocurrency Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurocurrency Rate is to be determined as provided in the definition of “Eurocurrency Base Rate” in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans.

“Residual Assurances” shall mean any commitment or undertaking by the Parent or the Parent required as a condition to any financing made available by any Person to an Affiliate or Subsidiary of the Parent to finance the costs of construction or acquisition by such Affiliate or Subsidiary of records management facilities (including the acquisition of real estate for development purposes), where such facility is intended to be leased to the Parent or a Subsidiary of the Parent, which commitment or undertaking is intended to provide such Person with an additional assurance that it will receive a minimum return under such financing (and which does not constitute a Guaranty of the principal amount of such financing); provided that such commitment or undertaking shall be entered into on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

“Restricted Payment” shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent, or any payment in respect of any option or warrant to purchase any shares of any class of Capital Stock of the Parent or the exchange or conversion of any shares of any class of Capital Stock of the Parent for or into any obligations of or shares of any other class of Capital Stock of the Parent or any other property, but excluding dividends payable solely in, or exchanges or conversions for or into, shares of common stock of the Parent.

“Revolving Commitments” shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments, and, for all purposes other than Sections 2, 3, 4, 5 and 6, the Canadian Commitments.

“Revolving Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Swingline Lender and, for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof, the Canadian Lenders.

“Revolving Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and, for all purposes other than Sections 3, 4, 5 and 6 hereof, the C$ Loans.

“Scheduled Amortization” shall mean, for any period, the sum (calculated without duplication) of all payments of principal of Indebtedness of the Parent (other than Indebtedness hereunder) scheduled to be made during such period.

“Security Documents” shall mean, collectively, the Company Pledge Agreement, the Canadian Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement and all Uniform Commercial Code financing statements and similar items required by said agreements to be filed with respect to the security interests in personal property created pursuant thereto.

“Seller Indebtedness” shall mean Indebtedness incurred after the date hereof and payable to sellers in connection with Permitted Acquisitions that by its terms is subordinated to the payment of the principal of and interest on the Loans and Reimbursement Obligations.

“Senior Debt” shall mean at any time, the aggregate principal amount of Funded Indebtedness outstanding minus the aggregate principal amount of Subordinated Indebtedness outstanding.

“Senior Subordinated Debt” shall mean, collectively, the 2003 Senior Subordinated Debt, the 2004 Senior Subordinated Debt, the 2006 Senior Subordinated Debt, the 2007 Senior Subordinated Debt, the 2008 Senior Subordinated Debt and the

2009 Senior Subordinated Debt and any other subordinated Indebtedness permitted under Section 9.08(iii) hereof.

“Senior Subordinated Debt Documents” shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Senior Subordinated Debt Indentures and the promissory notes evidencing Indebtedness thereunder, in each case as the same may be amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“Senior Subordinated Debt Indentures” shall mean, collectively, the 2002 Senior Subordinated Notes Indenture, the 2004 Senior Subordinated Notes Indenture and documentation for subordinated indebtedness permitted under 9.08(iii) hereof.

“SPE” shall mean any special purpose entity formed by the Company for the purposes of engaging in an Accounts Receivable Financing permitted under the terms of this Agreement.

“Stock Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith consisting of the Parent’s common stock or with proceeds of the issuance of the Parent’s common stock within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by the Parent in respect of any Acquisition where the Stock Consideration consists of the Parent’s common stock shall be deemed to be equal to the fair market value of the Parent’s respective common stock so paid, determined in good faith by the Parent at the time of such Acquisition.

“Stock Repurchases” shall have the meaning assigned to such term in Section 9.15.

“Subordinated Indebtedness” shall mean, collectively, (a) Senior Subordinated Debt and (b) Seller Indebtedness.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Guarantor” shall mean (i) each of the Subsidiaries of the Parent listed in Part 1 of Schedule II hereto other than those Subsidiaries identified in Part 1 of Schedule II as not being a Subsidiary Guarantor and (ii) each other Subsidiary of the Parent that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Parent and the Company hereunder pursuant to Section 9.21.

“Subsidiary Guaranty” shall mean the subsidiary guaranty, dated as of the date hereof, between the Subsidiary Guarantors and the Administrative Agent, as said agreement shall be modified and supplemented and in effect from time to time and pursuant to which the Subsidiary Guarantors guarantee the obligations of the Parent and the Company under the Basic Documents, any Hedging Agreements and any Cash Management Agreements with any Lender or any Affiliate thereof, in substantially the form of Exhibit F hereto.

“Subsidiary Pledge Agreement” shall mean the pledge agreement, dated as of the date hereof, to which the Subsidiary Guarantors and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit G hereto.

“Swingline Commitment” shall mean the total of the US$ Swingline Commitment, the US$-Canadian Swingline Commitment and the Multi-Currency Swingline Commitment.

“Swingline Exposure” shall have the meaning provided in Section 2.10.

“Swingline Lender” shall mean each of one or more Lenders, in its capacity as the lender of Multi-Currency Swingline Loans, US$ Swingline Loans or US$-Canadian Swingline Loans, as the case may be.  The Swingline Lender shall be designated by the Company from time to time with the consent of the Administrative Agent and the Swingline Lender.

“Swingline Loans” shall mean the US$ Swingline Loans, US$-Canadian Swingline Loans and the Multi-Currency Swingline Loans.

“Synthetic Lease” shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” shall mean the collective reference to the Initial Term Lenders and the Incremental Term Lenders.

“Term Loans” shall mean the collective reference to the Initial Term Loans and the Incremental Term Loans.

“2002 Senior Subordinated Debt Indenture” shall mean the Indenture dated as of December 30, 2002, among the Parent and The Bank of New York, as Trustee, as supplemented, and as the same may be further amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“2003 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 6-5/8% Senior Subordinated Notes of the Parent due January 1, 2016 issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“2004 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 7-1/4% GBP Senior Subordinated Notes of the Parent due April 15, 2014 issued pursuant to the 2004 Senior Subordinated Debt Indenture.

“2004 Senior Subordinated Debt Indenture” shall mean the Indenture dated as of January 22, 2004, among the Parent, the Grantors named therein and The Bank of New York, as Trustee, as the same may be amended or modified, without prejudice to the provisions of Section 9.19 hereof.

“2006 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 8 3/4% Senior Subordinated Notes of the Parent due July 15, 2018, the 8% Dollar Denominated Senior Subordinated Notes due October 15, 2018 and the 6-¾% Euro Denominated Senior Subordinated Notes due October 15, 2018, each issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“2007 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 7-1/2% CAD Senior Subordinated Notes of Iron Mountain Nova Scotia Funding Company due March 15, 2017, issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“2008 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 8% Senior Subordinated Notes of the Parent due June 15, 2020, issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“2009 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 8 3/8% Senior Subordinated Notes of the Parent due August 15, 2021, issued pursuant to the 2002 Senior Subordinated Debt Indenture.

“Type” shall have the meaning assigned to such term in Section 1.03 hereof.

“Unfunded Liabilities” shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

“US$ Commitment” shall mean, as to each US$ Lender, the obligation of such US$ Lender to make US$ Loans, and to issue or participate in Letters of Credit and US$ Swingline Loans pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$ Lender’s name on Schedule I hereto under the caption “US$ Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof).  The original aggregate amount of the US$ Commitments is $400,000,000.

“US$ Commitment Percentage” shall mean, with respect to any US$ Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$ Commitment of such US$ Lender at such time to (b) the aggregate amount of the US$ Commitments of all of the US$ Lenders at such time.

“US$ Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“US$ Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$ Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$ Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $30,000,000.

“US$ Swingline Loans” shall have the meaning assigned to such term in section 2.01(d).

“US$ Swingline Participation Amount” shall have the meaning assigned to such term in section 3.03(c)(i).

“US$-Canadian Commitment” shall mean, as to each US$-Canadian Lender, the obligation of such US$-Canadian Lender to make US$-Canadian Loans in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$-Canadian Lender’s name on Schedule I hereto under the caption “US$-Canadian Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof).  The original aggregate amount of the US$-Canadian Commitments is $150,000,000 minus the original aggregate amount of the Canadian Commitments.

“US$-Canadian Commitment Percentage” shall mean, with respect to any US$-Canadian Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$-Canadian Commitment of such US$-Canadian Lender at such time to (b) the aggregate amount of the US$-Canadian Commitments of all of the US$-Canadian Lenders at such time.

“US$-Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“US$-Canadian Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$-Canadian Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$-Canadian Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $10,000,000.

“US$-Canadian Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d).

“US$-Canadian Swingline Participation Amount” shall have the meaning assigned to such term in section 3.03(c)(ii).

“Voting Stock” shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” shall mean as to any Person, a Subsidiary of such Person all of whose outstanding shares of Capital Stock (except directors’ qualifying shares) are directly or indirectly owned by such Person.

“Yen” shall mean the lawful currency of Japan.

“Zloty” shall mean the lawful currency of Poland.

1.02.        Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.  In the event the Parent changes its accounting methods because of changes in GAAP, or any change in GAAP occurs which increases or diminishes the protection and coverage afforded to the Lenders under current GAAP accounting methods, the Company or the Administrative Agent, as the case may be, may request of the other parties to this Agreement an amendment of the financial covenants contained in Section 9 of this Agreement to reflect such changes in GAAP and to provide the Lenders with protection and coverage equivalent to that existing prior to such changes in accounting methods or GAAP, and each of the Company, the

Administrative Agent and the Lenders agree to consider such request in good faith; provided that until any such amendment is effective, the relevant change in GAAP or accounting methods shall not be given effect for purposes of calculating the financial covenants contained in this Agreement.  In the event of such change in GAAP, the compliance certificates delivered pursuant to Section 9.01 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. Notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein. In the event of a change in GAAP with respect to accounting for leases, the financial covenants shall be calculated on a basis consistent with GAAP as in effect prior to such change. To enable the ready determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

1.03.        Types of Loans. Loans hereunder are distinguished by “Type”.  The “Type” of a Loan refers to the determination of whether such Loan is a Eurocurrency Loan or an ABR Loan.

1.04.        Currency.  Whenever any amount is to be determined for purposes of Sections 2 through 6 hereof or otherwise for the purposes of calculating any amount outstanding under this Agreement (other than any such amount which is plainly to be determined in any Multi-Currency), such amount shall be determined by the Administrative Agent in Dollars by calculating the Dollar Equivalent of any portion of such amount denominated in any Multi-Currency and adding such amount to any Dollar-denominated portion of such amount.

Section 2  Loans, Etc.

2.01.        US$ Loans; US$-Canadian Loans; Multi-Currency Loans; C$ Loans; Swingline Loans; Term Loans.

(a)           Subject to the terms and conditions of this Agreement, (i) each US$ Lender severally agrees to make loans to the Parent and the Company in Dollars, Pounds Sterling and euros (“US$ Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Commitment of such US$ Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time, (ii) each US$-Canadian Lender severally agrees to make loans to the Parent and the Company in Dollars or Canadian Dollars (“US$-Canadian Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Commitment of such US$-Canadian Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate outstanding principal amount of all C$ Loans and the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time, (iii) each Multi-Currency Lender severally agrees to make loans to the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrowers and any Additional Borrowers in any Multi-Currency (“Multi-Currency Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Commitment of such Multi-Currency Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding,  exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time, (iv) each Canadian Lender severally agrees to make C$ Loans to the Canadian Borrower in Canadian Dollars during the Commitment Period and the Canadian Issuing Bank agrees to make available Canadian Letters of Credit in accordance with the terms and provisions of Annex A hereto, and (v) each Initial Term Lender severally agrees to make a term loan to the Company in Dollars (“Initial Term Loans”) on the Effective Date in an amount not to exceed the amount of the Initial Term Commitment of such Initial Term Lender and such Initial Term Loans may be either ABR Loans or Eurocurrency Loans, as determined by the Company and notified to the Administrative Agent.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Parent and the Company may (x) borrow, repay and reborrow (A) US$ Loans, US$-Canadian Loans and Multi-Currency Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans, as applicable, and (B) the non-Dollar-denominated US$ Loans, the non-Dollar-denominated US$-Canadian Loans and the non-Dollar-denominated Multi-Currency Loans by means of Eurocurrency Loans and (y) convert the Dollar-denominated US$ Loans, the Dollar-denominated US$-Canadian Loans, the Dollar-denominated Multi-Currency Loans or the Term Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swiss Borrower or any Other Subsidiary Borrowers may (x) borrow, repay and reborrow (A) Multi-Currency Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans and (B) the non-Dollar-denominated Multi-Currency Loans by means of Eurocurrency Loans and (y) convert the Dollar-denominated Multi-Currency Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods.  Unless otherwise provided herein, all US$ Loans, all Multi-Currency Loans and all US$-Canadian Loans made to the Parent or the Company, other than Dollar-denominated US$ Loans, Dollar-denominated Multi-Currency Loans and Dollar-denominated US$-Canadian Loans, and all Multi-Currency Loans made to the Swiss Borrower or the Other Subsidiary Borrowers, other than Dollar-denominated Multi-Currency Loans, shall be made, maintained and continued as Eurocurrency Loans.  The Company shall endeavor to borrow, repay and reborrow Dollar-denominated Loans such that the utilization thereof under each facility shall be proportional to the US$-Loan Commitments, the US$-Canadian Commitments and the Multi-Currency Commitments, respectively.

(b)           (i)            Notwithstanding anything to the contrary contained in this Agreement, the Company may request from time to time that the aggregate Revolving

Commitments hereunder be increased by an aggregate amount not to exceed an amount which, when aggregated with the Revolving Commitments then in effect and the outstanding Term Loans, is equal to $1,800,000,000.  The Company may (I) request any of one or more of the Lenders to increase the amount of its Revolving Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender and shall contain the Company’s requested allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments) and/or (II) arrange for any of one or more banks or financial institutions not a party hereto (an “Other Lender”) to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent.  In no event may any Lender’s Revolving Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Company’s request for an increase shall be deemed a rejection by such Lender of the Company’s request.  The aggregate Revolving Commitments of all Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing.  Upon any request by the Company to increase the aggregate Revolving Commitments hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Revolving Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment.

(ii)           If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Revolving Commitment hereunder (such a Lender hereinafter referred to as an “Increasing Lender”), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, substantially in the form of Exhibit K (a “Commitment Increase Supplement”), which agreement shall specify, among other things, (x) the amount of the increased Revolving Commitment of such Increasing Lender and (y) the allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments.  Upon the effectiveness of such Increasing Lender’s increase in Revolving Commitment, Schedule I shall, without further action, be deemed to have been amended appropriately to reflect the increased Revolving Commitment and of such Increasing Lender.  Any Other Lender that is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall enter into a written agreement with the Company and the Administrative Agent, substantially in the form of Exhibit L (an “Additional Lender Supplement”), which agreement shall specify, among other things, its Revolving Commitment hereunder.  When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Revolving Commitment of such Other Lender.  Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Revolving Commitment shall be the amount specified in its Additional Lender Supplement.  Each Other Lender that executes and delivers an Additional Lender Supplement and becomes a party hereto and a “Lender” hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an “Additional Lender.”

(iii)          In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the aggregate Revolving Commitments hereunder resulting from the increase in such Lender’s Revolving Commitment or the extension of a Revolving Commitment by such Other Lender.  In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender that in either case results in the aggregate Revolving Commitments of all Lenders hereunder exceeding the amount authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.  Upon the effectiveness of the increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender pursuant to the preceding sentence and the execution by such Increasing Lender of a Commitment Increase Supplement or by such Additional Lender of an Additional Lender Supplement, the Company shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding US$ Loans, Multi-Currency Loans,  US$-Canadian Loans and/or C$ Loans, as applicable, as shall be required to cause the aggregate outstanding principal amount of such Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to such Lender’s share of the relevant aggregate Revolving Commitments hereunder after giving effect to any increase thereof.

(iv)          No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.  No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor.  In no event shall the Revolving Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Revolving Commitments hereunder shall be increased by the amount of each Additional Lender’s Revolving Commitment.  Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.

(c)           (i)            Notwithstanding anything to the contrary contained in this Agreement, the Company may request at any time or from time to time that any one or more Lenders (or any Other Lender) shall make Incremental Term Loans in an aggregate amount (x)

on any one occasion, not less than $50,000,000, and (y) at all times, not to exceed an amount which, when aggregated with the Revolving Commitments then in effect and the outstanding Term Loans, is equal to $1,800,000,000.  The Company may (I) request any of one or more of the Lenders to make Incremental Term Loans (which request shall be in writing and sent to the Administrative Agent to forward to such Lender) and/or (II) arrange for any Other Lender to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent.  The Incremental Term Loans may not be made if, at the time of such proposal hereunder or after giving effect to the borrowing of such Incremental Term Loans, (A) a Default or Event of Default has occurred and is continuing or (B) the Company would not be in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter.  Upon any such request pursuant to this Section 2.01(c)(i) by the Company, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to participate in any increase described in this paragraph, and each Lender may at its option, unconditionally and without cause, decline to participate in such increase.

(ii)           If any Lender is willing, in its sole and absolute discretion, to make Incremental Term Loans hereunder, it shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the amount of such Incremental Term Loans, (ii) the applicable Incremental Term Maturity Date (which shall not be earlier than June  27, 2016), (iii) the amortization schedule for such Incremental Term Loans (the average weighted life of which shall not be shorter than of the Initial Term Loans), (iv) the Applicable Margin for such Incremental Term Loans (provided that in the event that such all-in margin is more than 0.25% per annum above the Applicable Margin for the Initial Term Loans, the Applicable Margin for the Initial Term Loans shall be increased such that the resulting pricing differential shall equal 0.25% per annum) and (v) the proposed original issue discount applicable to such Incremental Term Loans, if any.  Any Other Lender is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice and enter into an Additional Lender Supplement.  Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and the amount of its Incremental Term Loans shall be the amount specified in its Additional Lender Supplement.

(iii)          In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the borrowings of the Incremental Term Loans.  In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the

Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.

(d)           (i)  The Swingline Lender agrees to make a portion of the credit otherwise available to the Parent and the Company under the US$ Commitments from time to time during the Commitment Period by making swing line loans (“US$ Swingline Loans”) to the Parent or the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Swingline Commitment (notwithstanding that the US$ Swingline Loans outstanding at any time, when aggregated with the US$ Swingline Lender’s other outstanding Revolving Loans, may exceed the US$ Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time.  During the Commitment Period, the Parent and the Company may use the US$ Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  US$ Swingline Loans shall be ABR Loans or Agreed Rate Loans.  For purposes of calculating the commitment fee payable in respect of the US$ Commitments under Section 2.03, the US$ Swingline Loans shall not be treated as usage of the US$ Commitments.  US$ Swingline Loans shall be Dollar-denominated Loans only.

(ii)           The Swingline Lender agrees to make a portion of the credit otherwise available to the Parent and the Company under the US$-Canadian Commitments from time to time during the Commitment Period by making swing line loans (“US$-Canadian Swingline Loans”) to the Parent and the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Swingline Commitment (notwithstanding that the US$-Canadian Swingline Loans outstanding at any time, when aggregated with the US$-Canadian Swingline Lender’s other outstanding Revolving Loans, may exceed the US$-Canadian Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$-Canadian Commitments outstanding, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time.  During the Commitment Period, the Parent and the Company may use the US$-Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  US$-Canadian Swingline Loans shall be either Eurocurrency Loans or C$ Prime Loans and the Interest Period with respect to such Eurocurrency Loans or C$ Prime Loans or Agreed Rate Loans shall be as agreed upon by the US$-Canadian Swingline Lender.  For purposes of calculating the commitment fee payable in respect of the US$-Canadian Commitments under Section 2.03, the US$-Canadian Swingline Loans shall not be treated as usage of the US$-Canadian Commitments.  US$-Canadian Swingline Loans shall be denominated only in Canadian Dollars.

(iii)          The Swingline Lender agrees to make a portion of the credit otherwise available to the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower and any Additional Borrower under the Multi-Currency Commitments from time to time during the Commitment Period by making swing line loans (“Multi-Currency Swingline Loans”) to such Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Swingline Commitment (notwithstanding that the Multi-

Currency Swingline Loans outstanding at any time, when aggregated with the Multi-Currency Swingline Lender’s other outstanding Revolving Loans, may exceed the Multi-Currency Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding, exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time.  During the Commitment Period, the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower and any Additional Borrower may use the Multi-Currency Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Multi-Currency Swingline Loans shall be Eurocurrency Loans only and the Interest Period with respect to such Eurocurrency Loans shall be as agreed upon by the Multi-Currency Swingline Lender.  For purposes of calculating the commitment fee payable in respect of the Multi-Currency Commitments under Section 2.03, the Multi-Currency Swingline Loans shall not be treated as usage of the Multi-Currency Commitments.  Multi-Currency Swingline Loans shall be denominated only in Pounds Sterling, euros and Dollars.

2.02.        Reductions of Commitments.

(a)           Mandatory.  The US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall terminate on the Commitment Termination Date. In addition, the US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall be reduced as provided in Section 3.02(c).

(b)           Optional.  The Company shall have the right to terminate or reduce the unused US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments (for which purpose use of the US$ Commitments and Multi-Currency Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities under the US$ Commitment or the Multi-Currency Commitment, as the case may be) at any time or from time to time, provided that (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

(c)           No Reinstatement. US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments once terminated or reduced may not be reinstated.

2.03.        Fees.  The Company shall pay to the Administrative Agent for the account of each US$ Lender, US$-Canadian Lender or Multi-Currency Lender commitment fees in Dollars on the daily average unused amount of such Lender’s US$ Commitment, US$-Canadian Commitment or Multi-Currency Commitment, as the case may be, (for which purpose, (i) the aggregate amount of any Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments shall be deemed to be a pro rata (based on the US$ Commitments or the Multi-Currency Commitments, as the case may be) use of each Lender’s US$ Commitment or Multi-Currency Commitment, as the case may be, and (ii) the daily average amount of each US$-Canadian Lender’s US$-Canadian Commitment shall be determined after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto) for the period from the Effective Date to and including the earlier of the date the Revolving Commitments are terminated and the Commitment Termination

Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this Section 2.03 shall be payable on the Quarterly Dates and on the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date. The Company shall pay to JPMorgan Chase Bank on the Effective Date syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Company shall pay to the Administrative Agent on the Effective Date and on each anniversary thereof, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual agency fee in the amount heretofore mutually agreed in writing.

2.04.        Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

2.05.        Several Obligations: Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

2.06.        Notes.  The Company, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender (each, a “Note”) in substantially the form of Exhibit A-1 (in the case of Revolving Loans) or Exhibit A-2 (in the case of Term Loans) hereto, dated the Effective Date, payable to such Lender in a principal amount equal to relevant Commitment of such Lender as in effect on the Effective Date, or relevant Term Loans thereafter, and otherwise duly completed. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company under the relevant Commitment or with respect to the relevant Loan, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

2.07.        Use of Proceeds. The proceeds of the Loans shall be used in part to prepay the Loans outstanding under the Existing Credit Agreement and for the general corporate purposes of the Parent and its Subsidiaries, including, without limitation, the making of Permitted Acquisitions and capital expenditures and the refinancing of existing Indebtedness of the Parent and its Subsidiaries.  Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any of the Loans or Letters of Credit.

2.08.        Letters of Credit.  Subject to the terms and conditions of this Agreement, the US$ Commitments and the Multi-Currency Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof or in Annex A hereto, as the case may be, for the issuance by the Issuing Bank of standby letters of credit (collectively with the Existing Letters of Credit, “Letters of Credit”) in Dollars or another currency available under the US$ Commitments or the Multi-Currency Commitments, as the case may be, for the account of the Parent or for the account of such of its Subsidiaries as the

Company may specify, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments, together with the aggregate outstanding principal amount of the US$ Loans or the Multi-Currency Loans, as the case may be, exceed the aggregate amount of the US$ Commitments or the Multi-Currency Commitments, as the case may be, as in effect from time to time and (ii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Letter of Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date). On the Effective Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued and outstanding hereunder (with the Existing Letters of Credit denominated in Dollars being deemed to be issued under the US$ Commitments and the Existing Letters of Credit denominated in other currencies being deemed to be issued under the Multi-Currency Commitments).  On any Business Day after the Effective Date, an Issuing Bank may, with the consent of the Company, include as a Letter of Credit outstanding hereunder any letter of credit previously issued by it for the account of the Company or any other Borrower, subject to the requirements (including as to notice) that would be applicable to such letter of credit if it were issued on such Business Day hereunder.

The following additional provisions shall apply to Letters of Credit:

(a)           The Company shall give the Administrative Agent (or if the Letter of Credit is to be issued under the Multi-Currency Commitments, the Multi-Currency Payment Agent) at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 5 days preceding the Commitment Termination Date) on which each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby.  Any Letter of Credit to be issued in a currency other than Dollars shall be issued under the Multi-Currency Commitments. Upon receipt of any such notice, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall advise the Issuing Bank of the contents thereof.  The Issuing Bank shall notify the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the issuance of any Letter of Credit and of any termination or expiry thereof.

(b)           On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the US$ Commitment or Multi-Currency Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of the then undrawn stated amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank’s rights and obligations under such Letter of Credit in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such rights and obligations, and each Lender (other than the Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Issuing Bank to pay and discharge when due, its US$ Commitment Percentage or Multi-Currency Percentage of the Issuing Bank’s obligation to pay drawings under such Letter of Credit.

(c)           Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

(d)           Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.08, the Company shall advise the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 hereof.

(e)           Each Lender (other than the Issuing Bank) shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank at an account in New York, New York specified by the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) in Dollars or in another currency available under the US$ Commitments or Multi-Currency Commitments, as the case may be, and in immediately available funds the amount of such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of any payment under a Letter of Credit issued under the US$ Commitments or the Multi-Currency Commitments, as the case may be, upon notice by the Issuing Bank (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender’s obligation to make such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank under this paragraph (e), and the Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than gross negligence or willful misconduct of the Issuing Bank), including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the

Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, under this Agreement for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

(f)            Upon the issuance of any Letter of Credit hereunder, each Lender shall, automatically and without any further action on the part of the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be), the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to the payment by such Lender to the Issuing Bank pursuant to paragraph (e) above in the Reimbursement Obligation owing to the Issuing Bank hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.08). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly notify the Administrative Agent of such receipt and pay to the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) for account of each Lender entitled thereto such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be), repay to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.08.

(g)           The Company shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Lenders (ratably in accordance with their respective US$ Commitment Percentages or Multi-Currency Percentages, as the case may be) a letter of credit fee in Dollars in respect of each Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Letter of Credit and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Issuing Bank a fronting fee in Dollars in respect of each Letter of Credit in an amount equal to a percentage per annum of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

(h)           Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i)            The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Letter of Credit shall be denominated in Dollars or a Multi-Currency and (iii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

(j)            To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.08 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate or, in the case of any amount payable in a currency other than Dollars, the rate determined by the Administrative Agent or the Multi-Currency Payment Agent (in the case of Letters of Credit issued under the Multi-

Currency Commitments) in its discretion as the appropriate rate for interbank settlements, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate then payable by the Company on such amount.

(k)                                  The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions as are applicable under this Section 2.08 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company and each other Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Bank,  the Administrative Agent and the Multi-Currency Payment Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender, the Administrative Agent or the Multi-Currency Payment Agent may incur (or that may be claimed against such Lender, the Administrative Agent or the Multi-Currency Payment Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that neither the Company nor any other Borrower shall be required to indemnify any Lender, the Administrative Agent or the Multi-Currency Payment Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, its failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.08 is intended to limit the other obligations of the Company, any other Borrower, any Lender, the Administrative Agent or the Multi-Currency Payment Agent under this Agreement.

2.09.                        Currency Fluctuations, etc.

(a)                                  Not later than 1:00 p.m., New York City time, on each Calculation Date, the Multi-Currency Payment Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to (x) each Multi-Currency for which there are at such time outstanding Multi-Currency Loans or Letters of Credit issued under the Multi-Currency Commitments, (y) the Canadian Dollar if there are at such time outstanding non-Dollar-denominated US$-Canadian Loans and (z) Pounds Sterling and euro if there are at such time outstanding non-Dollar-denominated US$ Loans and (ii) give notice thereof to the Multi-Currency Lenders which have committed to make Multi-Currency Loans in each such Multi-Currency, to the US$-Canadian Lenders which have committed to make US$-Canadian Loans in Canadian Dollars, to the US$ Lenders which have committed to make US$ Loans in Pounds Sterling and euro and to the Company.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)                                 Not later than 5:00 p.m., New York City time, on each Reset Date, the Multi-Currency Payment Agent shall (i) determine (x) the Dollar Equivalent of the aggregate principal amount of Multi-Currency Loans, Multi-Currency Swingline Loans and Letter of Credit Liabilities under the Multi-Currency Commitments in each Multi-Currency then outstanding (after giving effect to any Multi-Currency Loans to be made or repaid on such date) (the “Outstanding Multi-Currency Amount”), (y) the Dollar Equivalent of the Dollar-denominated US$-Canadian Loans and Letter of Credit Liabilities outstanding under the US$-Canadian Commitments, and of the Canadian Dollar denominated US$-Canadian Loans and C$ Loans and Letter of Credit Liabilities outstanding under the Canadian Commitments then outstanding (after giving effect to any non-Dollar-denominated US$-Canadian Loans to be made or repaid on such date) (the “Outstanding US$-Canadian Amount”) and (z) the Dollar Equivalent of the Dollar-denominated US$ Loans and Letter of Credit Liabilities under the US$ Commitments, and of the Pounds Sterling denominated and euro denominated US$ Loans and Letter of Credit Liabilities outstanding under the US$ Commitments then outstanding (after giving effect to any non-Dollar-denominated US$ Loans to be made or repaid on such date) (the “Outstanding US$ Amount”) and (ii) notify the Multi-Currency Lenders, the US$-Canadian Lenders or US$ Lenders, as the case may be, and the Company of the results of such determination.

(c)                                  If on any Reset Date, the Outstanding Multi-Currency Amount exceeds 105% of the aggregate amount of the Multi-Currency Commitments, then the Company or the relevant Borrower shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in any Multi-Currency as selected by the Company or such Borrower) Multi-Currency Loans in an aggregate amount such that, after giving effect thereto, the Outstanding Multi-Currency Amount shall be equal to or less than such aggregate amount of Multi-Currency Commitments (and in the event that after such prepayment, the Outstanding Multi-Currency Amount is more than such aggregate amount of the Multi-Currency Commitments, the Company or the relevant Borrower shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the relevant Borrower shall pay to the Multi-Currency Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(d)                                 If on any Reset Date, the Outstanding US$-Canadian Amount exceeds 110% of the aggregate amount of the US$-Canadian Commitments and Canadian Commitments, then the Company or the Parent shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars or Canadian Dollars as selected by the Company or the Parent, as the case may be) US$-Canadian Loans, C$ Loans or Canadian Letters of Credit in an aggregate amount such that, after giving effect thereto, the Outstanding Canadian Amount shall be equal to or less than such aggregate amount of US$-Canadian Commitments and Canadian Commitments. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$-Canadian Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(e)                                  If on any Reset Date, the Outstanding US$ Amount exceeds 105% of the aggregate amount of the US$ Commitments, then the Company or the Parent shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars, Pounds Sterling or euro as selected by the Company) US$ Loans in an aggregate amount such that, after giving effect thereto, the Outstanding US$ Amount shall be equal to or less than such aggregate amount of US$ Commitments (and in the event that after such prepayment, the Outstanding US$ Amount is more than such aggregate amount of the US$ Commitments, the Company or the Parent, as the case may be, shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$ Lenders such amounts, if any, as may be required pursuant to Section 6.05.

2.10.                        Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                  fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.03;

(b)                                 the Revolving Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action under this Agreement (including any consent to any amendment or waiver pursuant to Section 12.05), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby other than to the extent provided in Section 12.05;

(c)                                  if any Swingline Loan or Letter of Credit Liability under any of the Revolving Commitments exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Defaulting Lender’s pro rata portion of Swingline Loans based on such Lender’s share of the relevant Revolving Commitments (“Swingline Exposure”) and such Defaulting Lender’s pro rata portion of Letter of Credit Liability based on such Lender’s share of the relevant Revolving Commitments (“L/C Exposure”) shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective shares thereof but only to the extent (x) the sum of all non-Defaulting Revolving Lenders’ Revolving Loans under such Revolving Commitments and their Swlingline Exposures and Letter of Credit Liabilities thereunder plus such Defaulting Lender’s Swingline Exposure and L/C Exposure under such Revolving Commitments does not exceed the total of all non-Defaulting Revolving Lenders’ Commitments under such Revolving Commitments and (y) the conditions set forth in Section 7.02 are satisfied at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the relevant Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay any such remaining Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to any such Defaulting Lender’s remaining L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 10.01 for so long as such L/C Exposure is outstanding;

(iii)                               if such Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.10(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(g) with respect to such L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv)                              if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.10(c)(i), then the fees payable to the Lenders pursuant to Sections 2.03 and 2.08(g) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)                                 if all or any portion of such Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.10(c)(i) or (ii), then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender under this Agreement, all letter of credit fees payable under Section 2.08(g) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Bank until and to the extent that such L/C Exposure is cash collateralized and/or reallocated;

(d)                                 so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Revolving Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the relevant non-Defaulting Revolving Lenders and/or cash collateral will be provided by the relevant Borrower in accordance with Section 2.10(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among such non-Defaulting Revolving Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein); and

(e)                                  with respect to any amount payable to such Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 5.07 but excluding this Section 2.10(e)), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender under the relevant Revolving Commitments or the Issuing Bank under the relevant Revolving Commitments to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

If (i) a Bankruptcy Event with respect to any Person as to which any Lender is, directly or indirectly, a subsidiary shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the relevant Borrower, the Issuing Bank and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Revolving Lenders under the relevant Revolving Commitments shall be readjusted to reflect the inclusion of such Lender’s relevant Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of such other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its share of the relevant Revolving Commitments.

(f)                                    If any Lender becomes a Defaulting Lender, then the relevant Borrower or Borrowers shall have the right, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower or Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank) which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower or Borrowers (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Borrower or Borrowers to require such assignment and delegation cease to apply.

2.11.                        Term Loan Purchases. So long as no Default or Event of Default has occurred and is continuing, the Company may from time to time purchase, in accordance with this Section 2.11, Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction or other process satisfactory to the Administrative Agent open to all applicable Lenders, on terms to be agreed between the Company and the Lenders participating in such Dutch auction; provided that (i) after giving effect thereto no Revolving Loans or Swingline Loans are outstanding, (ii) any gain from any such purchase is not added back to EBITDA, (iii) in connection with any such purchase the Parent makes a customary representation that it has no undisclosed material non-public information (within the meaning of United States federal securities laws) with respect to the Parent and its Subsidiaries and the Loans, (iv) the procedures with respect to any such Dutch auction shall be approved by the Administrative Agent, (v) any principal and accrued interest and unpaid interest on the Term Loans purchased by the Company shall be cancelled and such Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Basic Documents, and (vi) no proceeds of the Revolving Credit Facility shall be used to consummate such purchase.

2.12.                        Extension Offers.

(a)                                  Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders of Term Loans or Revolving Lenders under a Revolving Commitment on a pro rata basis (based respectively on the aggregate outstanding principal amount of the Term Loans or the relevant aggregate outstanding Revolving Commitments) and on the same terms respectively to each such Lender, the Company may from time to time extend the maturity date of the Term Loans or the relevant Revolving Commitments, as the case may be, and otherwise modify the terms of the Term Loans or the relevant Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of the Term Loans or the relevant Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or relevant Revolving Commitments, as the case may be, as so extended, as well as the original Term Loans or relevant Revolving Commitments (in each case, not so extended), each being a “tranche”; any Extension Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and any Extension Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of relevant Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) in respect of Term Loans, except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), the Term Loans of any Lender extended pursuant to any Extension (“Extension Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iii) the final maturity date of any Extension Term Loans shall be no earlier than the then latest maturity date of Term Loans and the amortization applicable to Term Loans for periods prior to the original maturity date may not be increased, (iv) the Weighted Average Life to Maturity of any Extension Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extension Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans or Revolving Commitments, as applicable (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or relevant Revolving Commitments, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the Term Loans or the relevant Revolving Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company.  The relevant Revolving Commitments of any Revolving Lender extended pursuant to any Extension (“Extension Revolving Commitments”), shall expire no earlier than the termination date of the tranche of relevant Revolving Commitments subject to such Extension Offer.  For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)                                 If at the time any Extension of Term Loans becomes effective, Extension Term Loans remain outstanding from a prior Extension, then if the all-in margin (which shall be reasonably determined by the Administrative Agent in accordance with the calculation of all-in margin for Incremental Term Loans) in respect of the Extension Term Loans shall at any time (over the life of the Extension Term Loans) exceed the “effective interest rate” applicable to (A) Term Loans which were extended pursuant to one or more prior Extensions (determined on the same basis as provided in the first parenthetical in this sentence) or (B) the Extended Term Loans (determined on the same basis as provided in the first parenthetical in this sentence) by more than 0.25%, then the Applicable Margin applicable to such prior extended Term Loans and/or the Extended Term Loans shall be increased to the extent necessary so that at all times thereafter the Extension Term Loans made pursuant to previous Extensions and the Extended Term Loans do not receive an “effective interest rate” less than that applicable to the Loans made (or extended) pursuant to such Extension minus 0.25%.

(c)                                  With respect to all Extensions consummated pursuant to this Section 2.12, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 3.02 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s reasonable judgment and which may be waived by the Company) of Term Loans be tendered.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.12 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Term Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Basic Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.12

(d)                                 The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Basic Documents with the Obligors as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans or Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.12.

(e)                                  In connection with any Extension, the Company shall provide the Administrative Agent at least five Business Days’ (or such shorter notice as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.12.

Section 3  Borrowings, Conversions and Prepayments.

3.01.                        Procedure for US$ Loan Borrowing, US$-Canadian Loan Borrowing, Term Loan Borrowing and Multi-Currency Borrowing.

(a)                                  The Company shall give the Administrative Agent or the Multi-Currency Payment Agent notice of each US$ Loan, US$-Canadian Loan, Multi-Currency Loan and Term Loan to be made hereunder as provided in Section 5.05 hereof.

(b)                                 Not later than 12:00 p.m. New York time on the date specified for each borrowing in Dollars hereunder, each US$ Lender, US$-Canadian Lender, Multi-Currency Lender or Term Lender shall make available the amount of the US$ Loan, US$-Canadian Loan, Multi-Currency Loan or Term Loan to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent.

(c)                                  Not later than 11:00 a.m. London time on the date specified for each such borrowing hereunder, each Multi-Currency Lender or, if a US$-Canadian Loan is being made in Canadian Dollars, each US$-Canadian Lender, or if a US$ Loan is being made in Pounds Sterling or euro, each US$ Lender, shall make available the amount of the Multi-Currency Loan, US$-Canadian Loan or US$ Loan, as the case may be, to be made by it on such date to the Multi-Currency Payment Agent, at an account in London specified by the Multi-Currency Payment Agent, in immediately available funds, for account of the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be. The amount so received by the Multi-Currency Payment Agent shall, subject to the terms and conditions of this Agreement, be made available to the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be, by depositing the same, in immediately available funds, in an account of the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be, designated by the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be, with the Administrative Agent.

3.02.                        Prepayments and Conversions.

(a)                                  Optional Prepayments and Conversions.  The Company shall have the right to prepay Loans and to convert Loans in Dollars of one Type into Loans of the other Type, at any time or from time to time, provided, that the Company shall give the Administrative Agent or the Multi-Currency Payment Agent notice of each such prepayment as provided in Section 5.05 hereof. Any prepayment of Term Loans hereunder may not be reborrowed.  Loans in one currency may not be converted to being Loans in another currency, but may be prepaid and reborrowed as provided herein.

(b)                                 Mandatory Prepayments.  (i)  If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from any issuance of Indebtedness subsequent to the Effective Date, other than Indebtedness incurred pursuant to Section 9.08 hereof (it being understood that this Section 3.02(b) shall not constitute a waiver of any provision of Section 9.08), then the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below) in an amount equal to such Net Cash Proceeds (less any prepayments of the C$ Loans under Section 3.4(b) of Annex A hereto), but the Revolving Commitments shall not be subject to automatic reduction.

(ii)                                  Amounts to be applied in connection with prepayments made pursuant to this Section 3.02(b) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed) and, second, to the prepayment of the Revolving Loans.  Each prepayment of the Loans under this Section 3.02(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(c)                                  Commitment Reductions; Term Loan Prepayments.  (i)  If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from (A) any disposition of assets (1) to any Person other than the Company or a Subsidiary, (2) other than the June 2011 sale of the online backup & recovery, digital archiving and eDiscovery solutions or (B) any Recovery Event, then, unless such disposition of assets or Recovery Event shall be a Reinvestment Event, within ten Business Days of receipt of such Proceeds, the Revolving Commitments shall be reduced or the Term Loans prepaid, as the case may be, by an amount equal to such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other such Net Cash Proceeds from dispositions of assets or Recovery Events that are not Reinvestment Events, exceeds $15,000,000 in the then-current fiscal year of the Company; provided, that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds from dispositions of assets and Recovery Events that may be excluded from the foregoing requirement for a Reinvestment Event shall not exceed 10% of the Consolidated Net Tangible Assets of the Company as at the end of the immediately preceding fiscal year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Revolving Commitments or the prepayment of the Term Loans, as the case may be.

(ii)                                  Amounts to be applied in connection with prepayments and Revolving Commitment reductions made pursuant to this Section 3.02(c) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed) and, second, to reduce permanently the Revolving Commitments.  Each prepayment of the Loans under this Section 3.02(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. To the extent that, after giving effect to any such reduction of the Revolving Commitments, the aggregate principal amount of the US$ Loans, the US$-Canadian Loans or the Multi-Currency Loans and the aggregate amount of Letter of Credit Liabilities under the US$ Commitments, US$-Canadian Commitments or the Multi-Currency Commitments, as the case may be, would exceed such Commitments, the Company shall, first, prepay Loans thereunder and, second, provide cover for Letter of Credit Liabilities thereunder as specified in paragraph

(d) below, in an aggregate amount equal to such excess. The Company shall notify the Administrative Agent promptly upon the occurrence of any event giving rise to a prepayment or Commitment reduction under this Section 3.02(c).

(d)                                 Cover for Letter of Credit Liabilities.  In the event that the US$ Loans or the Multi-Currency Loans have been repaid in full, amounts payable under Section 3.02(b) or 3.02(c) shall be applied to provide cash cover for outstanding Letters of Credit under the US$ Commitments or the Multi-Currency Commitments, as the case may be, in which event the Company shall effect the same by paying to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, immediately available funds in an amount equal to the amount required to provide such cash cover, which funds shall be retained by the Administrative Agent or the Multi-Currency Payment Agent in the Collateral Account on behalf of the Lenders as collateral security for such Letter of Credit Liabilities until such time as the Letters of Credit under such Commitments shall have been terminated and all of the Letter of Credit Liabilities paid in full.

3.03.                        Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)                                  Notice and Borrowing of Swingline Loans.  Whenever the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than (x) in the case of US$ Swingline Loans, 11:00 a.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 11:00 a.m., Toronto time, or (z) in the case of Multi-Currency Swingline Loans, 12:00 Noon, London time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of borrowings under the US$-Canadian Swingline Commitment and the Multi-Currency Swingline Commitment, in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the US$-Canadian Swingline Lender or the Multi-Currency Swingline Lender.  Not later than (x) in the case of US$ Swingline Loans, 3:00 p.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 3:00 p.m., Toronto Time, or (z) in the case of Multi-Currency Swingline Loans, 2:30 p.m., London time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent or the Multi-Currency Payment Agent, as applicable, at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall make the proceeds of such Swingline Loan available to the Company, the Swiss Borrower, such Other Subsidiary Borrower or such Additional Borrower, as applicable, on such Borrowing Date by depositing such proceeds in the account of the Company, the Swiss Borrower, such Other Subsidiary Borrower or such Additional Borrower, as applicable, with the Administrative Agent or the Multi-Currency Payment Agent, as applicable, on such Borrowing Date in immediately available funds.

(b)                                 Refunded Swingline Loans.  (i)  The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Parent or the Company, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$ Lender to make, and each US$ Lender hereby agrees to make, a US$ Loan, in an amount equal to such US$ Lender’s US$ Commitment Percentage of the aggregate amount of the US$ Swingline Loans (the “Refunded US$ Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each US$ Lender shall make the amount of such US$ Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice.  The proceeds of such US$ Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$ Swingline Loans.  The Parent or the Company, as applicable, irrevocably authorizes the Swingline Lender, on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge the Parent’s or the Company’s, as applicable, accounts with the Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$ Swingline Loans to the extent amounts received from the US$ Lenders are not sufficient to repay in full such Refunded US$ Swingline Loans.

(ii)                                  The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Parent or Company (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$-Canadian Lender to make, and each US$-Canadian Lender hereby agrees to make, a US$-Canadian Loan, in an amount equal to such US$-Canadian Lender’s US$-Canadian Commitment Percentage of the aggregate amount of the US$-Canadian Swingline Loans (the “Refunded US$-Canadian Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each US$-Canadian Lender shall make the amount of such US$-Canadian Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice.  The proceeds of such US$-Canadian Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$-Canadian Swingline Loans.  The Parent or the Company, as applicable, irrevocably authorizes the Swingline Lender, on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge the Parent’s or the Company’s, as applicable, accounts with the Canadian Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$-Canadian Swingline Loans to the extent amounts received from the US$-Canadian Lenders are not sufficient to repay in full such Refunded US$-Canadian Swingline Loans.

(iii)                               The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower and any Additional Borrower, as applicable, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Multi-Currency Lender to make, and each Multi-Currency Lender hereby agrees to make, a

Multi-Currency Loan, in an amount equal to such Multi-Currency Lender’s Multi-Currency Percentage of the aggregate amount of the Multi-Currency Swingline Loans (the “Refunded Multi-Currency Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Multi-Currency Lender shall make the amount of such Multi-Currency Loan available to the Multi-Currency Payment Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, three Business Days after the date of such notice.  The proceeds of such Multi-Currency Loans shall be immediately made available by the Multi-Currency Payment Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Multi-Currency Swingline Loans.  The Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower and any Additional Borrower, as applicable,  irrevocably authorizes the Swingline Lender, on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge the Parent’s, the Company’s, the Swiss Borrower’s, such Other Subsidiary Borrower’s and such Additional Borrower’s, as applicable, accounts with the Multi-Currency Payment Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Multi-Currency Swingline Loans to the extent amounts received from the Multi-Currency Lenders are not sufficient to repay in full such Refunded Multi-Currency Swingline Loans.

(c)                                  Swingline Participation Amount.  (i)  If prior to the time a US$ Loan would have otherwise been made pursuant to Section 3.03(b)(i), one of the events described in Section 10.01(f) shall have occurred and be continuing with respect to the Parent or the Company, as the case may be, or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$ Loans may not be made as contemplated by Section 3.03(b)(i), each US$ Lender shall, on the date such US$ Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(i), purchase for cash an undivided participating interest in the then outstanding US$ Swingline Loans by paying to the Swingline Lender an amount (the “US$ Swingline Participation Amount”) equal to (i) such US$ Lender’s US$ Commitment Percentage times (ii) the sum of the aggregate principal amount of US$ Swingline Loans then outstanding that were to have been repaid with such US$ Loans.

(ii)                                  If prior to the time a US$-Canadian Loan would have otherwise been made pursuant to Section 3.03(b)(ii), one of the events described in Section 10.01(f) shall have occurred and be continuing with respect to the Parent or the Company, as the case may be, or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$-Canadian Loans may not be made as contemplated by Section 3.03(b)(ii), each US$-Canadian Lender shall, on the date such US$-Canadian Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(ii), purchase for cash an undivided participating interest in the then outstanding US$-Canadian Swingline Loans by paying to the Swingline Lender an amount (the “US$-Canadian Swingline Participation Amount”) equal to (i) such US$-Canadian Lender’s US$-Canadian Commitment Percentage times (ii) the sum of the aggregate principal amount of US$-Canadian Swingline Loans then outstanding that were to have been repaid with such US$-Canadian Loans.

(iii)                               If prior to the time a Multi-Currency Loan would have otherwise been made pursuant to Section 3.03(b)(iii), one of the events described in Section 10.01(f) shall have occurred and be continuing with respect to the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, as the case may be, or if for any other reason, as determined by the Swingline Lender in its sole discretion, Multi-Currency Loans may not be made as contemplated by Section 3.03(b)(iii), each Multi-Currency Lender shall, on the date such Multi-Currency Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(iii), purchase for cash an undivided participating interest in the then outstanding Multi-Currency Swingline Loans by paying to the Swingline Lender an amount (the “Multi-Currency Swingline Participation Amount”) equal to (i) such Multi-Currency Lender’s Multi-Currency Percentage times (ii) the sum of the aggregate principal amount of Multi-Currency Swingline Loans then outstanding that were to have been repaid with such Multi-Currency Loans.

(d)                                 Distribution of Swingline Participation Amount.  (i)                  Whenever, at any time after the Swingline Lender has received from any US$ Lender such Lender’s US$ Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$ Swingline Loans, the Swingline Lender will distribute to such Lender its US$ Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$ Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(ii)                                  Whenever, at any time after the Swingline Lender has received from any US$-Canadian Lender such Lender’s US$-Canadian Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$-Canadian Swingline Loans, the Swingline Lender will distribute to such Lender its US$-Canadian Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$-Canadian Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iii)                               Whenever, at any time after the Swingline Lender has received from any Multi-Currency Lender such Lender’s Multi-Currency Swingline Participation Amount, the Swingline Lender receives any payment on account of the Multi-Currency Swingline Loans, the Swingline Lender will distribute to such Lender its Multi-Currency Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Multi-Currency Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)                                  Obligation Absolute.  Each Lender’s obligation to make the Loans referred to in Section 3.03(b) and to purchase participating interests pursuant to Section 3.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender, the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower may have against the Swingline Lender, the Parent, the Company, the Swiss Borrower, any Other Subsidiary Borrower, any Additional Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of the Parent, the Company, the Swiss Borrower any Other Subsidiary Borrower or any Additional Borrower; (iv) any breach of this Agreement or any other Basic Document by the Company, any other Obligor or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)                                    No Amendment, Waiver or Consent.  No amendment, waiver or consent shall be made with respect to this Section 3.03 and Section 2.01(d) without the consent of the Swingline Lender and the Administrative Agent.

Section 4  Payments of Principal and Interest.

4.01.                        Repayment of Loans.

(a)                                  The Borrowers hereby promise to pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of each Revolving Lender the entire outstanding principal amount of such Lender’s Revolving Loans, and each Revolving Loan shall mature, on the Commitment Termination Date.

(b)                                 The aggregate principal amount of the Initial Term Loans shall mature and be payable in consecutive quarterly installments, on the dates and in the amounts set forth below:

Installment	Principal Amount
September 30, 2011	$6,250,000
December 31, 2011	$6,250,000
March 31, 2012	$6,250,000
June 30, 2012	$6,250,000
September 30, 2012	$6,250,000
December 31, 2012	$6,250,000
March 31, 2013	$6,250,000
June 30, 2013	$6,250,000
September 30, 2013	$12,500,000
December 31, 2013	$12,500,000
March 31, 2014	$12,500,000
June 30, 2014	$12,500,000
September 30, 2014	$18,750,000
December 31, 2014	$18,750,000
March 31, 2015	$18,750,000
June 30, 2015	$18,750,000
September 30, 2015	$50,000,000
December 31, 2015	$50,000,000
March 31, 2016	$50,000,000
June 27, 2016	$175,000,000

(c)                                  The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice.

4.02.                        Interest. The Company will pay to the Administrative Agent or, in the case of Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to the Company for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a)                                  if such Loan is an ABR Loan, the Alternate Base Rate plus the Applicable Margin;

(b)                                 if such Loan is a Eurocurrency Loan, the Eurocurrency Rate plus the Applicable Margin; and

(c)                                  if such Loan is an Agreed Rate Loan, the Agreed Rate applicable thereto.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent or, in the case of Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans to the Multi-Currency Payment Agent, for account of each Lender interest at the applicable Post-Default Rate (x) on any principal of any Loan made by such Lender to the Company or any other Borrower, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company or any other Borrower hereunder to or for account of such Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(a) hereof and for so long as such Event of Default shall be continuing, on any principal of any Loan made by such Lender to the Company or any other Borrower.

Accrued interest on each Loan shall be payable (i) if such Loan is an ABR Loan, on each Quarterly Date, (ii) if such Loan is a Eurocurrency Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent (or the Multi-Currency Payment Agent, in the case of Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans) or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and each Borrower thereof.

Notwithstanding the foregoing provisions of this Section 4.02, if at any time the rate of interest set forth above on any Loan of any Lender (the “Stated Rate” for such Loan) exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the “Maximum Rate” for such Lender), the rate of interest charged on such Loan of such Lender hereunder shall be limited to the Maximum Rate for such Lender.

In the event the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans hereunder if the Stated Rate had at all times been in effect.

In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender’s Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent or, in the case of Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender’s Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender’s Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement.  In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

Section 5  Payments; Pro Rata Treatment; Computations; Etc.

5.01.                        Payments.

(a)                                  Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans shall (except in the case of payments of principal and interest on Multi-Currency Loans or Letter of Credit Liabilities incurred under the Multi-Currency Commitments, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans) be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Administrative Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each payment received by the Administrative Agent under the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans (except in the case of payment of principal and interest on Multi-Currency Loans or Letter of Credit Liabilities incurred under the Multi-Currency Commitments, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans) for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(b)                                 Except to the extent otherwise provided herein, all payments of principal and interest on (i) Multi-Currency Loans and Letter of Credit Liabilities incurred under the Multi-Currency Commitments, (ii) non-Dollar-denominated US$-Canadian Loans and (iii) non-Dollar denominated US$ Loans, in either case to be made by the Company shall be made in the currency of the applicable Loan or Letter of Credit for which payment is being made, in immediately available funds, to the Multi-Currency Payment Agent at an account in London specified by the Multi-Currency Payment Agent, not later than 11:00 a.m. London time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Multi-Currency Payment Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Multi-Currency Payment Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Multi-Currency Payment Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Multi-Currency Payment Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each such payment received by the Multi-Currency Payment Agent for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(c)                                  All payments made by the Company hereunder shall be made without set-off, deduction or counterclaim.

5.02.                        Pro Rata Treatment.

(a)                                  With respect to the US$ Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$ Lenders under Section 2.01 hereof shall be made from the US$ Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the US$ Lenders, and each termination or reduction of the US$ Commitments under Section 2.02 hereof shall be applied to the US$ Commitments of the US$ Lenders, pro rata according to the US$ Lenders’ respective percentages of the US$ Commitments, (ii) each payment by the Company of principal of or interest on US$ Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$ Lenders pro rata in accordance with the respective unpaid principal amounts of such US$ Loans held by the US$ Lenders and (iii) each conversion of US$ Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the US$ Lenders in accordance with the respective principal amounts of such US$ Loans held by the US$ Lenders.

(b)                                 With respect to the US$-Canadian Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$-Canadian Lenders under Section 2.01 hereof shall be made from the US$-Canadian Lenders and each termination or reduction of the US$-Canadian Commitments under Section 2.02 hereof shall be applied to the US$-Canadian Commitments of the US$-Canadian Lenders, pro rata according to the US$-Canadian Lenders’ respective percentages of the US$-Canadian Commitments, (ii) each payment by the Company of principal of or interest on US$-Canadian Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$-Canadian Lenders pro rata in accordance with the respective unpaid principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders and (iii) each conversion of US$-Canadian Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the US$-Canadian Lenders in accordance with the respective principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders.

(c)                                  With respect to the Multi-Currency Lenders, except to the extent otherwise provided herein: (i) each borrowing from the Multi-Currency Lenders under Section 2.01 hereof shall be made from the Multi-Currency Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the Multi-Currency Lenders, and each termination or reduction of the Multi-Currency Commitments under Section 2.02 hereof shall be applied to the Multi-Currency Commitments of the Multi-Currency Lenders, pro rata according to the Multi-Currency Lenders’ respective percentages of the Multi-Currency Commitments and (ii) each payment by the Company of principal of or interest on Multi-Currency Loans (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Multi-Currency Payment Agent, in each case for the account of the Multi-Currency Lenders and pro rata in accordance with the respective unpaid principal amounts of such Multi-Currency Loans (whether denominated in Dollars or other currency) held by the Multi-Currency Lenders.

(d)                                 Any reduction of the Commitments under Section 2.02(b) or 3.02(c) and any mandatory prepayment under Section 3.02(b) shall be applied ratably to the US$ Commitments, US$-Canadian Commitments and the Multi-Currency Commitments.

(e)                                  With respect to the Term Lenders, except to the extent otherwise provided herein: (i) the borrowing from the Term Lenders under Section 2.01 hereof shall be made from the Term Lenders, pro rata according to the Term Lenders’ respective percentages of the Initial Term Commitments or Incremental Term Loans, as the case may be, (ii) each payment (or prepayment) by the Company of principal or interest on Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Initial Term Lenders or Incremental Term Lenders, as applicable, pro rata in accordance with the respective unpaid principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable, and (iii) each conversion of Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the Initial Term Lenders or Incremental Term Lenders, as applicable, in each case, in accordance with the respective principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable.

(f)                                    Each prepayment by the Company of the Term Loans as provided by Section 3.02 hereof shall be applied pro rata to the Term Loans and to the installments of the Term Loans, pro rata according to the then outstanding amounts thereof.

5.03.                        Computations.  Interest and fees shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of (a) ABR Loans the interest rate payable on which is then based on the Prime Rate and (b) Multi-Currency Loans and US$ Loans denominated in Pounds Sterling) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

5.04.                        Minimum and Maximum Amounts; Types.

(a)                                  Dollar-denominated US$ Loans; Dollar-denominated US$-Canadian Loans; Dollar-Denominated Multi-Currency Loans; and Term Loans.  Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of Dollar-denominated US$ Loans, Dollar-denominated US$-Canadian Loans, Dollar-denominated Multi-Currency Loans and Term Loans shall be in an aggregate principal amount equal to (a) in the case of Eurocurrency Loans, $1,000,000 or a larger multiple of $100,000, and (b) in the case of ABR Loans, $500,000 or a larger multiple of $100,000 (borrowings, conversions or prepayments of Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for Type or Interest Period); provided that (i) any Loan may be in the aggregate amount of the unused portion of the relevant Commitments, (ii) Loans may be prepaid in full and (ii) any borrowing or prepayment of Loans that are ABR Loans may be in an aggregate principal amount equal to $100,000 or a larger multiple of $100,000.

(b)                                 Non-Dollar-Denominated US$ Loans, Non-Dollar-Denominated Multi-Currency Loans and Non-Dollar-Denominated US$-Canadian Loans.  Each US$ Loan other than a Dollar-denominated US$ Loan shall be a Eurocurrency Loan, each Multi-Currency Loan other than a Dollar-denominated Multi-Currency Loan shall be a Eurocurrency Loan, and each US$-Canadian Loan other than a Dollar-denominated US$-Canadian Loan shall be a Eurocurrency Loan.  Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of non-Dollar-denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans and non-Dollar-Denominated US$ Loans shall be in an aggregate principal amount which is an integral multiple of 100,000 units of the relevant Multi-Currency, 100,000 Canadian Dollars, 100,000 Pounds Sterling or 100,000 euros, as the case may be, and equal to or greater than an amount the Dollar Equivalent of which is $1,000,000.

5.05.                        Certain Notices.

(a)                                  Dollar-denominated US$ Loans and Dollar-denominated US$-Canadian Loans.  Notices to the Administrative Agent of terminations or reductions of US$ Commitments and US$-Canadian Commitments, of borrowings, conversions and prepayments of Dollar-denominated US$ Loans and Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent (i) in the case of a notice of borrowing of Dollar-denominated US$ Loans as ABR Loans, not later than 10:00 a.m. New York Time on the relevant Borrowing Date and (ii) in the case of any other notice, not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

Notice	Number of Business Days Prior

Termination or reduction of Commitments	3

Borrowing or prepayment of ABR Loans	Same Day

Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3

Prepayments required pursuant to Section 3.02(b) or 3.02(c) for Dollars	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and

Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans and denominated in Dollars) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.  Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(a) with respect to Dollar-denominated US$ Loans or Commitments and Dollar-denominated US$-Canadian Loans or Commitments, to the Multi-Currency Payment Agent.

(b)                                 Non-Dollar Denominated US$ Loans, Multi-Currency Loans and Non-Dollar-Denominated US$-Canadian Loans.  Notices to the Multi-Currency Payment Agent of terminations or reductions of US$ Commitments, Multi-Currency Commitments and US$-Canadian Commitments, of borrowings and prepayments of non-Dollar-denominated US$ Loans, Multi-Currency Loans and non-Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Multi-Currency Payment Agent not later than 11:00 a.m. London time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

Notice	Number of Business Days Prior

Termination or reduction of Commitments	3

Borrowing or prepayment of Non-Dollar-denominated US$ Loans, Multi-Currency Loans (other than Australian Dollar-denominated, New Zealand Dollar-denominated, Yen-denominated, Zloty-denominated and Rand-denominated Multi-Currency Loans) and non-Dollar-denominated US$-Canadian Loans	3

Borrowing of Australian Dollar-denominated, New Zealand Dollar-denominated, Yen-denominated, Zloty-denominated and Rand-denominated Multi-Currency Loans	4

Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing or prepayment (which shall be a Business Day), the duration of the Interest Period therefor (subject to the definition of Interest Period) and the currency of Loans to be borrowed. Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Multi-Currency Payment Agent shall promptly notify the affected Lenders of the contents of each such notice.  Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(b) with respect to non-Dollar-denominated US$-Canadian Loans or Commitments to the Administrative Agent.

(c)                                  Term Loans.  Notices to the Administrative Agent of borrowing, conversions and prepayments of Term Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

Notice	Number of Business Days Prior

Borrowing or prepayment of ABR Loans	1

Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3

Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans) will be automatically converted into ABR Loans on the last day of the then current Interest

Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.

5.06.                        Non-Receipt of Funds by the Administrative Agent.  Unless the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall have been notified by a US$ Lender, US$-Canadian Lender, Multi-Currency Lender, Term Lender or the Company (the “Payor”) prior to the date on which such Lender is to make payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the proceeds of a Loan to be made by it hereunder or the Company is to make a payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of one or more of the Lenders, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the recipient of such payment shall, on demand, pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, until the date the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period or, in the case of an amount payable in a currency other than Dollars, the rate determined by the Administrative Agent in its discretion of the appropriate rate for interbank settlements.

5.07.                        Sharing of Payments; Waiver of Enforcement Without Consent. Etc.

(a)                                  Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it or its affiliates for the account of the such Borrower at any of their offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans or Reimbursement Obligations to such Borrower hereunder, or any other obligation of such Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Company, the relevant Borrower and the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Person purchasing a participation in the Loans to such Borrower made, or other obligations held, by another Person, whether or not acquired pursuant to the foregoing arrangements, may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of such Loans or other obligations in the amount of such participation.

(b)                                 If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, or otherwise (other than pursuant to the terms hereof), it shall promptly notify the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

(c)                                  Nothing contained herein shall require any Lender to exercise any right of set-off, banker’s lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

(d)                                 This Section 5.07 is for the benefit of the Lenders only and does not constitute a waiver of any rights against any Borrower or any of their Subsidiaries or against any property held as security for any obligations hereunder or under any other Basic Document.

5.08.                        Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower hereunder shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Indemnified Taxes (including any Other Taxes) are required to be withheld or deducted from such payments, then (i) the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) if the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower, or any Additional Borrower was the party required to make such deductions or withholdings under applicable law, such party shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower.  Without limiting the provisions of paragraph (a) above, the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower.  The Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower shall indemnify the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, each Lender and the Issuing Bank, as the case may be, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)                                 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, the Canadian Administrative Agent and the Multi-Currency Payment Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrowers have not already indemnified such parties for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 5.08(d) shall be paid within 10 days after the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by them.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Additional Borrower to a Governmental Authority, the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Additional Borrower shall deliver to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be.

(f)                                    Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower (with a copy to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be), at the time or times prescribed by applicable law or reasonably requested by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, as will enable the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the foregoing, the completion, execution and submission of any such documentation for the benefit of an Additional Borrower shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Regulatory Change, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

(g)                                 Without limiting the generality of the foregoing, with respect to the Parent, the Company and any Additional Borrower that is resident for tax purposes in the United States of America, any Foreign Lender (such term to mean, solely for purposes of this Section 5.08(g), any Lender that is organized under the laws of a jurisdiction other than the United States of America, each State thereof and the District of Columbia), or, in the case of clause (iv)(B) below, any Lender, shall deliver to the Parent, the Company or any such Additional Borrower and the Administrative Agent, as the case may be (in such number of copies as shall be requested by the recipient), on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent, the Company, any Additional Borrower or the Administrative Agent, as the case may be, but only if such Lender is legally entitled to do so) whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign

Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Parent, the Company or any such Additional Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)                              (A) any other form (including Internal Revenue Service Form W-8IMY (together with any applicable underlying Internal Revenue Service forms)) prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Parent, the Company, any such Additional Borrower or the Administrative Agent to determine the withholding or deduction required to be made, and (B) if a payment made to a Lender under this Agreement would be subject to United States Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent, the Company, any such Additional Borrower or the Administrative Agent, as the case may be, at the time or times prescribed by law and at such time or times reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent as may be necessary for it to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.08(g)(iv)(B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)                                 Treatment of Certain Refunds.  If the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Parent,  the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or with respect to which the Parent,  the Company, the Canadian Borrower, the Swiss Borrower or any Additional Borrower has paid additional amounts pursuant to this Section, it shall pay to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower, upon the request of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, agrees to repay the amount paid over to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other

Subsidiary Borrower or any Additional Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank in the event the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Additional Borrower or any other Person.  In the event of any inconsistency between this Section 5.08 and Section 3.9 of Annex A, Section 3.9 of Annex A shall supersede this Section 5.08.

(i)                                     Survival.  Each party’s obligations under this Section 5.08 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

5.09.                        Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with other such currency at the Administrative Agent’s New York Office on the Business Day that is on or immediately following the day on which final judgment is given.  The obligations of the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower in respect of any sum due to any Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Other Subsidiary Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender, the Administrative Agent the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, or the Multi-Currency Payment Agent, or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower.

Section 6  Yield Protection and Illegality.

6.01.                        Additional Costs.

(a)                                  The Company shall pay to the Administrative Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurocurrency Loans hereunder to the Company or its obligation to make any of such Loans hereunder to the Company, or any reduction in any amount receivable by such Lender in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(ix)                                subjects the Lender or Issuing Bank to taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or changes the basis of taxation of any amounts payable to such Lender or Issuing Bank under this Agreement in respect of any of such Loans (other than Excluded Taxes, Indemnified Taxes and Other Taxes covered by Section 5.08, and changes which affect taxes measured by or imposed on the overall net income of such Lender or Issuing Bank or of its Applicable Lending Office by the jurisdiction in which such Lender or Issuing Bank has its principal office or such Applicable Lending Office); or

(x)                                   imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of “Eurocurrency Base Rate” in Section 1.01 hereof); or

(xi)                                imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Each Lender (such term to include the Issuing Bank for purposes of this Section 6.01(a), solely in the case of and with respect to (i) above) will notify the Company through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) (an “Additional Cost Event”) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Administrative Agent) will designate a different Applicable Lending Office for the Eurocurrency Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States of America) provided, that the Company shall not be obligated to compensate such Lender for any such

Additional Costs incurred more than 180 days prior to the time the Lender first notifies the Company of such Additional Cost Event.  Each Lender will furnish the Company with a statement setting forth the calculations and the basis therefor, in each case in reasonable detail, and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Eurocurrency Loans to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(b)                                 Without limiting the effect of the foregoing provisions of this Section 6.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make Eurocurrency Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(c)                                  Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

(d)                                 If any Lender demands compensation under this Section, the Company may, at any time upon at least three (3) Business Days’ prior notice to such Lender through the Administrative Agent, convert in full the then outstanding Eurocurrency Loans of such Lender (in which case the Company shall be obligated, if such conversion is made on a day that is not the last day of the then current Interest Period applicable to such affected Eurocurrency Loan, to reimburse such Lender, in accordance with Section 6.05, for any resulting loss or expense incurred by it) to an ABR Loan.

6.02.                        Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Loans that are Eurocurrency Loans:

(a)                                  the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “Eurocurrency Base Rate” in Section 1.01 hereof are not being provided by the Reference Lenders in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

(b)                                 the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “Eurocurrency Base Rate” in Section 1.01 upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor;

then the Administrative Agent shall promptly notify the Company and each Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, either prepay such Loans or convert such Loans into ABR Loans in accordance with Section 3.02 hereof.

6.03.                        Illegality.  Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurocurrency Loans hereunder, or (b) maintain Eurocurrency Loans hereunder, then such Lender shall promptly notify the relevant Borrower thereof through the Administrative Agent and such Lender’s obligation to make Eurocurrency Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurocurrency Loans (in which case the provisions of Section 6.04 hereof shall be applicable).

6.04.                        Substitute ABR Loans. If the obligation of any Lender to make Eurocurrency Loans shall be suspended pursuant to Section 6.01, 6.02 or 6.03 hereof, all Loans in Dollars which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as ABR Loans (and, if an event referred to in Section 6.01(b)or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Dollar-denominated Eurocurrency Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurocurrency Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurocurrency Loans shall be applied instead to such ABR Loans.

6.05.                        Compensation. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

(a)                                  any payment, prepayment or conversion (including, without limitation, an automatic conversion pursuant to Section 10.02 hereof) of a Eurocurrency Loan made by such Lender to the Company or any other Borrower on a date other than the last day of an Interest Period for such Loan;

(b)                                 any failure by the Company or any other Borrower to borrow a Eurocurrency Loan to be made by such Lender to the Company or such other Borrower on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof;

(c)                                  any failure by the Company or any other Borrower to prepay a Eurocurrency Loan on the date specified in a notice of prepayment; or

(d)                                 any substitution of a Lender under Section 6.07 hereof on a date other than the last day of an Interest Period for each Loan of such Lender;

but excluding, in any event, loss of margin for the period after any such payment, prepayment or conversion or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss and expense along with the calculation and the basis therefor, in each case in reasonable detail.

6.06.                        Capital Adequacy. If any Lender shall determine that the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy after the date hereof, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a “Lender Parent”) as a consequence of its obligations hereunder to a level below that which such Lender (or its Lender Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis; and provided further that the Company shall not be obligated to compensate such Lender for any such reduction occurring more than 180 days prior to the time such Lender first notifies the Company of such adoption, implementation, change or compliance. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

6.07.                        Substitution of Lender.  If (i) the obligation of any Lender to make Eurocurrency Loans or the right of the Company to convert ABR Loans of any Lender to Eurocurrency Loans has been suspended pursuant to Section 6.03, (ii) any Lender has demanded compensation under Section 6.01, 6.06 or 6.08, or (iii) any Lender requests reimbursement for amounts owing pursuant to Section 5.08, the Company shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to Company and the Administrative Agent to assume the Commitments and Loans of such Lender. Any such Lender shall be obligated to sell Loans and Commitments for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Company and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

6.08.                        Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under Section 6.01 hereof (but without duplication) or Section 3.8 of Annex A hereto, if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender’s or Lenders’ reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the relevant Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, showing calculations and the basis therefor in reasonable detail, submitted by such Lender or Lenders to the relevant Borrower, shall be conclusive in the absence of manifest error as to the amount thereof.

Section 7  Conditions Precedent.

7.01.                        Effective Date. This Agreement shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall notify the Company and the Lenders that it has received (i) the executed counterparts of this Agreement in form and substance satisfactory to the Administrative Agent signed by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Initial Term Lenders and (ii) the following documents and other evidence, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (provided that this Agreement shall not become effective unless the Effective Date occurs on or before June 30, 2011):

(a)                                  Corporate Documents.  Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

(b)                                 Officer’s Certificate.  A certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 7.02 hereof.

(c)                                  Opinions of Special Counsels to the Obligors.  (i) An opinion, dated the Effective Date, of Sullivan & Worcester LLP, special New York counsel to the Obligors, substantially in the form of Exhibit I-1 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request and (ii) an opinion, dated the Effective Date, of Stewart McKelvey Stirling Scales, special Nova Scotia counsel to the Canadian Borrower substantially in the form of Exhibit I-2 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request.

(d)                                 Opinion of Special New York Counsel to the Administrative Agent. An opinion, dated the Effective Date, of Simpson Thacher & Bartlett, special New York counsel to the Administrative Agent, substantially in the form of Exhibit J hereto.

(e)                                  Guaranties and Security Documents.  Each of the Company Guaranty, the Parent Guaranty, the Subsidiary Guaranty, the Canadian Borrower Pledge Agreement, the Company Pledge Agreement, the Parent Pledge Agreement and the Subsidiary Pledge Agreement, duly executed and delivered by the Parent, the Company, each Subsidiary Guarantor, the Canadian Borrower and the Administrative Agent, as applicable.

(f)                                    Accrued Fees. Evidence that all fees (including without limitation commitment fees) and other costs and expenses under the Credit Agreement (including the Existing Credit Agreement) accrued to the Effective Date shall have been paid in full.

(g)                                 Costs.  Evidence of payment by the Parent, the Company, the Canadian Borrower or the Swiss Borrower of such fees as the Parent, the Company, the Canadian Borrower or the Swiss Borrower shall have agreed to pay or deliver to any Lender or the Administrative Agent or the Canadian Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, special New York counsel to the Administrative Agent, and of Fraser Milner Casgrain LLP, special Ontario counsel to the Canadian Administrative Agent, both in connection with the negotiation, preparation, execution and delivery of this Agreement and any Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

(h)                                 Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

(i)                                     Designation of Indebtedness as “Senior Debt” or “Senior Indebtedness” under the Senior Subordinated Debt Documents. Evidence that the Indebtedness of the Parent hereunder, under the Guarantees of such Indebtedness by the Subsidiaries of the Parent, Guarantees of the Company’s Indebtedness by the Parent and the other Subsidiaries, or, in the case of the Canadian Borrower, the Swiss Borrower and each Other Subsidiary Borrower, Guarantees of such Borrower’s Indebtedness hereunder by the Parent and the Company, as applicable, under the Parent Guaranty, the Company Guaranty and the Subsidiary Guaranty, respectively, has been designated as “Senior Debt” or “Senior Indebtedness”, as the case may be (and, accordingly, respectively,

“Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

(j)                                     Prepayment of Term Loans and Termination of Existing Revolving Commitments.  Evidence that the loans under the Existing Credit Agreement have been paid in full and the commitments thereunder have been terminated.

(k)                                  [Reserved].

(l)                                     Financial Statements.  The Lenders shall have received (i) audited consolidated financial statements of the Parent and its Subsidiaries referred to Sections 8.02(a) and (b) and (ii) the most recently published unaudited interim consolidated financial statements of the Parent and its Subsidiaries for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph, and such financial statements shall be reasonably satisfactory to the Administrative Agent.

(m)                               Approvals.  All material governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

7.02.                        Initial and Subsequent Loans. The obligation of each Lender to make any Loan to be made by it hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, is subject to the conditions precedent that, as of the date of such Loan or such issuance, and before and after giving effect thereto:

(a)                                  no Default shall have occurred and be continuing;

(b)                                 the representations and warranties made by each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Subsidiary Guarantors in each Basic Document to which it is a party shall be true on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date; provided that the representations and warranties set forth in Section 8.10 hereof need be true only as of the Effective Date (except to the extent such representations and warranties relate to an earlier date, in which event they shall be true on and as of such earlier date); and

(c)                                  the borrowing of such Loan by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower hereunder or the issuance of such Letter of Credit, as the case may be, and the related incurrence of obligations by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or such Other Subsidiary Borrower does not violate the provisions of any Senior Subordinated Debt Indenture or any other Senior Subordinated Debt Document.

Each notice of borrowing by the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Other Subsidiary Borrowers hereunder shall constitute a certification by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or such Other Subsidiary Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Parent, the Company, the Canadian Borrower, the Swiss Borrower or such Other Subsidiary Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Section 8  Representations and Warranties. Each of the Parent and the Company jointly and severally represents and warrants to the Lenders and the Administrative Agent, as of the Effective Date and on the date of each Loan and of the issuance of each Letter of Credit, as follows:

8.01.                        Corporate Existence. Each of the Parent and its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted (except such licenses, authorizations, consents and approvals the lack of which, in the aggregate, will not have a Material Adverse Effect); and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

8.02.                        Information.

(a)                                  The Company has heretofore furnished to each of the Lenders the consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2008, December 31, 2009 and December 31, 2010 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries, respectively, for the fiscal years ended on said dates, with the opinion thereon of the independent public accountants referred to therein.  All such financial statements are complete and correct and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal years ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

(b)                                 The Company has disclosed to the Lenders in writing any and all facts (other than general economic conditions) which materially and adversely affect or may materially and adversely affect (to the extent it can reasonably foresee) the business, assets, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or the ability of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; provided, that with respect to any such information, report, financial statement, exhibit or schedule to the extent that it was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Parent and its Subsidiaries to the Administrative Agent and the Lenders and required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(c)                                  Since December 31, 2010, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or, to the knowledge of the Company, in the ability of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

8.03.                        Litigation. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Parent or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or, to the knowledge of the Company, which could have a material adverse effect on the ability of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

8.04.                        No Breach; No Default.  None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation, LLC operating agreement or partnership agreements, or by-laws of the Parent or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Basic Document, any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.  No Default has occurred and is continuing.

8.05.                        Corporate Action.  Each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Subsidiary Guarantors has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution, delivery and performance by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Subsidiary Guarantors of the Basic

Documents to which they are parties have been duly authorized by all necessary corporate or limited liability company action; and this Agreement has been duly and validly executed and delivered by each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers and constitutes its legal, valid and binding obligation and each of the other Basic Documents to which the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers or any of the Subsidiary Guarantors is to be a party constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

8.06.                        Approvals. Each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Subsidiary Guarantors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof, except for filings and recordings of the Liens created pursuant to, or permitted by, the Security Documents.

8.07.                        Regulations U and X. None of the Parent or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.

8.08.                        ERISA and the Canadian Pension Plans.

(a)                                  The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

(b)                                 Each Canadian Pension Plan is in substantial compliance with all applicable pension benefits and tax laws; no Canadian Pension Plan has any unfunded liabilities (either on a “going concern” or on a “winding up” basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made.

8.09.                        Taxes.  Each of the Parent and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. The charges, accruals and reserves on the books of such Persons in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

8.10.                        Subsidiaries; Agreements; Etc.

(a)                                  Schedule II hereto is a complete and correct list on the Effective Date hereof of all Subsidiaries of the Parent and of all equity Investments held by the Parent or any of its Subsidiaries in any joint venture or other Person. Except for the Liens created by the Security Documents and except as otherwise provided on Schedule III hereof, on the Effective Date, the Parent owns, free and clear of Liens, except for Liens permitted hereunder, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Parent (or the respective Subsidiary of the Parent) also owns, free and clear of Liens, all such Investments.

(b)                                 None of the Subsidiaries of the Parent (other than the Excluded Subsidiaries) is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.21(d) hereof (other than the Senior Subordinated Debt Indentures).

8.11.                        Investment Company Act.  None of the Parent or its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

8.12.                        Reserved.

8.13.                        Ownership and Use of Properties.  Each of the Parent and its Subsidiaries will at all times have legal title to or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which are material to the operation of its business as proposed to be conducted.

8.14.                        Environmental Compliance.

(i)                                     No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company’s knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Parent or any Subsidiary of any Environmental Law, (B) alleged failure by the Parent or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, treatment, storage, recycling, transportation or disposal or Release (each a “Regulated Activity”) of any Hazardous Substances except for such as would not have a Material Adverse Effect; (ii) neither the Parent nor any Subsidiary has engaged in any Regulated Activity, other than as a generator (as such term is used in RCRA) in compliance with all applicable Environmental Laws; and (iii)  neither the Parent nor any Subsidiary has assumed from any third party, or indemnified any third party for, any Environmental Liability, except for Environmental Liabilities of the Parent and its

Subsidiaries (without duplication) that relate to or result from any matter referred to in this clause which do not exceed in the aggregate, at any time, $10,000,000.

8.15.                        Solvency.  At the Effective Date and after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Parent and the Company will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

8.16.                        Senior Debt.  The Indebtedness of each of the Parent and the Company to the Lenders hereunder and under the Parent Guaranty and the Company Guaranty, respectively, the Guarantees of such Indebtedness by the Subsidiaries of the Parent under the Subsidiary Guaranty, the Indebtedness of each of the Canadian Borrower, Swiss Borrower and each Other Subsidiary Borrower to the Lenders hereunder and the respective Guarantees of such Indebtedness by the Parent under the Parent Guaranty and by the Company under the Company Guaranty, constitute “Senior Debt” (or similar debt) and, to the extent applicable and after giving effect to appropriate notices to be delivered on the Effective Date, “Designated Senior Debt”, under and as defined in, and for all purposes of, Indebtedness of the Parent and the Company under, and the Guarantees of such Indebtedness by the Subsidiaries of the Parent, under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

Section 9  Covenants.  The Parent and the Company each agree that, so long as any of the Commitments are in effect or any Letter of Credit remains outstanding and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise pursuant to Section 12.05 hereof:

9.01.                        Financial Statements and Other Information.  The Parent shall deliver:

(a)                                  to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon (without qualification arising out of the scope of audit) of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries as at the end of, and for, such fiscal year, and stating (or indicating in a footnote to such financial statements) that, in making the examination necessary for their above-described opinion (but without any special or additional procedures for that purpose), they obtained no knowledge, except as specifically stated, of any Default;

(b)                                 to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, and accompanied, in each case, by a certificate of the chief financial officer or vice president-treasurer of the Parent which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

(c)                                  to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), within 60 days after the beginning of each fiscal year of the Parent, a copy of the consolidated operating budget, such budget to be accompanied by a certificate of the chief financial officer or vice president-treasurer of the Parent specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request;

(d)                                 to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), concurrently with the delivery of each certificate referred to in the last paragraph hereof, copies of all financial statements, reports and proxy statements mailed to shareholders or creditors of the Parent since the date of the last certificate delivered pursuant to the last paragraph hereof;

(e)                                  to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), concurrently with the delivery of each certificate referred to in the last paragraph hereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which the Parent shall have filed with the Securities and Exchange Commission since the date of the last certificate delivered pursuant to the last paragraph hereof;

(f)                                    to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), if and when the Parent or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, a copy of such notice;

(g)                                 to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly following the delivery thereof to the Parent or to the Board of Directors or management of the Parent, a copy of any management letter or similar written report by independent public accountants with respect to the financial condition, operations, business or prospects of the Parent;

(h)                                 to the Administrative Agent (and the Administrative Agent will deliver such notice to each Lender), promptly after management of the Parent or the Company knows or has reason to know that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail; and

(i)                                     to the Administrative Agent and such Lender, promptly upon receipt of any such request, such additional financial and other information as any Lender may from time to time reasonably request.

The Parent will furnish to the Administrative Agent (and the Administrative Agent will deliver such notice to each Lender), at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of its chief executive officer, chief financial officer or vice president-treasurer (i) to the effect that, to the best of such Person’s knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine the Applicable Leverage Ratio and to determine whether it was in compliance with Sections 9.08 through 9.15, 9.17 and 9.19 hereof as of the end of the respective fiscal quarter or fiscal year.  Any financial statement or other document required to be delivered pursuant to this Section 9.01 shall be deemed to have been delivered on the date on which the Parent posts such financial statement or other document on the Intralinks website on the Internet at www.intralinks.com or becomes available on the EDGAR system or any successor system of the Securities and Exchange Commission; provided that the Parent shall give prompt notice of any such posting to the Administrative Agent (who shall then give prompt notice of any such posting to the Lenders). Notwithstanding the foregoing, the Parent shall deliver paper copies of any financial statement or other document referred to in this Section 9.01 to the Administrative Agent if the Administrative Agent or any Lender requests the Parent to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent or such Lender as the case may be.

9.02.                        Taxes and Claims.  The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Parent or such Subsidiary, provided that neither the Parent nor such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

9.03.                        Insurance.  The Parent will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Parent and its Subsidiaries operate, provided that in any event the Parent shall maintain or cause to be maintained:

(1)                                  Property Insurance — insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any Peril (as defined below), in amounts as shall be reasonable and customary, but in no event less than the functional replacement cost of all such real and personal property and improvements. Such policy shall include insurance against loss of operating income earned from the operation of the business of the Parent and its Subsidiaries, by reason of any Peril affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting the Parent to the extent covered by standard business interruption policies in the States in which the Properties are located.

(2)                                  Earthquake Insurance — insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any earthquake peril, in amounts as shall be reasonable, customary and commercially available in the property/casualty insurance markets.

Such insurance (except the insurance described in paragraph (2) of this Section 9.03) shall be written by financially responsible companies selected by the Company, having an A.M. Best rating of “A-” or better, or as acceptable to the Majority Lenders.

For purposes hereof, the term “Peril” shall mean, collectively, (i) earthquake outside California, (ii) fire, smoke, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief and (iii) all other perils covered by the “all-risk” endorsement then in use in the States in which the Properties are located.

9.04.                        Maintenance of Existence; Conduct of Business.  The Parent will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; provided that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company or any Wholly-Owned Subsidiary of the Company so long as the Company or such Wholly-Owned Subsidiary is the surviving corporation (and, if such Subsidiary is not an Excluded Subsidiary prior to such merger or dissolution, the surviving corporation (if not the Company) is not an Excluded Subsidiary and is a Subsidiary Guarantor), (ii) the merger of any Subsidiary of the Company (a “Merging Subsidiary”) with any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) provided that (A) such merger is permitted under Section 9.12(vi) hereof and (B) the surviving entity is either (x) a Wholly-Owned Subsidiary (and, if such Merging Subsidiary is not an Excluded Subsidiary prior to such merger, the surviving entity is not an Excluded Subsidiary and is a Subsidiary Guarantor), or (y) an Excluded Subsidiary (provided that such Merging Subsidiary is an Excluded Subsidiary prior to such merger), (iii) the dissolution of any Wholly-Owned Subsidiary of the Company or (iv) the abandonment of any right, privilege or franchise (including any lease) not material in the aggregate to the business of the Parent and its Subsidiaries.

9.05.                        Maintenance of and Access to Properties.

(a)                                  The Parent will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by the Parent or such Subsidiary), ordinary wear and tear excepted, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Parent and any such Subsidiary.

(b)                                 The Parent will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect all trademarks, patents, service marks, trade names, copyrights, franchises and licenses, and any rights with respect thereto, which are necessary for and material to the conduct of the business of the Parent and its Subsidiaries taken as a whole.

9.06.                        Compliance with Applicable Laws. The Parent will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, ERISA and all Environmental Laws), in each case a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

9.07.                        Litigation.  The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of (i) all judgments against the Parent or any of its Subsidiaries (other than judgments covered by insurance) which in the individual exceed $25,000,000 and in the aggregate exceed $50,000,000 (excluding unrelated individual judgments of $50,000) and (ii) all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Parent or any of its Subsidiaries except litigation or proceedings which, if adversely determined, would not in the reasonable opinion of the Parent have a Material Adverse Effect.

9.08.                        Indebtedness.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(i)                                  Indebtedness to the Lenders hereunder;

(ii)                               the Indebtedness existing on the Effective Date and set forth in Schedule III hereto (including any extensions, renewals or refunding of such Indebtedness, so long as the maximum principal amount of such Indebtedness is not increased);

(iii)                            Indebtedness issued pursuant to the Senior Subordinated Debt Indentures (including the subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Parent and the Parent pursuant to the Senior Subordinated Debt Documents) and other Indebtedness subordinated to the obligations of the Parent hereunder to at least the same extent as the other Senior Subordinated Debt, so long as such other Indebtedness has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to such Indebtedness, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter;

(iv)                               so long as no Default shall have occurred or be continuing hereunder at the time of such creation or incurrence,

(a)                                  Seller Indebtedness;

(b)                                 Indebtedness incurred pursuant to the instruments governing Permitted Mortgage Financings (A) secured by Existing Physical Facilities (provided, that the aggregate amount outstanding of all such Indebtedness incurred in respect of Existing Physical Facilities shall not at any time exceed $100,000,000), or (B) secured by Physical Facilities acquired by the Parent or any of its Subsidiaries after the Effective Date;

(c)                                  Indebtedness in respect of agreements not to compete;

(d)                                 Capital Lease Obligations;

(e)                                  Indebtedness consisting of reimbursement obligations in respect of letters of credit issued by any bank for the account of the Parent or any of its Subsidiaries, the aggregate amount available to be drawn under which may not exceed $25,000,000 at any time;

(f)                                    Indebtedness in respect of any Hedging Agreement and any Cash Management Agreement;

(g)                                 Indebtedness of the Parent in an aggregate outstanding principal amount not at any time exceeding $50,000,000;

(h)                                 any guaranty by the Parent of Indebtedness incurred pursuant to the foregoing subclauses (b), (c), (d) or (e) by a Subsidiary of the Parent;

(i)                                     Acquired Debt of the Parent or any Subsidiary;

(j)                                     Indebtedness of (A) the Parent to any Subsidiary, (B) any Subsidiary to any Subsidiary or (C) any Subsidiary to the Parent, provided that any Indebtedness incurred pursuant to the foregoing clause (B) or (C) is permitted as an Investment by the lender thereof under Section 9.14; and

(k)                                  Indebtedness of any Excluded Subsidiary to any minority shareholder or partner in such Excluded Subsidiary;

provided, that Indebtedness incurred pursuant to the foregoing subclauses (a) and (c) may be incurred only in connection with Permitted Acquisitions;

(v)                                  so long as no Default shall have occurred and be continuing hereunder at the time of such creation or incurrence, Indebtedness created or incurred by any Excluded

Subsidiary (subject to the limitations set forth in Section 9.09 hereof), provided that (A) the aggregate amount of such Indebtedness of Excluded Subsidiaries (other than the Canadian Borrower and other Canadian Subsidiaries) shall not at any time exceed $150,000,000, (B) the ratio (calculated as at the end of the most recently completed fiscal quarter for the period of four fiscal quarters then ended) of (1)(x) the aggregate outstanding principal amount of Indebtedness of the Canadian Borrower and the other Canadian Subsidiaries at the end of such fiscal quarter minus (y) the aggregate amount of cash and Liquid Investments of the Canadian Borrower and the other Canadian Subsidiaries at such date to (2) the EBITDA for such period attributable to the Canadian Borrower and the other Canadian Subsidiaries for such period shall not exceed 6.5 to 1 and (C) the Parent or any Subsidiary (other than any Excluded Subsidiary) may not Guaranty in excess of $50,000,000 in aggregate principal amount of the Indebtedness of Excluded Subsidiaries (other than the Canadian Borrower and other Canadian Subsidiaries) outstanding at any time; and

(vi)                           Indebtedness incurred pursuant to the instruments governing Accounts Receivable Financings (provided, that after giving effect to cash incurrence of such Indebtedness, the Consolidated Leverage Ratio, on a pro forma basis, is less than or equal to 5.0 to 1; and provided further, that the aggregate amount outstanding of all such obligations incurred pursuant to such Accounts Receivable Financings permitted under this clause (vi) shall not at any time exceed $400,000,000).

9.09.                        Consolidated Leverage Ratio.  The Parent will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of (x) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Parent and its Subsidiaries at such date over (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (ii) EBITDA for such period (the “Consolidated Leverage Ratio”) to exceed 5.50 to 1;

9.10.                        Reserved

9.11.                        Fixed Charges Coverage Ratio. The Parent will not, as at the end of any fiscal quarter from the Effective Date and all times thereafter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Adjusted EBITDA for such period to (ii) Fixed Charges for such period to be less than 1.20 to 1.

For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a pro forma basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by the Parent and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

9.12.                        Mergers, Asset Dispositions. Etc.  Except as expressly permitted by Section 9.04, the Parent will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, except:

(xii)                             dispositions and acquisitions of inventory in the ordinary course of business;

(xiii)                          dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Parent and its Subsidiaries, provided that no single disposition of tools or equipment shall have a fair market value (determined in good faith by the Company at the time of such disposition) in excess of $15,000,000;

(xiv)                         Capital Expenditures;

(xv)                            acquisitions of Investments permitted under Section 9.14 hereof, dispositions of Investments described in clauses (i), (ii) and (iii) of Section 9.14 hereof and dispositions of other assets; provided, that the Net Cash Proceeds of the dispositions of such assets shall be subject to the provisions of Section 3.02(c) (including that such Net Cash Proceeds in any fiscal year of more than the sum of 10% of Consolidated Net Tangible Assets at the end of the immediately preceding fiscal year may not be used for a Reinvestment Event and shall cause a mandatory reduction of the Commitments);

(xvi)                         subject to compliance with the provisions of Section 9.21(b) hereof, the sale, lease, assignment, transfer or other disposition of any assets by the Parent or any Subsidiary of the Parent to the Parent or any Subsidiary thereof (other than Excluded Subsidiaries), provided, that (i) if such transfer is of material assets by the Parent, the Company or a Subsidiary Guarantor, the recipient of such transfer shall also be the Parent, the Company or a Subsidiary Guarantor, (ii) any Excluded Subsidiary may transfer assets to the Parent, the Company or any other Subsidiary (including any Excluded Subsidiary) and (iii) the effect of any such sale, lease, assignment, transfer or other disposition, or of any series of any such transactions, shall not be to substantially diminish the value of the collateral granted under the Security Documents; and

(xvii)                      so long as no Default shall have occurred and be continuing hereunder at the time of such Acquisition or transaction, Permitted Acquisitions and related Additional Expenditures and any other transaction expressly permitted by Section 9.14 hereof.

(xviii)                   dispositions of accounts receivable and related general intangibles, and related lockbox and other collection accounts records and/or proceeds pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

For purposes of this Section 9.12, “Permitted Acquisition” shall mean any Acquisition complying with the following:

(a)                                  Compliance With Financial Covenants. After giving effect to each such acquisition and any related incurrence of Indebtedness, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof as at the last day of the latest fiscal quarter.

(b)                                 Lines of Business, Etc.  Each such Acquisition shall not be “hostile” and shall be of assets relating to the information protection and storage services business or activities related thereto (or of 100% of the stock or other equity interests of Persons whose assets consist substantially of such assets) or through the merger of such a Person with a Subsidiary of the Parent, which merger shall company with Section 9.04(ii) hereof.

9.13.                        Liens. The Parent will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents; (ii) the Liens existing on the Effective Date set forth in Schedule III and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on Schedule III, provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) (A) Liens contemplated by clauses (b), (d), (e) and (g) of Section 9.08(iv); and (B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, provided that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $10,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; (vi) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (vii) [Intentionally Omitted]; and (viii) Liens under the instruments governing (A) an Accounts Receivable Financing or (B) a Permitted Mortgage Financing permitted by Section 9.08 hereof.

9.14.                        Investments.  The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called “Investments”), except:

(xix)                           operating deposit accounts with any bank or financial institution;

(xx)                              Liquid Investments (including Liquid Investments in the name and under the control of the Administrative Agent (or a collateral sub-agent for the Administrative Agent) as contemplated by the Security Documents);

(xxi)                           subject to Section 9.16 hereof, Investments in accounts and chattel paper as defined in the Uniform Commercial Code and notes receivable acquired in the ordinary course of business as presently conducted;

(xxii)                        Investments in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by Section 9.03;

(xxiii)                     (w) equity Investments in Wholly-Owned Subsidiaries of the Parent; (x) additional equity Investments in Subsidiaries of the Parent (other than Wholly-Owned Subsidiaries) with the prior written consent of the Majority Lenders and (y) Investments in the form of loans, advances or other obligations owed by any Wholly-Owned Subsidiary to the Parent, and Investments in the form of loans, advances or other obligations owed by the Parent to any Wholly-Owned Subsidiary; provided that, solely to the extent that the Parent shall make Investments in a mortgagor under a Permitted Mortgage, the aggregate amount of Investments permitted by subclauses (w) or (y) of this clause (v) in any Subsidiary of the Parent that is a mortgagor under any Permitted Mortgage shall not exceed, in the aggregate for all such Subsidiaries, $50,000,000 at any one time outstanding.

(xxiv)                    Investments consisting of loans or advances to officers and directors of the Parent and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate and loans or advances made to employees of the Parent to permit such employees to exercise options to purchase Capital Stock of the Parent;

(xxv)                       (x) Investments in Persons that are not Subsidiaries of the Parent and (y) Investments in Subsidiaries of the Parent (to the extent such Investments are not permitted under clause (v) of this Section 9.14); provided that the aggregate outstanding amount of Investments made after the Effective Date pursuant to this clause (vii) shall not at any time exceed $100,000,000;

(xxvi)                    Investments consisting of Permitted Acquisitions in accordance with Section 9.12 hereof;

(xxvii)                 subject to Section 9.16 hereof and on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent, Investments in Affiliates of the Parent (which are not Wholly-Owned Subsidiaries of the Parent) to facilitate the construction or acquisition of records management facilities including, without limitation, the acquisition of real estate for development purposes;

(xxviii)              subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Parent and the Parent pursuant to the Senior Subordinated Debt Documents;

(xxix)                      equity Investments and loans and advances and other extensions of credit to any Excluded Subsidiary or any other person organized outside of the United States or principally conducting its business outside of the United States;

(xxx)                         Investments constituted by Hedging Agreements and Cash Management Agreements; and

(xxxi)                      Investments by the Company in a Subsidiary formed pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

9.15.                        Restricted Payments.  The Parent will not, and will not permit any of the Parent’s Subsidiaries to, declare or make any Restricted Payment, except that the Parent may make additional Restricted Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Parent (such Restricted Payments, “Stock Repurchases”) and declare and make dividend payments on any shares of any class of Capital Stock of the Parent (such Restricted Payments, “Dividend Payments”) subject to the satisfaction of each of the following conditions on the date of such Stock Repurchase or Dividend Payment and after giving effect thereto:

(i)                                     no Default shall have occurred and be continuing; and

(ii)                                  the Consolidated Leverage Ratio on the last day of the most recently completed fiscal quarter of the Parent, on a pro forma basis, after giving effect to any purchase, redemption or retirement of any Subordinated Indebtedness consummated on or prior to the date thereof and to any borrowings to finance the same and the Stock Repurchases and the Dividend Payments, is less than or equal to 5.0 to 1.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Parent to the Parent or to any other Subsidiary of the Parent.

9.16.                        Transactions with Affiliates.  Except as otherwise expressly permitted by this Agreement, the Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(xxxii)                   make any Investment in an Affiliate of the Parent;

(xxxiii)                transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate of the Parent;

(xxxiv)               merge into or consolidate with or purchase or acquire assets from an Affiliate of the Parent; or

(xxxv)                  enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Parent (including, without limitation, guarantees and assumptions of obligations of an Affiliate of the Parent);

provided that (a) any Affiliate who is an individual may serve as a director, officer or employee of the Parent and receive reasonable compensation or indemnification in connection with his or her services in such capacity; (b) the Parent or a Subsidiary of the Parent may enter into any transaction with an Affiliate of the Parent if the monetary or business consideration arising therefrom would be substantially as advantageous to the Parent or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm’s length transaction with a Person similarly situated to the Parent but not an Affiliate of the Parent; and (c) the Parent may make Investments in Affiliates permitted by Section 9.14(ix) hereof and may create Residual Assurances for the benefit of an Affiliate permitted by Section 9.23 hereof in either case in connection with the construction and/or acquisition of records management facilities to be leased to the Parent or a Subsidiary, so long as, taking such transaction as a whole (giving effect to such Investment or Residual Assurance, and the lease of such facility to the Parent or such Subsidiary) such Affiliate is not disproportionately benefited.

9.17.        Subordinated Indebtedness.  The Parent will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for:

(xxxvi)             regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (other than Seller Indebtedness);

(xxxvii)            so long as no Default has occurred and is continuing, scheduled payments of principal of and interest on, and expenses and indemnities incurred in connection with, Seller Indebtedness;

(xxxviii)           any voluntary purchase, redemption or retirement of the 2003 Senior Subordinated Debt or the 2004 Senior Subordinated Debt; and

(xxxix)              any other purchase, redemption or retirement of Subordinated Indebtedness, so long as (i) no Default has occurred and is continuing and (ii) either (A) such other purchase, redemption or retirement is in connection with a refinancing of such Subordinated Indebtedness with the proceeds of, or in connection with an exchange of such Subordinated Indebtedness for a new series of, Senior Subordinated Debt issued within 180 days of the substantial completion of such purchase, redemption or retirement, or (B) after giving effect to such purchase, redemption or retirement, the Consolidated Leverage Ratio, on a pro forma basis, after giving effect to such purchase, redemption or retirement and any Stock Repurchase and any Dividend Payment consummated on or prior to the date thereof, and to any borrowings to finance the same, is less than or equal to 5.0 to 1.

9.18.        Lines of Businesses.  Neither the Parent nor any of its Subsidiaries, taken as a whole, shall engage to any substantial extent in any business activity other than the information protection and storage services business or activities related or incidental thereto.

9.19.        Modification of Other Agreements.  The Parent will not request or consent to any modification, supplement or waiver of any of the provisions of any instrument or document evidencing or governing Subordinated Indebtedness (other than any such modification, supplement or waiver to the Senior Subordinated Debt Indentures necessary or customary to provide for the issuance of additional Indebtedness thereunder) except on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

9.20.        Reserved.

9.21.        Certain Obligations Respecting Subsidiaries.  (a)  The Parent will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Parent and each of its Subsidiaries at all times owns all of the issued and outstanding shares of each class of Capital Stock of each of such Person’s Subsidiaries (other than, in each case, Capital Stock of Excluded Subsidiaries, Upper Providence Venture I, L.P. and Kelman Data Management LLC). Without limiting the generality of the foregoing, the Parent shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (other than an Excluded Subsidiary) owned by them, nor permit any Subsidiary of the Parent (other than an Excluded Subsidiary) to issue any shares of Capital Stock of any class whatsoever to any Person (other than to the Parent or to another Wholly-Owned Subsidiary or pursuant to Section 9.12 hereof).  In the event that any such additional shares of Capital Stock shall be issued by any Subsidiary of the Parent, or any Subsidiary shall be acquired, the Parent agrees (so long as the certificates evidencing such shares of stock are not subject to a lien permitted under Section 9.13(v) hereof, and in any event subject to clause (c) below) forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank as well as, in accordance with the Security Documents, promissory notes and intercompany notes specified as Collateral as defined in the Security Documents and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents.

(b)           The Majority Lenders shall have the right from time to time to require the Parent, pursuant to a written request from the Administrative Agent, to cause such Subsidiaries of the Parent as may be specified in such request (except for any SPE) to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Majority Lenders, guaranteeing payment of Parent’s and the Company’s obligations hereunder. Any such request shall be made by the Majority Lenders in the good faith and reasonable exercise of their discretion. Within 30 days after any such request, the Parent shall, and shall cause the appropriate Subsidiaries of the Parent to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such guaranties and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security.

(c)           Notwithstanding anything to the contrary in this Section 9.21:

(I)            no Excluded Subsidiary shall be required to be or become a party to the Subsidiary Guaranty or otherwise Guarantee the obligations of the Parent and the Company hereunder;

(II)           the Parent and its Subsidiaries shall not be required to pledge more than 66% of the aggregate Voting Stock of such Excluded Subsidiary directly held by the Parent or its Domestic Subsidiaries to the Administrative Agent under the Security Documents; and

(III)         the Parent and its Subsidiaries shall not be required to pledge the stock of any other Excluded Subsidiary.

(d)           The Parent will not permit any of its Subsidiaries (other than Excluded Subsidiaries or any SPE acting pursuant to the terms of an Accounts Receivable Financing or Permitted Mortgage Financing permitted by the terms of this Agreement) to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (other than the Senior Subordinated Debt Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

9.22.        Environmental Matters.  The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, remedial action, loss, damage, cost, expense, fine, penalty or sanction resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Parent or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Parent, any Subsidiary or any other Person on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of the cases (i), (ii), (iii) and (iv), which individually or in the aggregate could have a Material Adverse Effect.

9.23.        Residual Assurances.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Residual Assurances, except that (notwithstanding Sections 9.08 and 9.14) the Company may create a Residual Assurance with respect of the construction or acquisition of any records management facility by any Affiliate of the Company so long as (a) the maximum liability of the Company in respect of such Residual Assurance does not exceed 15% of the fair market value (as determined in good faith by the Board of Directors of the Company) of the completed records management facility, and (b) the maximum liability of the Company in respect of all Residual Assurances does not exceed $3,000,000 in the aggregate.

9.24.        Perfection of Security Interests in Stock of Foreign Subsidiaries.  Within 60 days after the Effective Date, subject to Section 9.21(c), the Parent shall have completed the perfection of security interests in the stock of Subsidiaries organized in a jurisdiction outside of the United States of America and listed in Annex 1 to the Company Pledge Agreement, Annex 1 to the Parent Pledge Agreement, Annex 1 to the Canadian Borrower Pledge Agreement or Annex 1 to the Subsidiary Pledge Agreement.

Section 10  Defaults.

10.01.      Events of Default.  If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a)           default in the payment of any principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable hereunder when due; or

(b)           the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $25,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(c)           any representation or warranty made or deemed made by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Subsidiary Guarantor in any Basic Document, or in any certificate or financial information furnished to any Lender, the Administrative Agent or the Canadian Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(d)           (i) the Parent or the Company shall default in the performance of any of its obligations under Sections 9.08 through 9.21 and 9.23 hereof or (ii) the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any Subsidiary Guarantor shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (ii) shall continue unremedied for a period of 25 days after notice thereof to the Company by the Administrative Agent or the Majority Lenders (through the Administrative Agent); or

(e)           the Parent or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)            the Parent or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)           a proceeding or case shall be commenced, without the application or consent of the Parent or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

(h)           a final judgment or judgments (other than up to $25,000,000 of judgments as to which the Parent is fully insured and the relevant insurer has agreed to pay such judgment) by a court or courts (or a final order by an appropriate Governmental Authority) shall be rendered against the Parent or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) in excess of $10,000,000 in the aggregate, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, or the Parent or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)            the Parent or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 shall be filed under Title IV of ERISA by the Company or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company or any member of the Controlled Group to enforce Section 515 or 421 9(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 421 9(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Company or one or more members of the Controlled Group to incur a current payment obligation in excess of $10,000,000; or

(j)            any Change of Control shall occur; or

(k)           (i) any Security Document or the Parent Guaranty or the Company Guaranty or the Subsidiary Guaranty shall cease, for any reason, to be in full force and effect (other than as provided therein) or any party thereto (other than the Lenders) shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby.

THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers; provided that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers.

In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10.01 with respect to the Parent, the Company, the Canadian Borrower, the Swiss Borrower or the Other Subsidiary Borrowers, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn stated amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities.

10.02.      Ratable Treatment of Lenders.  In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date (the “Acceleration Date”) pursuant to Section 10.01 hereof, the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers and the Revolving Lenders agree that the outstanding Revolving Loans and Reimbursement Obligations and accrued but unpaid interest thereon not denominated in Dollars shall be automatically converted to Dollars on the Acceleration Date at the then applicable Exchange Rate and any Reimbursement Obligation not denominated in Dollars thereafter arising shall be automatically converted to Dollars on the date of the drawing giving rise thereto under the relevant Letter of Credit at the then applicable Exchange Rate.  The Revolving Lenders hereby irrevocably agree for the benefit of each other (and not for the benefit of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers or the other Obligors) that, effective as of the Acceleration Date, each Revolving Lender shall acquire participations in each then outstanding Revolving Loan and Letter of Credit Liability in proportion to the aggregate outstanding amount of Revolving Loans of such Revolving Lender plus such Revolving Lender’s L/C Exposure and Swingline Exposure, to the aggregate outstanding amount of Revolving Loans of all the Revolving Lenders plus all Revolving Lenders’ L/C Exposure and Swingline Exposure, in each case determined immediately prior to the Acceleration Date (such Revolving Lender’s “Proportion”).  On or promptly following the Acceleration Date, the Administrative Agent shall determine for each Revolving Lender the difference between (a) such Revolving Lender’s Proportion of the aggregate principal amount of the outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversion to Dollars and (b) the aggregate principal amount of such Revolving Lender’s actual outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversions to Dollars.  Each Revolving Lender whose difference is positive shall make a payment which is equal to such difference to the Administrative Agent in Dollars in immediately available funds on a date set by the Administrative Agent promptly following the Acceleration Date.  The Administrative Agent shall distribute such payment to the Revolving Lenders whose differences are negative, with such distribution to be ratable based upon the respective amounts of such negative differences.  On each subsequent date on which a Reimbursement Obligation arises by virtue of a draw on a Letter of Credit, each Revolving Lender shall, promptly after being notified thereof, make a payment to the Issuing Lender equal to its Proportion of such Reimbursement Obligation.  To the extent that any Revolving Lender shall fail to pay any amount required to be paid pursuant to this Section 10.02 on the due date therefor, such Revolving Lender shall pay interest to the Administrative Agent for ratable distribution to the Revolving Lenders or Issuing Lenders entitled thereto on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, provided that if such Revolving Lender shall fail to make such payment within three Business Days of such due date, then, retroactively to the due date, such Revolving Lender shall be obligated to pay interest on such amount at the ABR Rate.

Section 11  The Administrative Agent.

11.01.      Appointment Powers and Immunities.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any of the Subsidiary Guarantors or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

11.02.      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

11.03.      Defaults.  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than a Default of the type specified in Section 10.01(a)) unless the Administrative Agent has received notice from a Lender or the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall deliver to the Lenders a copy of any written declaration made pursuant to the second to last paragraph of Section 10.01 hereof.

11.04.      Rights as a Lender.  With respect to its Commitments and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers and the Subsidiary Guarantors (and their respective Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent in its individual capacity may accept fees and other consideration from the Parent, the Company, the Canadian Borrower, the Swiss Borrower or the Other Subsidiary Borrowers (in addition to the agency fees and arrangement fees heretofore agreed to between the Parent, the Company, the Canadian Borrower, the Swiss Borrower or the Other Subsidiary Borrowers and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

11.05.      Indemnification.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company under said Sections 12.03 and 12.04), ratably in accordance with the principal amount of their respective Loans and Reimbursement Obligations outstanding, or if no Loans or Reimbursement Obligations are outstanding, ratably in accordance with their respective Revolving Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

11.06.      Non-Reliance on Administrative Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower and the Subsidiary Guarantors of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any of the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or the other Basic Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower or any of the Subsidiary Guarantors (or any of their affiliates) which may come into the possession of the Administrative Agent.

11.07.      Failure to Act.  Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

11.08.      Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time that it is a Defaulting Lender by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company (provided that the Company’s consent shall not be required during the occurrence or continuance of an Event of Default). Upon any such resignation or removal, the Administrative Agent that resigned or was removed shall, to the extent that its annual agency fee was paid in advance, pay to the Company an amount equal to such fee multiplied by a fraction the numerator of which shall be the number of days remaining on the date of such resignation or removal until the next anniversary of the Effective Date, and the denominator of which shall be 365. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the Administrative Agent that is a Defaulting Lender (the “Notice Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

11.09.      Consents under Basic Documents.  Without the prior written consent of the Majority Lenders, the Administrative Agent will not consent to any modification, supplement or waiver under any of the Basic Documents or any of the other documents described in Section 9.19 hereof.

11.10.      Collateral Sub-Agents.  Each Lender by its execution and delivery of this Agreement agrees, as contemplated by the Security Documents, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Administrative Agent thereunder.

11.11.      Multi-Currency Payment Agent and Canadian Administrative Agent.  The Multi-Currency Payment Agent referred to herein and the Canadian Administrative Agent referred to in Annex A hereto shall be deemed to be sub-agents of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Section 11.

11.12.      Additional Ministerial Powers of the Administrative Agent.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute any document creating any Lien and to release any Lien covering any asset of the Company or any of its Subsidiaries (including, without limitation, any Facilities, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement.

Section 12  Miscellaneous.

12.01.      Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Basic Documents are cumulative and not exclusive of any remedies provided by law.

12.02.      Notices.  All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient (a) in the case of the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent at the “Address for Notices” specified below its name on the signature pages hereof; (b) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

12.03.      Expenses Etc.  The Company agrees to pay or reimburse, without duplication of any amounts otherwise already so paid or reimbursed by the Company elsewhere under this Agreement, each of the Lenders, the Administrative Agent and the Arrangers for paying: (a) the reasonable fees and expenses of Simpson Thacher & Bartlett LLP and Fraser Milner Casgrain LLP, special counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the

Security Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any other Basic Document (including, without limitation, the amendment and restatement evidenced hereby); (b) all reasonable costs and expenses of the Lenders, the Administrative Agent and the Arrangers (including reasonable counsels’ fees) in connection with the enforcement of this Agreement or any other Basic Document or any bankruptcy, insolvency or other proceedings); (c) all mortgage, intangible, transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Basic Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein.

12.04.      Indemnification.  The Parent shall indemnify the Administrative Agent, the Arrangers, the Canadian Administrative Agent, the Lenders and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, relate to or result from any (i) Loan by any Lender hereunder or (ii) breach by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower of this Agreement or any other Basic Document or (iii) any Environmental Liabilities (whether known or unknown) or (iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding)  as well as any amendment or waiver relating to the foregoing, and the Company shall reimburse the Administrative Agent, the Canadian Administrative Agent and each Lender, and each affiliate and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

12.05.      Amendments. Etc.  No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Parent, the Company, the Canadian Borrower, the Swiss Borrower or any Other Subsidiary Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the Commitment Termination Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, Loans shall not constitute any such extension), or extend the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or extend the scheduled date of any payment of principal of any Term Loan, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees, or reduce the principal amount thereof, or increase any Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of a Commitment of a Lender), (ii) amend, modify or waive any provision of this Section 12.05, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Majority Lenders, (iv) release all or substantially all of the security for the obligations of the Company or any other Borrower under this Agreement, (v) change the order of any mandatory prepayment provided for in Section 3.02(b) or (c) hereof without the consent of Term Lenders having at least 51% of the aggregate principal amount of the Term Loans or (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty; provided that a Defaulting Lender’s vote shall not be required except that (A) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (B) the principal amount of, or interest or fees payable on, Loans or Letter of Credit Liabilities may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent. Notwithstanding anything in this Section 12.05 to the contrary, no amendment, waiver or consent shall be made (x) with respect to Section 11 without the consent of the Administrative Agent, (y) with respect to Annex A hereto without the consent of the Canadian Borrower or (z) with respect to Section 2.10 hereto without the consent of the Administrative Agent and the Issuing Bank.

12.06.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers may not assign their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may assign all or a portion of its rights and obligations under this Agreement other than to a natural person (i) with respect to the Term Loans, (x) to any other Lender, to any affiliate of a Lender or to any entity (an “Approved Fund”) (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender, an affiliate of such Lender or an entity or an affiliate of an entity that administers or manages a Lender, or (y) with the consent of the Administrative Agent and of the Company (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), and (ii) with respect to the Revolving Commitments, (x) with the consent of the Administrative Agent and of the Issuing Bank or the Canadian Issuing Bank, to any other Lender, to any affiliate of a Lender or to an Approved Fund, or (y) with the consent of the Administrative Agent, of the Issuing Bank or the Canadian Issuing Bank, and of the Company (provided, that the consent of the Company to any assignment shall not be required if an Event of Default hereunder shall have occurred and be continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), which consents (other than the consent of the Administrative Agent to the assignment of any Revolving Commitment) shall not be unreasonably withheld or delayed, to any other bank or financial institution (it being understood that, in the case of the Canadian Issuing Bank, it shall not be unreasonable to withhold consent in the case of any proposed assignment to any entity or entities rated below BBB+ by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or other comparable rating by another comparable rating agency), provided that any such partial assignment shall not, unless the Company and the Administrative Agent otherwise agree (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), be less than $5,000,000 (or, in the case of Term Loans, $1,000,000), or if the remainder of the Lender’s Commitment or Term Loans is less than $5,000,000 such lesser amount. Upon execution and delivery to the Administrative Agent of an Assignment and Assumption substantially in the form of Exhibit N hereto by the assignor and the assignee together with payment by such assignee to the Administrative Agent of a processing fee of $3,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein), released from its obligations under this Agreement. Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans or any Commitment or Commitments made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof) (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii), (v) or (vi) of Section 12.05 hereof). Each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers agrees that each participant shall be entitled to the benefits of Sections 5.07, 5.08 and 6 of this Agreement and Section 3.8 of Annex A hereto with respect to its participation; provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred; provided further that no participant shall be entitled to the benefits of Section 5.08 unless such participant complies with Sections 5.08(f) and (g) as if it were a Lender. Each Lender may furnish any information concerning the Parent and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note or C$ Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them from such Lender.

In addition to the assignments and participations permitted in the foregoing provisions of this Section 12.06, any Lender may (without notice to the Parent, the Company, the Canadian Borrower, the Swiss Borrower, the Other Subsidiary Borrowers, the Administrative Agent, the Issuing Bank or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) with respect to any Lender which is a fund, to its trustee or creditors in support of its obligations to its trustee or creditors, and such Loans and Notes shall be fully transferable as provided therein. No such assignment pursuant to the preceding sentence shall release the assigning Lender from its obligations hereunder.

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Letter of Credit Liabilities owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, each Lender that sells a participation, acting solely for this purpose as an agent of the applicable Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, the applicable Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

12.07.      Confidentiality.  Each Lender agrees to exercise all reasonable efforts to keep any information delivered or made available by or on behalf of the Parent to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to the officers, directors, employees, agents, attorneys and accountants of such Lender or its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, the Parent, the Company, the Canadian Borrower, the Swiss Borrower, any Other Subsidiary Borrower, any Subsidiary Guarantor or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender’s legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07.

12.08.      Survival.  The obligations of the Parent, the Company, the Swiss Borrower and the Other Subsidiary Borrowers under Sections 6.01, 6.05, 6.06, 6.08, 12.03 and 12.04 hereof and of the Canadian Borrower under such Sections and Section 3.8 of Annex A hereto and the obligations of the Lenders under Section 11.05 shall survive the repayment of the Loans and the termination of the Commitments.

12.09.      Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.10.      Counterparts; Integration.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

12.11.      GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARENT, THE COMPANY, THE CANADIAN BORROWER, THE SWISS BORROWER AND THE OTHER SUBSIDIARY BORROWERS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARENT, THE COMPANY, THE CANADIAN BORROWER, THE SWISS BORROWER AND THE OTHER SUBSIDIARY BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARENT, THE COMPANY, THE CANADIAN BORROWER, THE SWISS BORROWER AND THE OTHER SUBSIDIARY BORROWERS HEREBY AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY BASIC DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARENT, THE COMPANY, THE CANADIAN BORROWER, THE SWISS BORROWER, THE OTHER SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.12.      Parent, Canadian Borrower’s, Swiss Borrower’s and Other Subsidiary Borrowers’ Agent.  Each of the Parent, Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers, by execution and delivery of this Agreement, irrevocably appoints the Company as its agent and attorney-in-fact for all purposes of this Agreement, irrevocably designates, appoints and empowers the Company, as its designee and agent, for service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and hereby ratifies and confirms, and agrees to be bound by, all actions taken by the Company on its behalf pursuant to the foregoing authorization.  The Company irrevocably accepts such appointment.  Without limiting the generality of the foregoing, all notices from and to the Parent, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers hereunder shall be given by or to the Company on its behalf.  Each Lender, the Parent, the Canadian Administrative Agent and the Administrative Agent may conclusively rely on the authority of the Company to act on behalf of the Canadian Borrower and the Swiss Borrower and, the Other Subsidiary Borrowers.

12.13.      Designation of Indebtedness.  The indebtedness incurred hereunder constitutes “Senior Debt” or “Senior Indebtedness”, as the case may be (and, accordingly, “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

12.14.      Acknowledgements.  Each of the Parent, the Company, the Canadian Borrower, the Swiss Borrower and the Other Subsidiary Borrowers hereby acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Obligor arising out of or in connection with this Agreement or any of the other Basic Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

12.15.      USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent and the Company, which information includes the name and address of the Parent and the Company and other information that will allow such Lender to identify the Parent and the Company in accordance with the Act.

12.16.      Additional Borrowers.  The Company may designate any Subsidiary of the Parent as a Borrower under the Multi-Currency Commitments; provided that the Administrative Agent and the applicable Lenders shall be reasonably satisfied that such Lenders may make loans and other extensions of credit to such Subsidiary in the applicable currency or currencies in such Subsidiary’s jurisdiction in compliance with applicable laws and regulations, without being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Tax or other expense.  Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement substantially in the form of Exhibit O-1 executed by such Subsidiary and the Company, such Subsidiary shall be a Borrower and a party to this Agreement.  A Subsidiary shall cease to be a Borrower hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Subsidiary, no Letters of Credit issued for the account of such Subsidiary shall be outstanding and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination substantially in the form of Exhibit O-2; provided that, notwithstanding anything herein to the contrary, no Subsidiary of the Parent shall cease to be a Borrower solely because it no longer is a Subsidiary of the Parent.

12.17.      Releases of Guarantees and Liens.  (a)  Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 12.05) to take any action requested by the Parent having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Basic Document or that has been consented to in accordance with Section 12.05 or (ii) under the circumstances described in paragraph (b) below.

(b)           At such time as the Loans, the Reimbursement Obligations and the other obligations under the Basic Documents (other than obligations under or in respect of Hedging Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By	/s/ John P. Lawrence
Title: Senior Vice President

Address for Notices:

745 Atlantic Avenue
Boston, Massachusetts 02111

Attention:	John P. Lawrence
Senior Vice President
and Treasurer

Fax No.:	(617) 350-7881

Taxpayer ID Number:

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr.

Fax No.: (617) 338-2880

PARENT:

IRON MOUNTAIN INCORPORATED

By	/s/ John P. Lawrence
Title: Senior Vice President

Address for Notices:

745 Atlantic Avenue
Boston, Massachusetts 02111

Attention:	John P. Lawrence
Senior Vice President
and Treasurer

Fax No.:	(617) 350-7881

Taxpayer ID Number:

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr.

Fax No.: (617) 338-2880

CANADIAN BORROWER:

IRON MOUNTAIN CANADA CORPORATION

By	/s/ John P. Lawrence
Title: Senior Vice President

Address for Notices:

Iron Mountain Canada Corporation
195 Summerlea Road
Brampton, Ontario, Canada L6T 4P6
Fax: (905) 792-2567

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

SWISS BORROWER:

IRON MOUNTAIN SWITZERLAND GMBH

By	/s/ Chris LaRochelle
Title: Managing Director

Address for Notices:

Iron Mountain Switzerland GmbH
Freier Platz 10
CH-8200 Schaffhausen
Switzerland

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

OTHER SUBSIDIARY BORROWERS::

IRON MOUNTAIN EUROPE LIMITED

By	/s/ Roderick Day
Title: Director

Address for Notices:

Iron Mountain Europe Limited
3rd floor, Cottons Centre, Tooley Street
London SE12TT, United Kingdom

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

OTHER SUBSIDIARY BORROWERS:

IRON MOUNTAIN AUSTRALIA PTY LTD.

By	/s/ Ernest W. Cloutier
Title: Director

Address for Notices:

Iron Mountain Australia Pty Ltd.
Level 1, Toorak Rd.,
Hawthorn East,
Victoria 3123, Australia

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

OTHER SUBSIDIARY BORROWERS:

IRON MOUNTAIN INFORMATION MANAGEMENT (LUXEMBOURG) S.C.S.

By	/s/ John P. Lawrence
Title: Manager

Address for Notices:

Iron Mountain
9A, Rue Rubert Stumpee
Luxembourg L-2577,
Luxembourg

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

OTHER SUBSIDIARY BORROWERS:

IRON MOUNTAIN LUXEMBOURG S.A.R.L.

By	/s/ John P. Lawrence
Title: Manager

Address for Notices:

Iron Mountain Luxembourg S.á r.l
5 Rue Guillaume Kroll,
Luxembourg L-1882,
Luxembourg

with a copy to:
Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President
and Treasurer

US$ LENDERS

JPMorgan Chase Bank, N.A.

By:	/s/ Matthew Massie
Name: Matthew Massie
Title: Managing Director

US$ LENDERS

RBS Citizens, N.A.
Name of Lender

By:	/s/ Li-Mei Yang
Name: Li-Mei Yang
Title: Senior Vice President

US$ LENDERS

BARCLAYS BANK PLC
Name of Lender

By:	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

US$ LENDERS

Bank of America, NA

By:	/s/ John F. Lynch
Name: John F. Lynch
Title: SVP

US$ LENDERS

The Bank of Nova Scotia
Name of Lender

By:	/s/ David L. Mahmood
Name: David L. Mahmood
Title: Managing Director

US$ LENDERS

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

US$ LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Donald Schwartz
Name: Donald Schwartz
Title: Managing Director

US$ LENDERS

Credit Agricole Corporate and Investment Bank
Name of Lender

By:	/s/ Pamela Donnelly
Name: Pamela Donnelly
Title: Managing Director

By:	/s/ Yuri Muzichenko
Name: Yuri Muzichenko
Title: Director

US$ LENDERS

PNC BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Kristin Wenslau
Name: Kristin Wenslau
Title: Vice President

US$ LENDERS

TD Bank, N.A.

By:	/s/ Marla Willner
Name: Marla Willner
Title: Senior Vice President

US$ LENDERS

HSBC Bank, USA, NA

By:	/s/ Elise M. Russo
Name: Elise M. Russo
Title: Global Relationship Manager

US$ LENDERS

HSBC Bank, plc

By:	/s/ Ian Sparkes
Name: Ian Sparkes
Title: Senior Corporate Banking Manager

US$ LENDERS

UNION BANK, N.A.

By:	/s/ Vik Thadani
Name: Vik Thadani
Title: Vice President, National Banking

US$ LENDERS

Sumitomo Mitsui Banking Corporation
Name of Lender

By:	/s/ David W. Kee
Name: David W. Kee
Title: Joint General Manager

US$ LENDERS

The Huntington National Bank
Name of Lender

By:	/s/ Chad A. Lowe
Name: Chad A. Lowe
Title: Vice President

US$ LENDERS

Webster Bank, N.A.
Name of Lender

By:	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

US$ LENDERS

People’s United Bank

By:	/s/ Robert D. Hazard
Name: Robert D. Hazard
Title: Senior Vice President

US$ LENDERS

TAIWAN COOPERATIVE BANK SEATTLE BRANCH
Name of Lender

By:	/s/ Ming Chih Chen
Name: Ming Chih Chen
Title: VP & General Manager

US$ LENDERS

Hua Nan Commercial Bank, Ltd., Los Angeles Branch
Name of Lender

By:	/s/ Oliver C.H. Hsu
Name: Oliver C.H. Hsu
Title: VP & General Manager

MULTI-CURRENCY LENDERS

JPMorgan Chase Bank, N.A.

By:	/s/ Matthew Massie
Name: Matthew Massie
Title: Managing Director

MULTI-CURRENCY LENDERS

RBS Citizens, N.A.
Name of Lender

By:	/s/ Li-Mei Yang
Name: Li-Mei Yang
Title: Senior Vice President

MULTI-CURRENCY LENDERS

BARCLAYS BANK PLC
Name of Lender

By:	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

MULTI-CURRENCY LENDERS

Bank of America, NA

By:	/s/ John F. Lynch
Name: John F. Lynch
Title: SVP

MULTI-CURRENCY LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Donald Schwartz
Name: Donald Schwartz
Title: Managing Director

MULTI-CURRENCY LENDERS

Credit Agricole Corporate and Investment Bank
Name of Lender

By:	/s/ Pamela Donnelly
	Name:	Pamela Donnelly
	Title:	Managing Director

By:	/s/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

MULTI-CURRENCY LENDERS

PNC BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Kristin Wenslau
	Name:	Kristin Wenslau
	Title:	Vice President

MULTI-CURRENCY LENDERS

TD Bank, N.A.

By:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

MULTI-CURRENCY LENDERS

HSBC Bank, USA, NA

By:	/s/ Elise M. Russo
	Name:	Elise M. Russo
	Title:	Global Relationship Manager

MULTI-CURRENCY LENDERS

UNION BANK, N.A.

By:	/s/ Vik Thadani
	Name:	Vik Thadani
	Title:	Vice President, National Banking

MULTI-CURRENCY LENDERS

The Huntington National Bank
Name of Lender

By:	/s/ Chad A. Lowe
	Name:	Chad A. Lowe
	Title:	Vice President

MULTI-CURRENCY LENDERS

Webster Bank, N.A.
Name of Lender

By:	/s/ Raymond C. Hoefling
	Name:	Raymond C. Hoefling
	Title:	Senior Vice President

US$-CANADIAN LENDERS

JPMorgan Chase Bank, N.A., Toronto Branch

By:	/s/ Matthew Massie
	Name:	Matthew Massie
	Title:	Managing Director

US$-CANADIAN LENDERS

RBS Citizens, N.A.
Name of Lender

By:	/s/ Li-Mei Yang
	Name:	Li-Mei Yang
	Title:	Senior Vice President

US$-CANADIAN LENDERS

BARCLAYS BANK PLC
Name of Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

US$-CANADIAN LENDERS

Bank of America, N.A. (Canada branch)
Name of Lender

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

US$-CANADIAN LENDERS

The Bank of Nova Scotia
Name of Lender

By:	/s/ David L. Mahmood
	Name:	David L. Mahmood
	Title:	Managing Director

US$-CANADIAN LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Donald Schwartz
	Name:	Donald Schwartz
	Title:	Managing Director

US$-CANADIAN LENDERS

Credit Agricole Corporate and Investment Bank
Name of Lender

By:	/s/ Pamela Donnelly
	Name:	Pamela Donnelly
	Title:	Managing Director

By:	/s/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

US$-CANADIAN LENDERS

PNC BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Kristin Wenslau
	Name:	Kristin Wenslau
	Title:	Vice President

US$-CANADIAN LENDERS

TD Bank, N.A.

By:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

US$-CANADIAN LENDERS

UNION BANK, N.A.

By:	/s/ Vik Thadani
	Name:	Vik Thadani
	Title:	Vice President, National Banking

US$-CANADIAN LENDERS

The Huntington National Bank
Name of Lender

By:	/s/ Chad A. Lowe
	Name:	Chad A. Lowe
	Title:	Vice President

US$-CANADIAN LENDERS

Webster Bank, N.A.
Name of Lender

By:	/s/ Raymond C. Hoefling
	Name:	Raymond C. Hoefling
	Title:	Senior Vice President

US$-CANADIAN LENDERS

People’s United Bank

By:	/s/ Robert D. Hazard
	Name:	Robert D. Hazard
	Title:	Senior Vice President

CANADIAN LENDERS

JPMorgan Chase Bank, N.A., Toronto Branch

By:	/s/ Matthew Massie
	Name:	Matthew Massie
	Title:	Managing Director

CANADIAN LENDERS

RBS Citizens, N.A.
Name of Lender

By:	/s/ Li-Mei Yang
	Name:	Li-Mei Yang
	Title:	Senior Vice President

CANADIAN LENDERS

BARCLAYS BANK PLC
Name of Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

CANADIAN LENDERS

Bank of America, N.A. (Canada branch)
Name of Lender

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

CANADIAN LENDERS

The Bank of Nova Scotia
Name of Lender

By:	/s/ David L. Mahmood
	Name:	David L. Mahmood
	Title:	Managing Director

CANADIAN LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Donald Schwartz
	Name:	Donald Schwartz
	Title:	Managing Director

CANADIAN LENDERS

Credit Agricole Corporate and Investment Bank
Name of Lender

By:	/s/ Pamela Donnelly
	Name:	Pamela Donnelly
	Title:	Managing Director

By:	/s/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

CANADIAN LENDERS

PNC BANK CANADA BRANCH

By:	/s/ Caroline Stade
	Name:	Caroline Stade
	Title:	Senior Vice President

CANADIAN LENDERS

TD Bank, N.A.

By:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

CANADIAN LENDERS

UNION BANK, Canada Branch

By:	/s/ Anne Collins
	Name:	Anne Collins
	Title:	Vice President

CANADIAN LENDERS

Webster Bank, N.A.
Name of Lender

By:	/s/ Raymond C. Hoefling
	Name:	Raymond C. Hoefling
	Title:	Senior Vice President

CANADIAN LENDERS

People’s United Bank

By:	/s/ Robert D. Hazard
	Name:	Robert D. Hazard
	Title:	Senior Vice President

TERM LENDERS

RBS Citizens, N.A.
Name of Lender

By:	/s/ Li-Mei-Yang
	Name:	Li-Mei Yang
	Title:	Senior Vice President

JPMorgan Chase Bank, N.A.

By:	/s/ Matthew Massie
	Name:	Matthew Massie
	Title:	Managing Director

TERM LENDERS

BARCLAYS BANK PLC
Name of Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

TERM LENDERS

Bank of America, NA

By:	/s/ John F. Lynch
	Name:	John F. Lynch
	Title:	SVP

TERM LENDERS

The Bank of Nova Scotia
Name of Lender

By:	/s/ David L. Mahmood
	Name:	David L. Mahmood
	Title:	Managing Director

TERM LENDERS

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

TERM LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Donald Schwartz
	Name:	Donald Schwartz
	Title:	Managing Director

TERM LENDERS

Credit Agricole Corporate and Investment Bank
Name of Lender

By:	/s/ Pamela Donnelly
	Name:	Pamela Donnelly
	Title:	Managing Director

By:	/s/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

TERM LENDERS

PNC BANK, NATIONAL ASSOCIATION
Name of Lender

By:	/s/ Kristin Wenslau
	Name:	Kristin Wenslau
	Title:	Vice President

TERM LENDERS

TD Bank, N.A.

By:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

TERM LENDERS

HSBC Bank, USA, NA

By:	/s/ Elise M. Russo
	Name:	Elise M. Russo
	Title:	Global Relationship Manager

TERM LENDERS

HSBC Bank, plc

By:	/s/ Ian Sparkes
	Name:	Ian Sparkes
	Title:	Senior Corporate Banking Manager

TERM LENDERS

UNION BANK, N.A.

By:	/s/ Vik Thadani
	Name:	Vik Thadani
	Title:	Vice President, National Banking

TERM LENDERS

Sumitomo Mitsui Banking Corporation
Name of Lender

By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Joint General Manager

TERM LENDERS

The Huntington National Bank
Name of Lender

By:	/s/ Chad A. Lowe
	Name:	Chad A. Lowe
	Title:	Vice President

TERM LENDERS

Webster Bank, N.A.
Name of Lender

By:	/s/ Raymond C. Hoefling
	Name:	Raymond C. Hoefling
	Title:	Senior Vice President

TERM LENDERS

People’s United Bank

By:	/s/ Robert D. Hazard
	Name:	Robert D. Hazard
	Title:	Senior Vice President

TERM LENDERS

TAIWAN COOPERATIVE BANK SEATTLE BRANCH
Name of Lender

By:	/s/ Ming Chih Chen
	Name:	Ming Chih Chen
	Title:	VP & General Manager

TERM LENDERS

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.
Name of Lender

By:	/s/ KO, YI MING
	Name:	KO, YI, MING
	Title:	VP & GENERAL MANAGER

TERM LENDERS

Hua Nan Commercial Bank, Ltd., Los Angeles Branch
Name of Lender

By:	/s/ Oliver C.H. Hsu
	Name:	Oliver C.H. Hsu
	Title:	VP & General Manager

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By	/s/ Matthew Massie
Name: Matthew Massie
Title: Managing Director

Address for Notices given pursuant to Section 5.05:

(a) US$ Notices

JPMorgan Chase Bank, N.A.
Loan and Agency Group
1111 Fannin
10th Floor
Houston, TX 77002
Attention: Sheila King/ Maryann Bui
Telecopier No.: (713) 750-2878
Telephone No.: (713) 750-2242/ (713) 750-7932

(b) Multi-currency Notices

JPMorgan Chase
Loan & Agency Services
1111 Fannin, 10th Floor,
Houston, TX 77002-6925
Attention: Carla M. Kinney
Telephone: 713-750-3560
Fax No.: 713-374-4312

Address for other Notices:
JPMorgan Chase Bank, N.A.
383 Park Avenue
24th Floor
New York, New York 10179
Attention: Matthew Massie
Fax No.: (212) 270-5100
Telephone No.: (212) 270-5432

[Credit Agreement]

CANADIAN ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent

By	/s/ Matthew Massie
Name: Matthew Massie
Title: Managing Director

Address for Funding Notices:
JPMorgan Chase
Loan & Agency Services
1111 Fannin, 10th Floor,
Houston, TX 77002-6925
Attention: Carla M Kinney
Tel: 713-750-3560
Fax: 713-374-4312
Carla.M.Kinney@chase.com

Address for Notices:
JPMorgan Chase
Loan & Agency Services
1111 Fannin, 10th Floor,
Houston, TX 77002-6925
Attention: Carla M Kinney
Tel: 713-750-3560
Fax: 713-374-4312
Carla.M.Kinney@chase.com

[Credit Agreement]

SCHEDULE I

COMMITMENTS

Lender	Total Commitment	Term Loan Commitment	Total Revolving Commitment	RC: US$ Tranche	RC: US$-CAN Tranche	RC: Multi-Currency Tranche
JP Morgan Chase & Co.	$117,000,000	$43,895,000	$73,105,000	$24,494,780	$21,637,836	$26,972,384
RBS Citizens	$117,000,000	$43,895,000	$73,105,000	$24,494,780	$21,637,836	$26,972,384
Barclays Bank	$117,000,000	$47,970,000	$69,030,000	$22,253,530	$20,782,086	$25,994,384
Bank of America	$100,000,000	$41,000,000	$59,000,000	$19,154,410	$17,708,742	$22,136,848
Scotia Capital	$100,000,000	$41,000,000	$59,000,000	$43,070,000	$15,930,000	$0
Morgan Stanley & Co	$100,000,000	$41,000,000	$59,000,000	$59,000,000	$0	$0
Wells Fargo Bank	$75,000,000	$30,750,000	$44,250,000	$24,337,500	$9,292,500	$10,620,000
Credit Agricole Corporate and Investment Bank	$75,000,000	$30,750,000	$44,250,000	$24,337,500	$9,292,500	$10,620,000
PNC Bank	$75,000,000	$30,750,000	$44,250,000	$24,337,500	$9,292,500	$10,620,000
Toronto Dominion Bank	$75,000,000	$30,750,000	$44,250,000	$24,337,500	$9,292,500	$10,620,000
HSBC Bank, USA, NA	$60,000,000	$24,600,000	$35,400,000	$24,780,000	$0	$10,620,000
HSBC Bank plc	$40,000,000	$16,400,000	$23,600,000	$16,520,000	$0	$7,080,000
Union Bank, N.A.	$40,000,000	$16,400,000	$23,600,000	$12,980,000	$4,956,000	$5,664,000
Sumitomo Mitsui Banking Corporation	$25,000,000	$10,250,000	$14,750,000	$14,750,000	$0	$0
Huntington Bancshares Inc	$25,000,000	$10,250,000	$14,750,000	$8,112,500	$3,097,500	$3,540,000
Webster Bank	$25,000,000	$10,250,000	$14,750,000	$8,112,500	$3,097,500	$3,540,000
Peoples United Bank	$25,000,000	$10,250,000	$14,750,000	$10,767,500	$3,982,500	$0
Taiwan Cooperative Bank	$20,000,000	$8,200,000	$11,800,000	$11,800,000	$0	$0
Mega International Commercial Bank Co.	$10,000,000	$10,000,000	$0	$0	$0	$0
Hua Nan Commerical Bank Ltd	$4,000,000	$1,640,000	$2,360,000	$2,360,000	$0	$0
Totals	$1,225,000,000	$500,000,000	$725,000,000	$400,000,000	$150,000,000	$175,000,000

SCHEDULE II

IRON MOUNTAIN INCORPORATED

Subsidiaries; Investments in Joint Ventures and Other Persons

As of June 27, 2011

List of Subsidiaries

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
397499 British Columbia Ltd.	British Columbia
Administradora de Informacion Ltda	Chile
Archirex Iratkezelő, Tanácsadó és Szolgáltató Kft	Hungary
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Britannia Data Management Limited	England and Wales
Custodia de Documentos Limitada	Chile
Custodia S.O.S. Limitada	Chile
Data Destroy 2006 Limited	Ireland
Docu Guard Holding Limited	Cyprus
Drustvo za pruzanje usluga arhiviranja Datagard d.o.o. Beograd	Serbia
File-Safe Limited	England and Wales
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron Mountain Shredding
Horanross Limited	Ireland	Iron Mountain
IM EES Sp. Z.O.O.	Poland	Iron Mountain
IM New Zealand Holdings ULC	New Zealand	Iron Mountain
IMI Holding Italia SpA	Italy
IMSA Peru SRL	Peru	Iron Mountain

IndexInfo Services Pty Ltd.	India	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain (UK) Limited	England and Wales
Iron Mountain A/S	Denmark	Iron Mountain
Iron Mountain Alberta Company ULC	Alberta
Iron Mountain Anamnis GDM SAS	France
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Assurance Corporation*	Vermont
Iron Mountain Australia Holdings Pty. Ltd.	Australia
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Austria Archivierung G.m.b.H.	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM BVBA	Belgium
Iron Mountain BPM International S.a.r.l.	Luxembourg
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS LLC	Russia	Iron Mountain
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain do Brasil Ltda.	Brazil	Iron Mountain

Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Information Management (Luxembourg) S.C.S.	Luxembourg
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain France SAS f/ka Memogarde, S.A.	France	Iron Mountain
Iron Mountain Fulfillment Services, Inc.*	Delaware	Iron Mountain Fulfillment Services
Iron Mountain Global Holdings, LLC (f/k/a Iron Mountain Global, Inc.)*	Delaware
Iron Mountain Global, L.L.C.*	Delaware
Iron Mountain Group (Europe) Limited	England and Wales
Iron Mountain Hellas SA f/k/a Safedoc S,A,	Greece
Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain India Private Limited	India	Iron Mountain
Iron Mountain Information Management Co. Ltd.	Taiwan
Iron Mountain Information Management, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.*	Delaware
Iron Mountain Ireland (Holdings) Ltd.	Ireland
Iron Mountain Ireland Ltd.	Ireland
Iron Mountain Italia SpA	Italy	Iron Mountain
Iron Mountain Livingston Limited	England and Wales
Iron Mountain Luxembourg S.A.R.L.	Luxembourg
Iron Mountain Magyarorszaq kft	Hungary

Iron Mountain Mayflower Ltd.	England and Wales	Iron Mountain
Iron Mountain MDM Limited	England and Wales
Iron Mountain Mexico, S de R.L. de C.V.	Mexico
Iron Mountain Nederland (Holdings) B.V.	Netherlands	Iron Mountain
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain New Zealand Limited	New Zealand	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Participation SAS	France	Iron Mountain
Iron Mountain Peru S.A.	Peru
Iron Mountain PLE Limited	England and Wales	Iron Mountain
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain Polska Sp. Z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain Sdn Bhd	Malaysia	Iron Mountain
Iron Mountain Secure Shredding Ltd.	England and Wales
Iron Mountain S.R.L	Romania	Iron Mountain Secure Shredding
Iron Mountain Shanghai Co. Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia s.r.o.	Slovakia
Iron Mountain South America Ltd.	Cayman Islands	Iron Mountain
Iron Mountain Statutory Trust — 1998*	Connecticut
Iron Mountain Statutory Trust — 1999*	Connecticut
Iron Mountain Statutory Trust — 2001*	Connecticut
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain Southeast Asia Holdings Ltd. f/k/a Iron Mountain Transnational Holdings Ltd.	Hong Kong

Iron Mountain Ukraine LLC	Ukraine
Kelman Data Management LLC	Delaware
Kelman Data Management LP	Alberta
Kestrel Data Services Limited	England and Wales
Marshgate Morangis S.a.r.l.	Luxembourg
Mountain Software Services Private Limited	India
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
New Horizon Core Storage Ltd.	Alberta
Record Data Limited	Ireland
Secure Paper Services Pty. Ltd.	Australia
Silver Sky Limited	Jersey Channel Islands
Sispace AG	Switzerland	Iron Mountain
Sistemas de Archivo Corporativo, S de R.L. de C.V.	Mexico
Sistemas de Archivo de Mexico, S de R.L. de C.V.	Mexico
Storbox SA	Chile	Iron Mountain
The Imaging Centre Pty. Ltd.	Australia
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
Venues Australia Pty. Ltd.	Australia

Investments in Joint Ventures and Other Persons

Chile

Shareholders Agreement dated January 1, 2004, among Iron Mountain Chile, S.A., Storbox S.A., and Custodia S.O.S. S. A.

Russia, Ukraine, Denmark

Strategic Alliance Agreement dated November 15, 2006, among Iron Mountain Holdings (Europe) Limited, Iron Mountain Incorporated, Iron Mountain EES Holdings, Ltd., Tom Keller and Brian Patterson

Turkey

Strategic Alliance Agreement dated November 7, 2006, among Iron Mountain Holdings (Europe) Limited, Iron Mountain Incorporated, Iron Mountain Arsivleme Hizmetleri A.S., Guard Holding Investments SL, Dilek Arkan, Hasan Arkan and Enver Arkan

India

Shareholders Agreement dated May 16, 2006, among Iron Mountain Inc., Indexinfo Services Pvt. Ltd., and Rahul Sood.

Shareholders Agreement dated May 16, 2006, among Iron Mountain Inc, Mody Access Info Pvt. Ltd., and Neville Mody.

Switzerland

Sale and Purchase agreement dated March 28, 2008, among Iron Mountain Europe Limited, Christoph A. Oschwald, Hanspeter Baumann, and Othmar Hochreutener

Serbia

Shareholder agreement dated December 20, 2010, among Iron Mountain Holdings (Europe) LTD, Drustvo za pruzanje usluga arhiviranja Datagard d.o.o. Beograd, and Drustvo za izdavacku delatnost i ekonomsko-organizacione usluge Finar d.o.o. Beograd

SCHEDULE III

(Pursuant to Sections 9.08 and 9.13)

PART 1: EXISTING INDEBTEDNESS AS OF MAY 31, 2011

1.                                       Iron Mountain Information Management Microsoft licenses treated as Capital Lease ($3,500,000).

2.                                       Iron Mountain Information Management capital leases — real estate ($13,200,000).

3.                                       Iron Mountain Information Management capital leases - vehicle ($60,200,000 with ARI, $6,400,000 with BOA and $9,200,000 with GE).

4.                                       Iron Mountain Canada capital leases — real estate ($7,700,000).

5.                                       Iron Mountain Canada capital leases - vehicle ($3,500,000 with ARI, $1,500,000 with BOA, $1,600,000 with GE and $4,200,000 with PHH).

6.                                       Iron Mountain Chile capital leases— real estate ($39,000,000).

7.                                       Iron Mountain Peru capital leases— real estate ($200,000).

8.                                       Iron Mountain Mexico local bank loan with Grupo Scotiabank ($5,100,000).

9.                                       Iron Mountain Mexico capital leases— real estate ($130,000).

10.                                 Iron Mountain Europe local bank loans ($11,000 in Czech Republic, $830,000 in Austria and $30,000 in Greece).

11.                                 Iron Mountain Europe capital leases— real estate ($61,000,000).

12.                                 Iron Mountain Europe capital leases— vehicle ($150,000).

13.                                 Iron Mountain Australia loan with HSBC ($4,500,000).

14.                                 Iron Mountain New Zealand loan with HSBC ($320,000).

15.                                 Iron Mountain India loan with HSBC ($250,000).

16.                                 Iron Mountain India capital leases— real estate ($1,300,000).

EXISTING LIENS AS OF MAY 31, 2011

Mortgage held by BBVA Bank on property located in Peru ($1,900,000).

Mortgage held by BNP Paribas Fortis on property located in France ($3,800,000).

Mortgage held by Banco Santander on property located in Spain ($400,000).

SCHEDULE IV

LETTERS OF CREDIT

Issuing Bank	Beneficiary	Letter of Credit Number	Issue Date	Actual Expiry	LC Amount
JPMORGAN CHASE BANK N.A.	COMMISSIONER OF INSURANCE STATE OF VERMONT	P-231634	November 13, 2002	January 1, 2012	USD	1,000,000.00
JPMORGAN CHASE BANK N.A.	PHH VEHICLE MANAGEMENT SERVICES INC.	P-245813	March 1, 2004	January 31, 2012	CAD	200,000.00
JPMORGAN CHASE BANK N.A.	RLI INSURANCE COMPANY	P-250500	August 26, 2004	April 1, 2012	USD	150,000.00
JPMORGAN CHASE BANK N.A.	NORTHWEST 5TH AND 45TH REALTY CORP.	P-351058	January 5, 1998	January 5, 2012	USD	50,000.00
BANK OF AMERICA N.A.	ANDREW J DEBATTISTA	00000068008973	October 21, 2005	April 16, 2012	USD	20,000.00
BANK OF AMERICA N.A.	STERLING REAL ESTATE	00000068008974	October 21, 2005	March 10, 2012	USD	200,000.00
BANK OF AMERICA N.A.	ARCHIVE WAREHOUSE	00000068009401	October 13, 2005	October 14, 2011	USD	615,000.00
BANK OF AMERICA N.A.	CAROLINA POWER AND LIGHT	00000068011196	February 1, 2006	January 31, 2012	USD	9,430.00
BANK OF AMERICA N.A.	GEORGE TERMINAL WAREHOUSE	00000068012129	April 4, 2006	April 1, 2012	USD	13,050.00
BANK OF AMERICA N.A.	KNICKERBOCKER PROPERTIES, INC	00000068013331	June 20, 2006	April 16, 2012	USD	45,055.63
BANK OF AMERICA N.A.	CRP-2 HOLDINGS	00000068016435	December 22, 2006	December 21, 2011	USD	25,000.00
BANK OF AMERICA N.A.	C. MICHAEL WELLS	00000068016615	January 3, 2007	January 5, 2012	USD	31,810.84
HSBC Bank, USA, NA	HSBC Bank Polska	SDCMTN559542	April 28, 2011	May 31, 2012	PLN	12,000,000.00

EXHIBIT A-1

FORM OF REVOLVING CREDIT NOTE

June     , 2011

FOR VALUE RECEIVED, IRON MOUNTAIN INFORMATION MANAGEMENT, INC., a Delaware corporation (the “Company”), hereby promises to pay to                     (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Administrative Agent at 270 Park Avenue, New York NY 10017 or the Multi-Currency Payment Agent at its London office, 125 London Wall, London, EC2Y 5AJ, as specified in the Credit Agreement, the aggregate unpaid principal amount of the Loans made by the Bank to the Company as specified in the Credit Agreement under the Credit Agreement), in lawful money in the currency of such Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

This Note is one of the Notes referred to in the Credit Agreement dated as of June     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Iron Mountain Incorporated, Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners, and evidences Loans made by the Bank thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By:
Name:
Title:

Signature Page to Revolving Note

SCHEDULE OF LOANS

This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.

Date Made, Continued or Converted	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made by

Schedule to Revolving Note

EXHIBIT A-2

FORM OF TERM NOTE

$	June , 20

FOR VALUE RECEIVED, IRON MOUNTAIN INFORMATION MANAGEMENT, INC., a Delaware corporation (the “Company”), hereby promises to pay to                                        (the “Bank”) for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, the principal amount of (a)                                                            DOLLARS ($                                    ), or, if less, (b) the unpaid principal amount of the Term Loan made by the Bank to the Company under the Credit Agreement, in lawful money of the United States and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, Type and amount of the Term Loan evidenced hereby and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, shall be recorded by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loan made by the Bank.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of June     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Iron Mountain Incorporated, Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides of the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By:
Name:
Title:

Signature Page to Term Note

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule to Term Note

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule to Term Note

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

Date	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

EXHIBIT B

COMPANY PLEDGE AGREEMENT

COMPANY PLEDGE AGREEMENT dated as of June       , 2011, between IRON MOUNTAIN INFORMATION MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Company is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Company, Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland (the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.á r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers.  In addition, any of the Obligors may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to the Pledgor and any loan or advance made by the Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Company and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing Iron Mountain Global, LLC, Iron Mountain Global Holdings, LLC, Kelman Data Management LLC and any other entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, Iron Mountain Global, LLC, a Delaware limited liability company, Iron Mountain Global Holdings, LLC, a Delaware limited liability company, Kelman Data Management LLC, a Delaware limited liability company and any other entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents and the Security Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Pledgor” shall mean the Company.

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“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Notes and C$ Notes held by each Lender of, the Parent, the Company, the Canadian Borrower, the Swiss Borrower, IM Europe, IM Australia, IMIM Luxembourg, IM Luxembourg and each of the Additional Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, IM Europe, IM Australia, IMIM Luxembourg, IM Luxembourg and each of the Additional Borrowers under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Parent under the Parent Guaranty and all obligations of the Subsidiary Guarantors under the Subsidiary Guaranty), (b) all obligations of the Company in respect of its guaranty under Section 2 of the Company Guaranty, (c) all Hedging Obligations and all Cash Management Obligations owing by the Obligors to the Lenders and their respective affiliates and (d) all obligations of the Company to the Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

 Representations and Warranties.  The Company represents and warrants to the Lenders and the Administrative Agent that:

The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

The Pledged Stock identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

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The Pledged Stock identified in Annex 1 hereto constitutes (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and (ii) in the case of Issuers organized under the laws of any jurisdiction outside of the United States of America, the lesser of (A) 66% of the Voting Stock of such Issuers and (B) 100% of the Voting Stock of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by the Company on the date hereof, the Company is the registered owner of all Pledged LLC Interests, and the Company is the only member of each LLC Issuer.

This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

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The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company’s right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

the shares of Capital Stock of the Issuers identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Company (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder);

the Pledged LLC Interests and all right, title and interest of the Company in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of the Company to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by the Company;

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intercompany obligations of foreign Subsidiaries owing to the Company;

the balance from time to time in the Collateral Account;

all promissory notes and all Intercompany Notes; and

all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that in no event shall the Collateral include more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America.

Cash Proceeds of Collateral.

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 Collateral Account.  There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 3.02(d) and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Company.

 Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the Company, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection, each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

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 Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof the Company hereby agrees with each Lender and the Administrative Agent as follows:

 Delivery and Other Perfection.  The Company shall:

 if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

 give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

 keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

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 permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

 Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

 Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

 Collateral.

 The Company will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding (except that in the case of Kelman Data Management LLC and Upper Providence Venture I L.P., the Company shall cause the Collateral to constitute 100% of the Capital Stock of such Issuers owned by the Company on the Effective Date) and 100% of all Intercompany Notes issued to the Company at any time whatsoever (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder).

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 So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

 Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

 If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

 Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

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 the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

 the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

 upon notice thereof to each LLC Issuer and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Company; and

 the Administrative Agent may, upon ten business days prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

14

Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

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Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank, and (ii) deliver to the Administrative Agent duly executed UCC Financing Statements required to perfect the security interest of the Administrative Agent in the Pledged LLC Interests.

Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

Further Assurances.  The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

LLC Agreements; Pledged LLC Interests.

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No Amendments.  The Company shall not amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2  Chief Executive Office.  The Company represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at:

745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:	John P. Lawrence
Senior Vice President and Treasurer

The Company agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3 LLC Interests not Securities.  The Company represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  The Company agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

Miscellaneous.

No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

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Expenses.  The Company agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Company.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

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Governing Law;.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Company Pledge Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

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ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Fulfillment Services, Inc. (f/k/a COMAC, Inc.)	4	IMIM	100	100%

Iron Mountain Intellectual Property Management, Inc. (f/k/a DSI Technology Escrow Services, Inc.)	5	IMIM	100	100%

Nettlebed Acquisition Corp.	C002	IMIM	100	100%

Iron Mountain Global Holdings LLC	N/A	IMIM	N/A	100%

Iron Mountain Information Management (Luxembourg) S.C.S.	N/A	IMIM	62,326	65.991%

Mountain Reserve III, Inc.	1	IMIM	100	100%

Mountain Real Estate Assets, Inc.	1	IMIM	100	100%

K-1

EXHIBIT C

SUBSIDIARY PLEDGE AGREEMENT

SUBSIDIARY PLEDGE AGREEMENT dated as of June       , 2011, among each of the corporations, limited liability companies and limited partnerships identified under the caption “PLEDGORS” on the signature pages hereto (each individually, a “Pledgor” and, collectively, the “Pledgors”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Parent, Iron Mountain Information Management, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”) Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland (the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.à.r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers. In addition, the Parent and/or the Company may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).  Accordingly, the parties hereto agree as follows:

Definitions.  Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to any Pledgor and any loan or advance made by any Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies and limited partnerships identified beneath the names of the Pledgors on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Pledgors and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents and the Security Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) all obligations of the Pledgors in respect of their guarantee under Section 2 of the Subsidiary Guaranty, (b) the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Parent and the Company and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by the Parent or the Company under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Company under the Company Guaranty and all obligations of the Parent under the Parent Guaranty), (c) all Hedging Obligations and all Cash Management Obligations owing

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by the Obligors to the Lenders and their respective affiliates and (d) all obligations of any of the Pledgors, the Parent and the Company to the Lenders and the Administrative Agent hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Representations and Warranties.  Each Pledgor represents and warrants to the Lenders and the Administrative Agent that:

Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto constitutes (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and (ii) in the case of Issuers organized under the laws of any jurisdiction outside of the United States of America, the lesser of (A) 66% of the Voting Stock of such Issuers and (B) 100% of the Voting Stock of such Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

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The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by any Pledgor on the date hereof, the P1edgors are the registered owners of all Pledged LLC Interests and the Pledgors are all of the members of the LLC Issuers.

This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Pledgor’s right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

the shares of Capital Stock of the Issuers identified in Annex 1 hereto under the name of such Pledgor and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by such Pledgor (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

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all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder);

the Pledged LLC Interests and all right, title and interest of the relevant Pledgor in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of such Pledgor to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by such Pledgor; and

intercompany obligations of foreign Subsidiaries owing to such Pledgor;

the balance from time to time in the Collateral Account;

all promissory notes and all Intercompany Notes; and

all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that in no event shall the Collateral include more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America.

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Cash Proceeds of Collateral.

Collateral Account. There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 3.02(d) and 10 of the Credit Agreement, any Pledgor is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Pledgor.

Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the respective Pledgor, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection, each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

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Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, Pledgors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

Delivery and Other Perfection.  Each Pledgor shall:

if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder), keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement, and

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permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Collateral.

(a) The Pledgors will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to any Pledgor at any time whatsoever (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder).

(b) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.4(b).

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(c) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

(d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgors.

Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

the Administrative Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

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upon notice thereof to each LLC Issuer and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Pledgors; and

the Administrative Agent may upon ten business days prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

11

Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner.  Each Pledgor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the respective Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

12

Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall (i) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank and (ii) deliver to the Administrative Agent duly executed UCC Financing Statements required to perfect the security interest of the Administrative Agent in the Pledged LLC Interests.

Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

Further Assurances.  Each Pledgor agrees that, from time to time upon the written request of the Administrative Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

13

LLC Agreements; Pledged LLC Interests.

No Amendments.  No Pledgor shall amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2 Chief Executive Office.  Each Pledgor represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at the address listed on Schedule I hereto.  Each Pledgor agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3 LLC Interests not Securities.  Each Pledgor represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  Each Pledgor agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

 Miscellaneous.

No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Pledgors) at the “Address for Notices” specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14

Expenses.  The Pledgors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Pledgor.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

15

Governing Law; This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS

IRON MOUNTAIN FULFILLMENT SERVICES, INC. (f/k/a COMAC, INC.)

By
Title:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC. (f/k/a DSI TECHNOLOGY ESCROW SERVICES, INC.)

By
Title:

IRON MOUNTAIN GLOBAL HOLDINGS, LLC

By
Title:

IRON MOUNTAIN GLOBAL, L.L.C.

By
Title:

IRON MOUNTAIN INFORMATION MANAGEMENT, INC. (as a Guarantor and sole beneficiary of IRON MOUNTAIN STATUTORY TRUST — 1998, IRON MOUNTAIN STATUTORY TRUST — 1999 and IRON MOUNTAIN STATUTORY TRUST — 2001)

By
Title:

MOUNTAIN REAL ESTATE ASSETS, INC.

By
Title:

MOUNTAIN RESERVE III, INC.

By
Title:

NETTLEBED ACQUISITION CORP.

By
Title:

TREELINE SERVICES CORPORATION

By
Title:

Address for Notices for all Pledgors:

c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention: Brian P. McKeon
Chief Financial
Officer

Telecopy Number: (617) 350-7881

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr.

Telecopy Number: (617) 338-2880

THE ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

19

ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

[Pledgor: TREELINE SERVICES CORPORATION (“TSC”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Canada Corporation	1	TSC	66	66%

Pledgor: IRON MOUNTAIN GLOBAL HOLDINGS LLC (f/k/a Iron Mountain Global, Inc.) (“IMGH”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Information Management (Luxembourg) S.C.S.	N/A	IMGH	7	0.007%
Iron Mountain Global LLC	N/A	IMGH	N/A	100%

Iron Mountain Mexico, S.A. de R.L. de C.V.	4	IMGH	23,640,408	65.934%

Iron Mountain Cayman Ltd.*	4	IMGH	66	16.50%

Iron Mountain Cayman Ltd.*	5	IMGH	66	16.50%

Iron Mountain Cayman Ltd.*	7	IMGH	66	16.5%

Iron Mountain Cayman Ltd.*	9	IMGH	66	16.5%

*transferred to Iron Mountain Information Management (Luxembourg) S.C.S.

Pledgor: IRON MOUNTAIN GLOBAL LLC (“IMG LLC”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Mexico, S.A. de R.L. de C.V.	1	IMG LLC	1980	0.066%

2

EXHIBIT D

PARENT GUARANTY

PARENT GUARANTY dated as of June     , 2011, among IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”); JPMORGAN CHASE BANK, N.A., as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, TORONTO BRANCH, as agent for the Canadian lenders or other Canadian financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

The Parent, is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Parent, Iron Mountain Information Management, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland ( the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.à.r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrowers. In addition, any of the Obligors may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder, to enter into one or more Hedging Agreements as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions.  Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein, “Loan Documents” shall mean the Credit Agreement, the Notes, the C$ Notes, the Letter of Credit Documents, this Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the Security Documents.

Section 2.  The Guarantee.

2.1  The Guarantee.  The Parent hereby guarantees to each Lender, the Administrative Agent and the Canadian Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Note(s) and the C$ Note(s) held by each Lender of, the Company, the Canadian Borrower, the Swiss Borrower, each Other Subsidiary Borrower and each Additional Borrower, and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by any Borrower under the Loan Documents (including, without limitation, all Reimbursement Obligations, the obligations of the Company under the Company Guaranty, the obligations of each Subsidiary Guarantor under the Subsidiary Guaranty, all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of any Borrower or Subsidiary Guarantor to the Administrative Agent, the Canadian Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including the costs and expenses of the Administrative Agent, the Canadian Administrative Agent or any Lender in enforcing its rights hereunder) and (b) all Hedging Obligations and all Cash Management Obligations owing by the Obligors to the Lenders and their affiliates, in each case strictly in accordance with the terms thereof (such obligations described in the foregoing clauses (a) and (b) being herein collectively called the “Guaranteed Obligations”). The Parent hereby further agrees that if any Borrower (or any Subsidiary Guarantor) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.2  Obligations Unconditional.  The obligations of the Parent under Section 2.1 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes, the C$ Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Parent hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:

i.      at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

ii.     any of the acts mentioned in any of the provisions of the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

iii.    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

iv.       any lien or security interest granted to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Canadian Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under the Credit Agreement, the Notes or the C$ Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.3 Reinstatement.  The obligations of the Parent under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees to indemnify the Administrative Agent, the Canadian Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent, the Canadian Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.4 Subrogation. The Parent hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments (including the Canadian Commitments) and all Letter of Credit Liabilities of the Lenders under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against any Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.5 Remedies.  The Parent agrees that, as between the Parent and the Lenders, the obligations of each Borrower under the Credit Agreement, the Notes and the C$ Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Parent for purposes of said Section 2.1.

2.6 Instrument for the Payment of Money.  The Parent hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Administrative Agent or the Canadian Administrative Agent, at its sole option, in the event of a dispute by the Parent in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.7 Continuing Guarantee.  The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Parent under Section 2.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Parent, the Administrative Agent, the Canadian Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 3.  Miscellaneous.

3.1 No Waiver.  No failure on the part of the Administrative Agent, the Canadian Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent, the Canadian Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.2 Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the address specified in Section l2.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

3.3 Expenses.  The Parent agrees to reimburse each of the Lenders, the Administrative Agent and the Canadian Administrative Agent for all reasonable costs and expenses of the Lenders, the Administrative Agent and the Canadian Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.3.

3.4 Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Parent and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent, the Canadian Administrative Agent, each Lender, each holder of any of the Guaranteed Obligations and the Parent.

3.5 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parent, the Administrative Agent, the Canadian Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Parent shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

3.6 Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

3.7 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.8 Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The Parent hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  The Parent hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.9 Waiver of Jury Trial.  EACH OF THE PARENT, THE ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.10 Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

3.11 Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent, the Canadian Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

3.12 Set-Off.  The Parent hereby irrevocably authorizes the Administrative Agent, the Canadian Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 10.01(a) of the Credit Agreement shall have occurred and be continuing, without notice to the Parent, any such notice being expressly waived by the Parent, to set-off and appropriate and apply any and all deposits general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Canadian Administrative Agent or such Lender to or for the credit or the account of the Parent, or any part thereof in such amounts as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Parent to the Administrative Agent, the Canadian Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent, the Canadian Administrative Agent or such Lender against the Parent, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent, the Canadian Administrative Agent or such Lender may elect, whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent, the Canadian Administrative Agent and each Lender shall notify the Parent promptly of any such set-off and the application made by the Administrative Agent, the Canadian Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, the Canadian Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Canadian Administrative Agent or such Lender may have.

3.13 Designation of Indebtedness.  The indebtedness of the Parent hereunder constitutes “Senior Debt” or “Senior Indebtedness”; and “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be, within the meaning of the Senior Subordinated Debt Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Parent Guaranty Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INCORPORATED

By
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

JPMORGAN CHASE BANK, TORONTO BRANCH
as Canadian Administrative Agent

By
Title:

EXHIBIT E

PARENT PLEDGE AGREEMENT

PARENT PLEDGE AGREEMENT dated as of June       , 2011, between IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Parent is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Parent, Iron Mountain Information Management, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland ( the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.á r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers. In addition, any of the Obligors may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to the Pledgor and any loan or advance made by the Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies, if any, and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Parent and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents and the Security Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof

“Pledgor” shall mean the Parent.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans (including the C$ Loans) made by the Lenders to, and the Notes and C$ Notes held by each Lender of, the Parent, the Company, the Canadian Borrower, the Swiss Borrower, IM Europe, IM Australia, IMIM Luxembourg, IM Luxembourg and each of the Additional Borrowers and all other amounts from time to time owing to the Lenders, the Administrative

Agent or the Canadian Administrative Agent by the Parent, the Company, the Canadian Borrower, the Swiss Borrower, IM Europe, IM Australia, IMIM Luxembourg, IM Luxembourg and each of the Additional Borrowers under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Company under the Company Guaranty and all obligations of the Subsidiary Guarantors under the Subsidiary Guaranty), (b) all obligations of the Parent in respect of its guaranty under Section 2 of the Parent Guaranty, (c) all Hedging Obligations and all Cash Management Obligations owing by the Obligors to the Lenders and their respective affiliates and (d) all obligations of the Parent to the Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

 Representations and Warranties.  The Parent represents and warrants to the Lenders and the Administrative Agent that:

The Parent is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

The Pledged Stock identified in Annex 1 hereto is, and all other Pledged Stock in which the Parent shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

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The Pledged Stock identified in Annex 1 hereto constitutes (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by the Parent on the date hereof (whether or not registered in the name of the Parent) and (ii) in the case of Issuers organized under the laws of any jurisdiction outside of the United States of America, the lesser of (A) 66% of the Voting Stock of such Issuers and (B) 100% of the Voting Stock of such Issuers beneficially owned by the Parent on the date hereof (whether or not registered in the name of the Parent) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which the Parent shall hereafter grant a security interest pursuant to Section 3 hereof  (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by the Parent on the date hereof, the Parent is the registered owner of all Pledged LLC Interests, and the Parent is the only member of each LLC Issuer.

This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

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The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Parent hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Parent’s right, title and interest in the following property, whether now owned by the Parent or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

the shares of Capital Stock of the Issuers identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Parent (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

without affecting the obligations of the Parent under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Parent itself) formed by or resulting from such consolidation or merger (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required  to be pledged hereunder);

the Pledged LLC Interests and all right, title and interest of the Parent in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of the Parent to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by the Parent;

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intercompany obligations of foreign Subsidiaries owing to the Parent;

the balance from time to time in the Collateral Account;

all promissory notes and all Intercompany Notes; and

all proceeds of and to any of the property of the Parent described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Parent in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that in no event shall the Collateral include more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America.

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Cash Proceeds of Collateral.

Collateral Account.  There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Parent may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 3.02(d) and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Parent as the Parent shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, the Parent agrees that if the proceeds of any Collateral hereunder shall be received by it, the Parent shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Parent for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Parent.

Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Parent (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the Parent, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

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Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof the Parent hereby agrees with each Lender and the Administrative Agent as follows:

Delivery and Other Perfection.  The Parent shall:

if any of the shares, securities, moneys or property required to be pledged by the Parent under clauses (a), (b) and (c) of Section 3 hereof are received by the Parent, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Parent (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Parent copies of any notices and communications received by it with respect to the Collateral);

keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

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permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Parent’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Parent with respect to the Collateral, all in such manner as the Administrative Agent may require.

Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Parent shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Collateral.

The Parent will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to the Parent at any time whatsoever (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder).

So long as no Event of Default shall have occurred and be continuing, the Parent shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Parent agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the C$ Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Parent or cause to be executed and delivered to the Parent all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Parent may reasonably request for the purpose of enabling the Parent to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

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Unless and until an Event of Default has occurred and is continuing, the Parent shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Parent agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Parent (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Parent.

Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Parent agrees to take all such action as may be appropriate to give effect to such right);

the Administrative Agent in its discretion may, in its name or in the name of the Parent or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

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upon notice thereof to each LLC Issuer and the Parent by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Parent; and

the Administrative Agent may, upon ten business days prior written notice to the Parent of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Parent, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Parent recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Parent acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

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Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Parent shall remain liable for any deficiency.

Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, the Parent shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Parent to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Parent hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the Parent, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

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Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Parent or any issuer of or obligor on any of the Collateral.

Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Parent for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Parent representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Parent shall (i) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank, and (ii) deliver to the Administrative Agent duly executed UCC Financing Statements required to perfect the security interest of the Administrative Agent in the Pledged LLC Interests.

Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Parent.

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Further Assurances.  The Parent agrees that, from time to time upon the written request of the Administrative Agent, the Parent will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

LLC Agreements; Pledged LLC Interests.

No Amendments.  The Parent shall not amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2  Chief Executive Office.  The Parent represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at:

745 Atlantic Avenue

Boston, Massachusetts 02111

Attention:        Brian P. McKeon

                        Chief Financial Officer

The Parent agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3  LLC Interests not Securities.  The Parent represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  The Parent agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

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Miscellaneous.

No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

Expenses.  The Parent agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Parent in respect of the Collateral that the Parent has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Parent and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Parent.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parent, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Parent shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

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Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Parent Pledge Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUNTAIN INCORPORATED

By
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

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ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares	% of Total Shares
Iron Mountain Information Management, Inc.	5	The company	10,000 shares of common stock, par value $0.01 per share (“IMIM common stock”)	99.97%

Iron Mountain Information Management, Inc.	6	The Company	One share of IMIM common stock	0.01%

Iron Mountain Information Management, Inc.	7	The Company	One share of IMIM common stock	0.01%

Iron Mountain Information Management, Inc.	8	The Company	One share of IMIM common stock	0.01%

Iron Mountain Information Management Inc.	3	The Company	12,500 shares of preferred stock, par value $0.01 per share	100%

Iron Mountain Records Management (Puerto Rico), Inc.	1	The Company	66,666	66%

Iron Mountain Assurance Corporation	1	The Company	100	100%

Archivex Limited	4	The Company	66	66%

Iron Mountain PLE Limited (f/k/a Pierce Leahy Europe, Limited)	N/A	The Company	N/A	66%

Treeline Services Corporation	2	The Company	100	100%

EXHIBIT F

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of June     , 2011, among each of the corporations, limited liability companies and limited partnerships identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (each individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), JPMORGAN CHASE BANK, N.A., as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, TORONTO BRANCH, as agent for the Canadian lenders or other Canadian financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), Iron Mountain Information Management, Inc, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland ( the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”), Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.à.r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement (as hereinafter defined), the “Borrowers”; and each individually, a “Borrower”), certain lenders, the Administrative Agent and the Canadian Administrative Agent are parties to a Credit Agreement dated as of the date hereof (the “Credit Agreement”).  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrowers.  In addition, the Parent and/or the Company may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder, to enter into one or more Hedging Agreements as aforesaid, and for other good and

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valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Definitions.  Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein, “Loan Documents” shall mean the Credit Agreement, the Notes, the Letter of Credit Documents, the Parent Guaranty, the Company Guaranty, this Subsidiary Guaranty and the Security Documents.

The Guarantee.

The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, each of the Parent and the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by each of the Parent and the Company under the Loan Documents (including, without limitation, all Reimbursement Obligations, the obligations of the Parent under the Parent Guaranty, the obligations of the Company under the Company Guaranty, all interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent or the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of each of the Parent and the Company to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, including the costs and expenses of the Administrative Agent or any Lender in enforcing its rights hereunder) and (b) all Hedging Obligations and all Cash Management Obligations owing by the Obligors to the Lenders and their affiliates, in each case strictly in accordance with the terms thereof (such obligations described in the foregoing clauses (a) and (b) being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if the Parent or the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Obligations Unconditional  The obligations of the Subsidiary Guarantors under Section 2.1 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or

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exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Parent or the Company under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Parent or the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree to indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or

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restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Lenders under the Credit Agreement, no Subsidiary Guarantor shall exercise any right or remedy arising by reason of any performance of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against the Parent, the Company, or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Remedies.  The Subsidiary Guarantors, jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Parent and the Company under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Parent or the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Parent or the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 2.1.

Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

Continuing Guarantee.  The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the next sentence), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Subsidiary Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this Section 2.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such

5

Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 2.8, (i) “Excess Funding Subsidiary Guarantor” shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Subsidiary Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor may have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Parent, the Company and the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder,

General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 2.1 hereof would otherwise, taking into account the provisions of Section 2.8 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Miscellaneous.

No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

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Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Subsidiary Guarantors) at the “Address for Notices” specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section l2.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Expenses.  The Subsidiary Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.3.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent each Lender, each holder of any of the Guaranteed Obligations and each Subsidiary Guarantor.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that no Subsidiary Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  Each Subsidiary Guarantor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the

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State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Waiver of Jury Trial.  EACH OF THE SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Set-Off.  Each Subsidiary Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 10.01(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set-off and appropriate and apply any and all deposits general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Subsidiary Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the

8

Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

Designation of Indebtedness.  The indebtedness of the Subsidiary Guarantors hereunder constitutes “Senior Debt” or “Senior Indebtedness”; and “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be, within the meaning of the Senior Subordinated Debt Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the day and year first above written.

SUBSIDIARY GUARANTORS

IRON MOUNTAIN ASSURANCE CORPORATION

By
Title:

IRON MOUNTAIN FULFILLMENT SERVICES, INC.
(f/k/a COMAC, INC.)

By
Title:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC. (f/k/a DSI TECHNOLOGY ESCROW SERVICES, INC.)

By
Title:

IRON MOUNTAIN GLOBAL HOLDINGS, LLC

By
Title:

IRON MOUNTAIN GLOBAL, L.L.C.

By
Title:

IRON MOUNTAIN INFORMATION MANAGEMENT, INC. (as a Guarantor and sole beneficiary of IRON MOUNTAIN STATUTORY TRUST — 1998, IRON MOUNTAIN STATUTORY TRUST — 1999 and IRON MOUNTAIN STATUTORY TRUST — 2001)

By
Title:

MOUNTAIN REAL ESTATE ASSETS, INC.

By
Title:

MOUNTAIN RESERVE III, INC.

By
Title:

NETTLEBED ACQUISITION CORP.

By
Title:

TREELINE SERVICES CORPORATION

By
Title:

Address for Notices for all Subsidiary Guarantors:
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention: Brian P. McKeon.
Chief Financial Officer

Telecopy Number: (617) 350-7881

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr

Telecopy Number: (617) 338-2880

THE ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

EXHIBIT G

SUBSIDIARY PLEDGE AGREEMENT

SUBSIDIARY PLEDGE AGREEMENT dated as of June       , 2011, among each of the corporations, limited liability companies and limited partnerships identified under the caption “PLEDGORS” on the signature pages hereto (each individually, a “Pledgor” and, collectively, the “Pledgors”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Parent, Iron Mountain Information Management, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”) Iron Mountain Canada Corporation, a company organized and existing under the laws of the Province of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland (the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.à.r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers. In addition, the Parent and/or the Company may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as “Hedging Obligations”) or Cash Management Agreements (as so defined) (such obligations being herein referred to as “Cash Management Obligations”).

To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Hedging Agreements or Cash Management Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).  Accordingly, the parties hereto agree as follows:

Definitions.  Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to any Pledgor and any loan or advance made by any Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies and limited partnerships identified beneath the names of the Pledgors on Annex 1 hereto under the caption “Issuer” and each other Subsidiary the capital stock of which is owned by the Pledgors and is required to be pledged to the Administrative Agent pursuant to the Credit Agreement.

“LLC Agreements” shall mean, collectively, the LLC agreements governing the entities listed on Annex 1 hereto, if any, and the agreements governing any other LLC Issuer whose LLC Interests are hereafter pledged hereunder.

“LLC Interests” shall mean the membership interests or other equity interests of any limited liability company.

“LLC Issuers” shall mean, collectively, the entities listed on Annex 1 hereto, if any, and any other issuer of LLC Interests hereafter pledged hereunder.

“Loan Documents” shall mean the Credit Agreement, the Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents and the Security Documents.

“Pledged LLC Interests” shall have the meaning ascribed thereto in Section 2(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) all obligations of the Pledgors in respect of their guarantee under Section 2 of the Subsidiary Guaranty, (b) the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Parent and the Company and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Canadian Administrative Agent by the Parent or the Company under the Loan Documents (including, without limitation, all Reimbursement Obligations and all obligations of the Company under the Company Guaranty and all obligations of the Parent under the Parent Guaranty), (c) all Hedging Obligations and all Cash Management Obligations owing by the Obligors to the Lenders and their respective affiliates and (d) all obligations of any of the Pledgors, the Parent and the Company to the Lenders and the Administrative Agent hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

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Representations and Warranties.  Each Pledgor represents and warrants to the Lenders and the Administrative Agent that:

Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

The Pledged Stock identified under the name of such Pledgor in Annex 1 hereto constitutes (i) in the case of Issuers organized under the laws of the United States of America or any state or territory thereof, all of the issued and outstanding shares of Capital Stock of any class of such Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and (ii) in the case of Issuers organized under the laws of any jurisdiction outside of the United States of America, the lesser of (A) 66% of the Voting Stock of such Issuers and (B) 100% of the Voting Stock of such Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof).

The pledged LLC Interests identified in Annex 1 on the date hereof (the “Initial Pledged LLC Interests”) have been, and all other LLC Interests in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof (together with the Initial Pledged LLC Interests, the “Pledged LLC Interests”) will be, duly authorized, validly existing, fully paid and non-assessable and none of the Pledged LLC Interests is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the relevant LLC Agreement).

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The Initial Pledged LLC Interests constitute all of the ownership interests of the LLC Issuers beneficially owned by any Pledgor on the date hereof, the P1edgors are the registered owners of all Pledged LLC Interests and the Pledgors are all of the members of the LLC Issuers.

This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Pledgor’s right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

the shares of Capital Stock of the Issuers identified in Annex 1 hereto under the name of such Pledgor and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by such Pledgor (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder), in each case together with the certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such Issuer (collectively, the “Pledged Stock”);

all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

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without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder);

the Pledged LLC Interests and all right, title and interest of the relevant Pledgor in, to and under any LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the relevant LLC Issuers and all of its ownership interests under each relevant LLC Agreement), and all present and future rights of such Pledgor to receive payment of money or other distributions of payments arising out of or in connection with its ownership interests and its rights under each such LLC Agreement, now or hereafter owned by such Pledgor; and

intercompany obligations of foreign Subsidiaries owing to such Pledgor;

the balance from time to time in the Collateral Account;

all promissory notes and all Intercompany Notes; and

all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided, however, that in no event shall the Collateral include more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America.

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Cash Proceeds of Collateral.

Collateral Account. There is hereby established with the Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 3.02(d) and 10 of the Credit Agreement, any Pledgor is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Pledgor.

Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the respective Pledgor, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection, each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

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Cover for Letter of Credit Liabilities.  Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(d) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated “Letter of Credit Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, Pledgors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

Delivery and Other Perfection.  Each Pledgor shall:

if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder), keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement, and

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permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Collateral.

(a) The Pledgors will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes issued to any Pledgor at any time whatsoever (provided, that not more than 66% of the Voting Stock of any Issuer organized under the laws of any jurisdiction outside the United States of America shall be required to be pledged hereunder).

(b) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.4(b).

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(c) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

(d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent, the Canadian Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgors.

Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

the Administrative Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

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upon notice thereof to each LLC Issuer and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Pledged LLC Interests into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a member of each LLC Issuer in the place of the Pledgors; and

the Administrative Agent may upon ten business days prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

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Removals, Etc.  Without at least 30 days prior written notice to the Administrative Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner.  Each Pledgor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the respective Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Letter of Credit Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

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Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall (i) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified in Annex 2 hereto, accompanied by undated note powers duly endorsed in blank and (ii) deliver to the Administrative Agent duly executed UCC Financing Statements required to perfect the security interest of the Administrative Agent in the Pledged LLC Interests.

Termination.  When all Secured Obligations other than Hedging Obligations and Cash Management Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

Further Assurances.  Each Pledgor agrees that, from time to time upon the written request of the Administrative Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

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LLC Agreements; Pledged LLC Interests.

No Amendments.  No Pledgor shall amend, modify or supplement any of the provisions of any LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

6.2 Chief Executive Office.  Each Pledgor represents and warrants to the Administrative Agent and each Lender that its Chief Executive Office is located at the address listed on Schedule I hereto.  Each Pledgor agrees that it will not change the location of its Chief Executive Office without 30 days prior notice to the Administrative Agent.

6.3 LLC Interests not Securities.  Each Pledgor represents and warrants to the Administrative Agent and the Lenders that the Pledged LLC Interests are not “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant jurisdiction.  Each Pledgor agrees that it will not permit any LLC Issuer to take any actions that would result in any Pledged LLC interests’ becoming “Securities” within the meaning of Article 8 of the Uniform Commercial Code in effect in any relevant presentation.

Miscellaneous.

No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Pledgors) at the “Address for Notices” specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

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Expenses.  The Pledgors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Pledgor.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

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Governing Law; This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS

IRON MOUNTAIN FULFILLMENT SERVICES, INC. (f/k/a COMAC, INC.)

By
Title:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC. (f/k/a DSI TECHNOLOGY ESCROW SERVICES, INC.)

By
Title:

IRON MOUNTAIN GLOBAL HOLDINGS, LLC

By
Title:

IRON MOUNTAIN GLOBAL, L.L.C.

By
Title:

IRON MOUNTAIN INFORMATION MANAGEMENT, INC. (as a Guarantor and sole beneficiary of IRON MOUNTAIN STATUTORY TRUST — 1998, IRON MOUNTAIN STATUTORY TRUST — 1999 and IRON MOUNTAIN STATUTORY TRUST — 2001)

By
Title:

MOUNTAIN REAL ESTATE ASSETS, INC.

By
Title:

MOUNTAIN RESERVE III, INC.

By
Title:

NETTLEBED ACQUISITION CORP.

By
Title:

TREELINE SERVICES CORPORATION

By
Title:

Address for Notices for all Pledgors:

c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention: Brian P. McKeon
Chief Financial
Officer

Telecopy Number: (617) 350-7881

Copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Harry E. Ekblom, Jr.

Telecopy Number: (617) 338-2880

THE ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

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ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

[Pledgor: TREELINE SERVICES CORPORATION (“TSC”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Canada Corporation	1	TSC	66	66%

Pledgor: IRON MOUNTAIN GLOBAL HOLDINGS LLC (f/k/a Iron Mountain Global, Inc.) (“IMGH”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Information Management (Luxembourg) S.C.S.	N/A	IMGH	7	0.007%
Iron Mountain Global LLC	N/A	IMGH	N/A	100%
Iron Mountain Mexico, S.A. de R.L. de C.V.	4	IMGH	23,640,408	65.934%
Iron Mountain Cayman Ltd.*	4	IMGH	66	16.50%
Iron Mountain Cayman Ltd.*	5	IMGH	66	16.50%
Iron Mountain Cayman Ltd.*	7	IMGH	66	16.5%
Iron Mountain Cayman Ltd.*	9	IMGH	66	16.5%

*transferred to Iron Mountain Information Management (Luxembourg) S.C.S.

Pledgor: IRON MOUNTAIN GLOBAL LLC (“IMG LLC”)

Issuer	Certificate Nos	Registered Owner	Number of Shares	Percentage of Total Shares
Iron Mountain Mexico, S.A. de R.L. de C.V.	1	IMG LLC	1980	0.066%

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EXHIBIT H

CANADIAN BORROWER PLEDGE AGREEMENT

CANADIAN BORROWER PLEDGE AGREEMENT dated as of June       , 2011, between IRON MOUNTAIN CANADA CORPORATION, a corporation duly organized and validly existing under the laws of Nova Scotia (the “Canadian Borrower”); and JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian administrative agent for the lenders or other financial institutions or entities party, as “CANADIAN LENDERS”, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”).

The Canadian Borrower is party to a Credit Agreement dated as of the date hereof (the “Credit Agreement”) among Iron Mountain Incorporated, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Parent”), Iron Mountain Information Management, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), the Canadian Borrower, Iron Mountain Switzerland GmbH, a company organized and existing under the laws of Switzerland ( the “Swiss Borrower”), Iron Mountain Europe Limited, a company organized and existing under the laws of the United Kingdom (“IM Europe”); Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company organized under the laws of Luxembourg (“IMIM Luxembourg”) and Iron Mountain Luxembourg S.á r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with IM Europe, IM Australia and IMIM Luxembourg, the “Other Subsidiary Borrowers”; the Other Subsidiary Borrowers together with the Parent, the Company, the Canadian Borrower, the Swiss Borrower and any Additional Borrowers designated by the Company with the consent of the Administrative Agent under Section 12.16 of the Credit Agreement, the “Borrowers”; and each individually, a “Borrower”), certain lenders named therein, the Administrative Agent and the Canadian Administrative Agent.  The Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to each of the Borrowers.

To induce the Canadian Lenders to enter into the Credit Agreement, to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Canadian Borrower has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

Definitions. Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.1 hereof.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Subsidiary to the Pledgor and any loan or advance made by the Pledgor to any Subsidiary whether or not evidenced by any promissory note or other document or instrument.

“Issuers” shall mean, collectively, the respective corporations, limited liability companies, if any, and limited partnerships, if any, identified on Annex 1 hereto under the caption “Issuer”.

“Loan Documents” shall mean the Credit Agreement, the C$ Notes, the Subsidiary Guaranty, the Company Guaranty, the Parent Guaranty, the Letter of Credit Documents and the Security Documents.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Pledgor” shall mean the Canadian Borrower.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the C$ Loans made by the Canadian Lenders to, and the C$ Notes held by each Canadian Lender of, the Canadian Borrower and all other amounts from time to time owing to the Canadian Lenders, the Administrative Agent or the Canadian Administrative Agent by the Canadian Borrower under the Loan Documents and (b) all obligations of the Canadian Borrower to the Canadian Lenders, the Administrative Agent and the Canadian Administrative Agent hereunder.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Representations and Warranties.  The Canadian Borrower represents and warrants to the Canadian Lenders and the Canadian Administrative Agent that:

The Canadian Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person) except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Canadian Administrative Agent for the benefit of the Canadian Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Canadian Borrower shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Canadian or U.S. Federal and state securities laws) that would be effective to prevent or hinder the Canadian Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of Capital Stock of any class of the Issuers beneficially owned by the Canadian Borrower on the date hereof (whether or not registered in the name of the Canadian Borrower) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock (and the respective number of shares and registered owners thereof) represented by each such certificate.

This Agreement is effective to create in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.  In the case of the Pledged Stock described herein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described herein, when financing statements and other filings in appropriate form are filed in the appropriate offices, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person.

The Pledge.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Canadian Borrower hereby pledges and grants to the Canadian Administrative Agent, for the benefit of the Canadian Lenders as hereinafter provided, a security interest in all of the Canadian Borrower’s right, title and interest in the following property, whether now owned by the Canadian Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

the shares of Capital Stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Canadian Borrower, in each case together with the certificates representing the same (collectively, the “Pledged Stock”);

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all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

without affecting the obligations of the Canadian Borrower under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Canadian Borrower itself) formed by or resulting from such consolidation or merger;

the balance from time to time in the Collateral Account;

intercompany obligations of foreign Subsidiaries owing to the Canadian Borrower;

all promissory notes and all Intercompany Notes; and

all proceeds of and to any of the property of the Canadian Borrower described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Canadian Borrower in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

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Cash Proceeds of Collateral.

Collateral Account.  There is hereby established with the Canadian Administrative Agent a cash collateral account (the “Collateral Account”) in the name and under the control of the Canadian Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Canadian Administrative Agent pursuant hereto and into which the Canadian Borrower may from time to time deposit any additional amounts that it wishes to pledge to the Canadian Administrative Agent for the benefit of the Canadian Lenders as additional collateral security hereunder or that, as provided in subsection 2.3(f) of Annex A to the Credit Agreement, it is required to pledge as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Canadian Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Canadian Borrower as the Canadian Borrower shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent may (and, if instructed by the Canadian Lenders shall), in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.  In addition to the foregoing, the Canadian Borrower agrees that if the proceeds of any Collateral hereunder shall be received by it, the Canadian Borrower shall as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by the Canadian Borrower for and as the property of the Canadian Administrative Agent and shall not be commingled with any other funds or property of the Canadian Borrower.

Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Canadian Borrower (or, after the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Canadian Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent may (and, if instructed by the Canadian Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the Canadian Borrower, such Liquid Investments may be held in the name and under the control of one or more of the Canadian Lenders (and in that connection each Canadian Lender, pursuant to Section 11.10 of the Credit Agreement has agreed that such Liquid Investments shall be held by such Canadian Lender as a collateral sub-agent for the Canadian Administrative Agent hereunder).

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Cover for Bankers’ Acceptance Liabilities.  Amounts deposited into the Collateral Account as cover for Bankers’ Acceptance liabilities under the Credit Agreement pursuant to subsection 2.3(f) of Annex A thereto shall be held by the Canadian Administrative Agent in a separate sub-account (designated “Bankers’ Acceptance Liabilities Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the Bankers’ Acceptance liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof the Canadian Borrower hereby agrees with each Canadian Lender and the Canadian Administrative Agent as follows:

Delivery and Other Perfection.  The Canadian Borrower shall:

if any of the shares, securities, moneys or property required to be pledged by the Canadian Borrower under clauses (a), (b) and (c) of Section 3 hereof are received by the Canadian Borrower, forthwith either (x) transfer and deliver to the Canadian Administrative Agent such shares or securities so received by the Canadian Borrower (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Canadian Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Canadian Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Canadian Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Canadian Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Canadian Administrative Agent or its nominee (and the Canadian Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Canadian Administrative Agent will thereafter promptly give to the Canadian Borrower copies of any notices and communications received by it with respect to the Collateral);

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keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Canadian Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

permit representatives of the Canadian Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Canadian Administrative Agent to be present at the Canadian Borrower’s place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Canadian Borrower with respect to the Collateral, all in such manner as the Canadian Administrative Agent may require.

Other Financing Statements and Liens.  Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Canadian Administrative Agent (granted with the authorization of the Canadian Lenders as specified in Section 11.09 of the Credit Agreement), the Canadian Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Canadian Administrative Agent is not named as the sole secured party for the benefit of the Canadian Lenders.

Preservation of Rights.  The Canadian Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Collateral.

The Canadian Borrower will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of all Intercompany Notes.

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So long as no Event of Default shall have occurred and be continuing, the Canadian Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the C$ Notes or any other instrument or agreement referred to herein or therein, provided that the Canadian Borrower agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the C$ Notes or any such other instrument or agreement; and the Canadian Administrative Agent shall execute and deliver to the Canadian Borrower or cause to be executed and delivered to the Canadian Borrower all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Canadian Borrower may reasonably request for the purpose of enabling the Canadian Borrower to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.4(b).

Unless and until an Event of Default has occurred and is continuing, the Canadian Borrower shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Canadian Administrative Agent or any Canadian Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the C$ Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Canadian Administrative Agent and retained by it in the Collateral Account as part of the Collateral subject to the terms of this Agreement, and, if the Canadian Administrative Agent shall so request in writing, the Canadian Borrower agrees to execute and deliver to the Canadian Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Canadian Administrative Agent shall, upon request of the Canadian Borrower (except to the extent theretofore applied to the Secured Obligations), be returned by the Canadian Administrative Agent to the Canadian Borrower.

Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

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the Canadian Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Canadian Administrative Agent were the sole and absolute owner thereof (and the Canadian Borrower agrees to take all such action as may be appropriate to give effect to such right);

the Canadian Administrative Agent in its discretion may, in its name or in the name of the Canadian Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

the Canadian Administrative Agent may, upon ten business days prior written notice to the Canadian Borrower of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Canadian Administrative Agent, the Canadian Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Canadian Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Canadian Administrative Agent or any Canadian Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Canadian Borrower, any such demand, notice and right or equity being hereby expressly waived and released. The Canadian Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5 shall be applied in accordance with Section 5.9 hereof.

The Canadian Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Canadian Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the

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Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Canadian Borrower acknowledges that any such private sales may be at prices and on terms less favorable to the Canadian Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Canadian Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Canadian Borrower shall remain liable for any deficiency.

Removals, Etc.  Without at least 30 days prior written notice to the Canadian Administrative Agent, the Canadian Borrower shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Canadian Borrower to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Private Sale.  The Canadian Administrative Agent and the Canadian Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Canadian Borrower hereby waives any claims against the Canadian Administrative Agent or any Canadian Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Canadian Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Canadian Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Canadian Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Canadian Administrative Agent in connection therewith,

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Next, to the payment in full of the Secured Obligations, in each case in a manner reasonably determined by the Administrative Agent with the intention of ensuring that the Secured Obligations, after giving effect to other sources of payment utilized or expected to be utilized, are equally and ratably paid in accordance with the respective amounts thereof due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the Canadian Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the “Bankers’ Acceptance Liabilities Sub-Account” of the Collateral Account pursuant to Section 4.3 hereof shall be applied first to the Bankers’ Acceptance liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.9.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Canadian Borrower or any issuer of or obligor on any of the Collateral.

Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Canadian Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Canadian Administrative Agent is hereby appointed the attorney-in-fact of the Canadian Borrower for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Canadian Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Canadian Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Canadian Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Canadian Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Canadian Borrower shall deliver to the Canadian Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and all Intercompany Notes identified on Annex 2 hereto, accompanied by undated note powers duly executed in blank.

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Termination.  When all Secured Obligations shall have been paid in full and the Commitments of the Canadian Lenders under the Credit Agreement and all Bankers’ Acceptance liabilities shall have expired or been terminated, this Agreement shall terminate, and the Canadian Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Canadian Borrower.

Further Assurances.  The Canadian Borrower agrees that, from time to time upon the written request of the Canadian Administrative Agent, the Canadian Borrower will execute and deliver such further documents and do such other acts and things as the Canadian Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Subordination of Intercompany Notes.  Nothing in this Agreement shall restrict the ability of any obligee to subordinate Intercompany Notes in connection with the incurrence of Indebtedness permitted under the Credit Agreement.

Miscellaneous.

No Waiver.  No failure on the part of the Canadian Administrative Agent or any Canadian Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Canadian Administrative Agent or any Canadian Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

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Expenses.  The Canadian Borrower agrees to reimburse each of the Canadian Lenders and the Canadian Administrative Agent for all reasonable costs and expenses of the Canadian Lenders and the Canadian Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Canadian Administrative Agent of any obligations of the Canadian Borrower in respect of the Collateral that the Canadian Borrower has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Canadian Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Canadian Borrower and the Canadian Administrative Agent (with the consent of the Canadian Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Canadian Administrative Agent and each Canadian Lender, each holder of any of the Secured Obligations and the Canadian Borrower.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Canadian Borrower, the Canadian Administrative Agent, the Canadian Lenders and each holder of any of the Secured Obligations (provided, however, that the Canadian Borrower shall not assign or transfer its rights hereunder without the prior written consent of the Canadian Administrative Agent).

Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

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Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Agents and Attorneys-in-Fact.  The Canadian Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Canadian Administrative Agent and the Canadian Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Canadian Borrower Pledge Agreement to be duly executed and delivered as of the day and year first above written.

IRON MOUINTAIN CANADA CORPORATION

By
Title:

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent

By
Title:

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ANNEX 1

PLEDGED STOCK

See Sections 2(b), (c) and (d)

Issuer	Certificate Nos	Registered Owner	Number of Shares
Mountain Glenwood Real Estate, Inc.	4	Iron Mountain Canada Corporation	1 Common Share
397499 British Columbia Ltd.	3	Iron Mountain Canada Corporation	1 Common Share
Iron Mountain Alberta ULC (f/k/a 1300498 Alberta ULC)	1C	Iron Mountain Canada Corporation	1 Common Share
Iron Mountain Alberta ULC	2C	Iron Mountain Canada Corporation	100 Common Shares
New Horizon Core Storage Ltd.	CA-3	Iron Mountain Canada Corporation	51 Class A Common Shares
New Horizon Core Storage Ltd.	CB-2	Iron Mountain Canada Corporation	49 Class B Common Shares

EXHIBIT I-1

June       , 2011

To the Lenders party to the Credit Agreement referred to below and listed on Schedule I hereto, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to Iron Mountain Incorporated, a Delaware corporation (the “Company”), in connection with the execution and delivery of the Credit Agreement dated as of June       , 2011 (including Annex A thereto, the “Credit Agreement”) among the Company, Iron Mountain Information Management, Inc., a Delaware corporation (“IMIM”), Iron Mountain Canada Corporation, an unlimited liability company formed under the laws of Nova Scotia (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, a company formed under the laws of Switzerland (the “Swiss Borrower”), Iron Mountain Europe Limited, a company formed under the laws of the United Kingdom (“IM Europe”) Iron Mountain Australia Pty Ltd., a company formed under the laws of Australia (“IM Australia”), Iron Mountain Information Management (Luxembourg) S.C.S., a company formed under the laws of Luxembourg (“IMIM Luxembourg”), Iron Mountain Luxembourg S.a.r.l., a company organized under the laws of Luxembourg (“IM Luxembourg”, and together with the Company, IMIM, the Canadian Borrower, the Swiss Borrower, IM Europe, IM Australia and IMIM Luxembourg, the “Borrowers”), the lenders party thereto as US$ Lenders, US$-Canadian Lenders, Multi-Currency Lenders, Initial Term Lenders and Canadian Lenders (collectively, the “Lenders”), RBS Citizens, N.A. and Bank of America, N.A., as Co-Syndication Agents, Barclays Bank PLC, HSBC Bank USA, N.A., Morgan Stanley Senior Funding, Inc. and The Bank of Nova Scotia, as Co-Documentation Agents, J.P. Morgan Securities LLC and RBS Citizens, N.A., as lead arrangers and joint bookrunners, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”) and JPMorgan Chase Bank, N.A. as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

This opinion letter is being delivered pursuant to Section 7.01(c) of the Credit Agreement.  Capitalized terms used herein without definition that are defined in the Credit Agreement are used herein with the same meaning as in the Credit Agreement.

For purposes of the opinions expressed below, we have examined executed counterparts of:

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i.              the Credit Agreement;

ii.             the promissory notes executed by the Company on the date hereof to the order of the requesting Lenders pursuant to Section 2.06 of the Credit Agreement (the “Notes”);

iii.            the promissory notes executed by the Canadian Borrowers on the date hereof to the order of the requesting Lenders pursuant to Section 3.2 of Annex A to the Credit Agreement (the “C$ Notes”);

iv.            the guaranty, dated as of June 27, 2011, by and among the Company, the Administrative Agent and the Canadian Administrative Agent (the “Parent Guaranty”);

v.             the guaranty, dated as of June       , 2011, by and among IMIM, the Administrative Agent and the Canadian Administrative Agent (the “Company Guaranty”);

vi.            the guaranty, dated as of June       , 2011, by and among (a) Iron Mountain Fulfillment Services, Inc. (f/k/a COMAC, Inc.), Iron Mountain Intellectual Property Management, Inc. (f/k/a DSI Technology Escrow Services, Inc.), Iron Mountain Information Management, Inc., Mountain Real Estate Assets, Inc., Treeline Services Corporation, Mountain Reserve III, Inc. and Nettlebed Acquisition Corp., each a Delaware corporation (the “Corporate Subsidiary Guarantors”), (b) Iron Mountain Global Holdings, LLC, and Iron Mountain Global, L.L.C., each a Delaware limited liability company (the “LLC Subsidiary Guarantors”), and (c) Iron Mountain Statutory Trust 1998, Iron Mountain Statutory Trust 1999, and Iron Mountain Statutory Trust 2011, each a Connecticut statutory trust (the “Statutory Trust Subsidiary Guarantors” and with the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors, the “Subsidiary Guarantors,” and with the Borrowers, collectively, the “Obligors”) the Administrative Agent and the Canadian Administrative Agent (the “Subsidiary Guaranty” and, together with the Parent Guaranty and the Company Guaranty, the “Guaranty Agreements”)

vii.           the pledge agreement, dated as of June       , 2011, by and between the Company and the Administrative Agent (the “Parent Pledge Agreement”);

viii.          the pledge agreement, dated as of June       , 2011, by and between IMIM and the Administrative Agent (the “Company Pledge Agreement”);

ix.            the pledge agreement, dated as of June       , 2011, by and between the Canadian Borrower and the Canadian Administrative Agent (the “Canadian Pledge Agreement”); and

x.             the pledge agreement, dated as of June       , 2011, by and among the Subsidiary Guarantors and the Administrative Agent (the “Subsidiary Pledge Agreement” and, together with the Parent Pledge Agreement, the Company Pledge Agreement and the Canadian Pledge Agreement, the “Pledge Agreements”).

The Credit Agreement, the Notes, the C$ Notes, the Guaranty Agreements and the Pledge Agreements are hereinafter referred to as the “Credit Documents.”  We have also examined (i) an unfiled copy of a Uniform Commercial Code financing statement (Form UCC-1) in the form attached as Exhibit A hereto naming the Company as debtor and the Administrative Agent as

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secured party (the “Parent Financing Statement”) delivered in connection with the Parent Pledge Agreement, (ii) an unfiled copy of a Uniform Commercial Code financing statement (Form UCC-1) in the form attached as Exhibit B hereto naming IMIM as debtor and the Administrative Agent as secured party (the “Company Financing Statement”) delivered in connection with the Company Pledge Agreement and (iii) unfiled copies of  Uniform Commercial Code financing statements (Form UCC-1) in the forms attached as Exhibit C hereto naming each of the Subsidiary Guarantors as debtor and the Administrative Agent as secured party (the “Company Financing Statement”) delivered in connection with the Subsidiary Pledge Agreement.

In addition, we have examined the originals or copies of such records, agreements and instruments of the Obligors, certificates of public officials and of officers of the Obligors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein.  In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.  As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Obligors and on the representations and warranties set forth in the Credit Documents.  Please be advised that in connection with the opinions expressed in paragraphs 3, 0 and 0 below, we have not conducted any searches of dockets of any courts or governmental agencies.

When the phrase “to our knowledge” or an equivalent phrase is used in this opinion letter its purpose is to limit the statements it qualifies to the knowledge consciously held by the individual lawyers in our firm who have participated in the negotiation and drafting of the Credit Documents, without independent investigation.

For purposes of the opinions expressed herein, we have assumed that (except in each case to the extent expressly set forth in the opinions expressed herein): (i) the Canadian Borrower is a company duly formed, validly existing and in good standing under the laws of the province of Nova Scotia; (ii) the Swiss Borrower is a company validly existing and in good standing under the laws of Switzerland; (iii) the Statutory Trust Subsidiary Guarantors (with the Canadian Borrowers and the Swiss Borrower, the “Non-Delaware Entities”) are validly existing and in good standing as statutory trusts under the laws of the State of Connecticut; (iv) each of the Non-Delaware Entities has the requisite power and authority to enter into and perform its obligations under the Credit Documents to which it is a party; (v) the execution and delivery by each of the Non-Delaware Entities of each of the Credit Documents to which it is a party, and the performance by each of the Non-Delaware Entities of its obligations thereunder, have been duly authorized by all necessary action of such Non-Delaware Entity; and (vi) the Credit Documents to which each Non-Delaware Entity is a party have been duly executed and delivered by such Non-Delaware Entity.  For purposes of the opinions expressed herein, we have also assumed that each party (other than the Company, the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors) to the Credit Documents and to all other documents, agreements and instruments examined by us has all requisite power and authority and has taken all necessary action to enter into and perform all of its obligations under the Credit Documents or such other documents, agreements and instruments to which each is a party, and that each such Credit

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Document and other document, agreement and instrument is and will be the valid, binding and enforceable obligation of such party (other than any Obligor).  We express no opinion upon the application of any federal, state or local statute, law, rule or regulation (including without limitation any federal or state banking, truth-in-lending or other similar credit statute, law, rule or regulation) to the authority of any such party to enter into and to carry out its respective obligations under and exercise rights or remedies under the Credit Documents or such other documents, agreements and instruments.

Our opinion in paragraph 1 below with respect to the valid existence and good standing of the Company, the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors in Delaware is based solely on certificates to such effect issued by the Secretary of State of Delaware.

For purposes of our opinions in paragraphs 3, 0 and 0 below, we have assumed that you have complied with, or are exempt from the notice requirements of, Massachusetts General Laws Chapter 271, Section 49.

Our opinions set forth below are subject to the following limitations:

(a)           We express no opinion with respect to title to any collateral or other property, or with respect to the existence or perfection of any security interests, mortgages, attachments or other liens or encumbrances thereon, or the priority of any security interests or liens thereon or on the proceeds thereof that are purported to be granted by any of the Pledge Agreements (except to the limited extent addressed in paragraph 9 below).

(b)           With regard to our opinion in paragraph 3 below, we express no opinion as to financial covenants or similar provisions in the referenced agreements and instruments requiring financial calculations or determinations to ascertain compliance.

(c)           We express no opinion as to the enforceability of prospective waivers of rights to notice or a hearing, other waivers of rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, provisions granting indemnity or rights of contribution (to the extent the enforceability thereof is limited by federal or state securities laws or by public policy), provisions purporting to establish evidentiary standards, provisions providing that any person purchasing a participation from a lender or other person may exercise set-off or similar rights with respect to such participation, or that any Lender or other person may exercise set-off or similar rights other than in accordance with applicable law, provisions imposing penalties or forfeitures, provisions requiring arbitration, provisions that purport to bind any party to agree to conclude an agreement at a future date, any agreement to grant a deed in lieu of foreclosure or any similar undertaking, provisions purporting to grant a right to the appointment of a receiver or provisions purporting to grant secured parties prejudgment rights with respect to collateral

(d)           We express no opinion as to whether a Federal court or a state court outside of the State of New York would give effect to the choice of New York law provided for in any Credit Document.  We also express no opinion as to the provisions of any Credit Document that waive any objection to the laying of venue or waive any claim of forum non conveniens with respect to

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any court, or provide for a method of service of process that is inconsistent with applicable law or rules of the relevant court.

Our opinions set forth below are also subject to the following general qualifications:

(A)          The obligations, rights and remedies of the parties under the Credit Documents may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

(B)           The enforceability of the Credit Documents may be limited by general principles of contract law which include (i) the unenforceability of provisions to the effect that terms of an agreement may only be amended or waived in writing, (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreement, (iii) the exercise of judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, and (iv) the possible right of a party that has materially failed to render or offer performance required by a contract to cure that failure.

(C)           The obligations of the Obligors under the Pledge Agreements may be subject to possible additional limitations upon the exercise of remedial or procedural provisions contained therein, which additional limitations do not, in our opinion, make the remedies and procedures that will be afforded thereby inadequate for the practical realization of the substantive benefits purported to be provided thereby.

The opinions expressed herein relate to the effect on the subject transaction only of the laws of the State of New York and The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and, except for certain matters relating to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), we express no opinions with respect to the laws of any other jurisdiction. Certain of the opinions set forth herein relate to the Delaware LLC Act.  In this connection, we call to your attention that we are not members of the Bar of the State of Delaware and that such opinions are based, with your approval, solely upon our examination of the Delaware LLC Act as currently in effect, and our understanding of analogous provisions of the laws of The Commonwealth of Massachusetts and the interpretations thereof by Massachusetts courts and federal courts sitting in Massachusetts.

With respect to our opinion in paragraph Error! Reference source not found. below, with your permission, we have examined (i) an unofficial compilation of Article 9 of the Uniform Commercial Code in effect in the State of Delaware, as set forth in the Secured Transactions Guide published by Commerce Clearing House, Inc. as updated through June 10, 2011 (the “Delaware UCC”) and (ii) an unofficial compilation of Article 9 of the Uniform Commercial Code in effect in the State of Connecticut, as set forth in the Secured Transactions Guide published by Commerce Clearing House, Inc. as updated

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through June 10, 2011 (the “Connecticut UCC”).  Our examination has been limited to the provisions of the Delaware UCC and Connecticut UCC only, and has not included any review of any annotations or commentary or other parts of either such publication.  We do not purport to be experts on the laws of either such State generally, and with your permission such opinion is based solely on such limited review.

Based upon and subject to the foregoing and subject to the further qualifications stated following paragraph 10 below, we are of the opinion that:

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Each of the Company and the Corporate Subsidiary Guarantors is a corporation validly existing and in corporate good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.  Each of the LLC Subsidiary Guarantors is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.

The execution and delivery by each of the Company, the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors of each Credit Document to which it is a party, and the performance by it of its obligations under each such Credit Document, have been duly authorized by all requisite corporate or limited liability company action, and does not and will not conflict with its charter, by-laws or other organizational or governing documents.

The execution and delivery by the Company and each Subsidiary Guarantor of each Credit Document to which it is a party, and the performance by the Company and each Subsidiary Guarantor of its obligations under each Credit Document to which it is a party, do not and will not (i) violate the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts or the State of New York, or the Delaware LLC Act or the General Corporation Law of the State of Delaware (collectively, “Applicable Law”) in any material respect or, to our knowledge, any material order, writ, injunction, judgment or decree of any court presently applicable to the Company or such Subsidiary Guarantor; or (ii) constitute a breach of or a default under any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or cause any Indebtedness of the Company or any Subsidiary Guarantor to become due and payable, or to become prepayable at the option of the holder thereof (or of any trustee or agent acting on behalf of such holder), under any such agreement.

Each of the Company, the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors has duly executed and delivered each Credit Document to which it is a party.

Each Credit Document to which any Obligor is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

No material approval, authorization, permit or license from, or filing or registration with any governmental commission, board or agency is or will be required under existing provisions of Applicable Law (except such as have been duly obtained, made or given, and are in full force and effect) in connection with the execution and delivery by the Company and each Subsidiary Guarantor of each Credit Document to which it is a party, the borrowing by the Company under the Credit Agreement and the Notes, or the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Credit Documents.

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To our knowledge, there is no action, suit, proceeding or investigation before or by any federal or state court, agency or other governmental or administrative board or body, pending or threatened, against any Obligor in which an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of any of the Credit Documents, the right of any Obligor to perform its obligations thereunder or the consummation by any Obligor of any of the transactions contemplated thereby.

The obligations of the Company under the Credit Agreement constitute “Senior Debt” and “Designated Senior Debt” under and as defined in the 2002 Senior Subordinated Debt Indenture and the 2004 Senior Subordinated Debt Indenture.

9.             Each Pledge Agreement is effective to create a security interest in the Pledged LLC Interests and the Pledged Stock (as applicable and as such terms are defined in each Pledge Agreement) to the extent such Pledged LLC Interests and Pledged Stock constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) (such collateral, the “Applicable Pledged Collateral”).  The security interest in the Applicable Pledged Collateral will be perfected upon delivery of the certificates evidencing the Applicable Pledged Collateral to the Administrative Agent or the Canadian Administrative Agent, as applicable, accompanied by undated stock powers duly executed in blank.

10.           Each Pledge Agreement is effective to create a security interest (the “Article 9 Security Interest”) in the collateral described in such Pledge Agreement to the extent that a security interest therein may be created under Article 9 of the UCC (such collateral, the “Article 9 Collateral”).  Upon the filing of the Parent Financing Statement, the Company Financing Statement and the Subsidiary Financing Statements, respectively, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Connecticut, as applicable, the Article 9 Security Interest created under each of the Parent Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement in that portion of the related Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement under the Delaware UCC or the Connecticut UCC will be perfected.

Our opinions in paragraphs 9 and 10 above are subject to the following:

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We express no opinion as to the creation or perfection of security interests in any interest in, claim in or under, or proceeds of any property as to which the creation and perfection of a security interest is not governed exclusively by Articles 8 and 9 of the UCC and (for the purposes of paragraph Error! Reference source not found.) Article 9 of each of the Delaware UCC and the Connecticut UCC.

For purposes of our opinions relating to the Pledge Agreements, we have assumed that value has been given (as such term is defined in Section 1-201(44) of the UCC) and that the Obligors have rights in the property purported to be covered thereby, or the power to transfer rights in such property to the Administrative Agent and the Lenders.

We express no opinion as to the validity, binding effect or perfection of any security interest (i) with respect to collateral sold, exchanged or otherwise disposed of by the Obligors, (ii) with respect to proceeds, to the extent of limitations under Section 9-315 of the UCC, or (iii) in any collateral acquired by the Company, IMIM or any  Subsidiary Guarantor following any change in the jurisdiction of organization (within the meaning of Section 9-102(a)(50) of the Delaware UCC or the Connecticut UCC, as applicable) of such Person, unless a new financing statement is properly filed in the applicable new jurisdiction within the time frame specified in Section 9-316 of the Delaware UCC or the Connecticut UCC, as applicable).

We note that in the case of property which becomes collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by a debtor before the commencement of such case.

We note that in the case of any security interest that is being perfected by the filing of a financing statement, a continuation statement must be filed within the time frame specified in Section 9-515 of the Delaware UCC or the Connecticut UCC, as applicable.

We have assumed the sufficiency of the description of the collateral in each Security Document and express no opinion with respect thereto.

For the purposes of paragraph 9, we have assumed that the certificates representing the Pledged LLC Interests and the Pledged Stock were delivered to, and will continue to be held by, the Administrative Agent or the Canadian Administrative Agent in the State of New York.

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This opinion is given in connection with the satisfaction of the conditions to the occurrence of the “Effective Date” under the Credit Agreement and may not be relied upon by any other person, except you, and your respective legal counsel, and your successors and assigns, nor is it to be quoted in whole or in part or otherwise referred to (except in a listing or compilation of closing documents) or filed with any Person, without our express, prior written consent.  All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

This opinion letter should be interpreted in accordance with the Legal Opinion Principles of the Committee on Legal Opinions of the American Bar Association’s Business Law Section, as published in 57 Business Lawyer 875 (February 2002).  Our opinion set forth in paragraph 9 above should be interpreted in accordance with the Special Report of the TriBar Opinion Committee on UCC Security Interest Opinions — Revised Article 9, as published in 58 Business Lawyer 1453 (August 2003).

Very truly yours,

SULLIVAN & WORCESTER LLP

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SCHEDULE I

JP Morgan Chase & Co.

JPMorgan Chase Bank, Toronto Branch

RBS Citizens

Barclays Bank

Bank of America

Scotia Capital

Morgan Stanley & Co

Wells Fargo Bank

Credit Agricole Corporate and Investment Bank

PNC Bank

Toronto Dominion Bank

HSBC Bank, USA, NA

HSBC Bank plc

Union Bank, N.A.

Sumitomo Mitsui Banking Corporation

Huntington Bancshares Inc

Webster Bank

Peoples United Bank

Taiwan Cooperative Bank

Mega International Commercial Bank Co.

Hua Nan Commerical Bank Ltd

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT I-2

File Reference: NS4484-8

June       , 2011

To the Lenders party to the Credit Agreement referred to below including those noted in Schedule “A” hereto, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, JPMorgan Chase Bank, as Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank PLC, HSBC Bank USA, N.A., Morgan Senior Funding, Inc. and Scotia Capital as Co-Documentation Agents,  and J.P. Morgan Securities LLC. and RBS Citizens, N.A. as Lead Arrangers and Joint Bookrunners

Ladies and Gentlemen:

We have acted as special Nova Scotia counsel to Iron Mountain Canada Corporation (the “Canadian Borrower”) in connection with the execution and delivery of the Credit Agreement dated as of June       , 2011 among Iron Mountain Incorporated, a Delaware corporation (the “Company”), Iron Mountain Information Management Inc., Iron Mountain Switzerland GMBH, the Canadian Borrower, certain Other Subsidiary Borrowers as defined therein (the Company, the Canadian Borrower and the Other Subsidiary Borrowers are collectively the “Borrowers”) the lenders listed on the signature pages thereof, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, JPMorgan Chase Bank N.A., as Administrative Agent (in such capacity, the “Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent (the “Canadian Agent”), Barclays Bank PLC, HSBC Bank USA, N.A., Morgan Senior Funding, Inc. and Scotia Capital as Co-Documentation Agents,  and and J.P. Morgan Securities LLC. and RBS Citizens, N.A. as Lead Arrangers and Joint Bookrunners providing for extensions of credit by the lenders in an original aggregate outstanding principal or face amount of up to US$1,225,000,000 (the “Credit Agreement”).

This opinion letter is being delivered pursuant to Section 7.01(c) of the Credit Agreement.  Capitalized terms used herein without definition that are defined in the Credit Agreement are used herein with the same meaning as in the Credit Agreement.

For purposes of the opinions expressed below, we have examined counterparts of:

(a)                                  the Credit Agreement;

(b)                                 the promissory notes executed by the Canadian Borrower on the date hereof to the order of the requesting Lenders pursuant to Section 3.2 of Annex A to the Credit Agreement (the “C$ Notes”);

(c)                                  the Canadian Borrower Pledge Agreement dated as of June       , 2011 between the Canadian Borrower and the Canadian Agent (the “Pledge”); and

(d)                                 a verification statement with respect to a financing statement (the “Financing Statement”) in respect of the Canadian Borrower under the Personal Property Security Act (Nova Scotia) (the “PPSA”).

The Credit Agreement, C$ Notes and the Pledge are hereinafter referred to as the “Credit Documents”).

In addition, we have examined the originals or copies of such records, agreements and instruments of the Canadian Borrower, certificates of public officials and of officers of the Canadian Borrower, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.  As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company and the Subsidiary Guarantors in the Credit Documents, upon certificates of public officials and upon facts certified to us by officers of the Canadian Borrower.  We have also assumed:

(a)                                  the currency and accuracy of (i) any printed search result from the PPR, and (ii) the indices and records maintained at the public offices where we have conducted searches or made inquiries or caused searches or inquiries to be made;

(b)                                 that (i) value has been given by the Canadian Agent or the Canadian Lenders, (ii) the Canadian Borrower has rights in the collateral referred to in the Pledge (the “Collateral”), and (iii) none of the Canadian Agent or the Canadian Lenders has agreed with the Canadian Borrower to postpone the time for attachment of the security interest created by the Pledge;

(c)                                  the due authorization, execution and delivery of the Pledge by all parties other than the Canadian Borrower, and that the Pledge constitutes a legal, valid and binding obligation of all such other parties thereto enforceable against such parties in accordance with their terms;

(d)                                 that the Pledge constitutes a legal, valid and binding obligation of the Canadian Borrower enforceable against the Canadian Borrower in accordance with its terms under the laws of the State of New York.

The opinions expressed herein relate to the effect on the subject transaction only of the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein (the

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“Applicable Laws”) and we express no opinions with respect to the laws of any other jurisdiction.

Without limiting the generality of the immediately preceding paragraph, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of the security interests created by the Pledge as a result of the application of the conflict of laws rules of the Province of Nova Scotia, including, without limitation, sections 6 to 9 of the PPSA. In addition, we express no opinion as to whether, pursuant to those conflict or law rules or otherwise, the laws of the Province of Nova Scotia govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of any such security interest.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       The Canadian Borrower is a company validly existing and in corporate good standing under the laws of the Province of Nova Scotia with respect to the obligation to file annual statements pursuant to the Corporations Registration Act (Nova Scotia), and has all requisite corporate power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder.

2.                                       The execution and delivery by the Canadian Borrower of each Credit Document to which it is a party and the performance by the Canadian Borrower of its obligations under each such Credit Document, have been duly authorized by any and all requisite corporate action, and do not and will not conflict with the memorandum or articles of association of the Canadian Borrower.

3.                                       The execution and delivery by the Canadian Borrower of each Credit Document to which it is a party, and the performance by the Canadian Borrower of its respective obligations under each Credit Document to which it is a party, do not and will not violate any of the Applicable Laws.

4.                                       The Canadian Borrower has duly executed and delivered each Credit Document to which it is a party.

5.                                       The Pledge creates a valid security interest in favour of the Canadian Agent for the benefit of the Canadian Lenders in the personal property described in the Pledge in which the Canadian Borrower now has rights, and is sufficient to create a valid security interest in favour of the Agent for the benefit of the Canadian Lenders in any such personal property in which the Canadian Borrower acquires rights after the date of this opinion when those rights are acquired by the the Canadian Borrower, in each case to secure payment and performance of the obligations described in the Pledge as being secured by it.

The foregoing opinions are subject to the following qualifications and limitations:

(a)                                  the enforceability of an otherwise valid security interest created by the Pledge is subject to applicable laws relating to bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application affecting the enforcement

3

of creditors’ rights generally including the power of a court to stay proceedings in the enforcement of remedies and to impose limitations on the rights of creditors to require immediate payment of amounts stated to be payable on demand prior to the expiration of a reasonable period of time after such demand is made;

(b)                                 the requirements and obligations imposed upon the Canadian Agent, the Canadian Lenders and other interested parties under the PPSA;

(c)                                  the enforceability of an otherwise valid security interest created by the Pledge is subject to general principles of equity, whether applied by a court of law or equity, which include principles:

(i)                  governing the availability of specific performance, injunctive relief, the power to grant relief from forfeiture, to stay proceedings before it, to stay execution of judgments or other traditional equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which the application for such relief is made;

(ii)               requiring good faith, commercial reasonableness and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)                                 we express no opinion as to whether any security interest is created by the Pledge with respect to any property or assets which are not identifiable or traceable;

(e)                                  we express no opinion as to the creation or perfection of any security interest on proceeds which are of a different type or kind than those described in Sections 3(a), (b), (c), (d) and (e) of the Pledge;

(f)                                    to protect the rights of the Agent and the Canadian Secured Parties under the registrations referred to herein, such registrations must be renewed by registration of a financing change statement prior to the expiration dates set forth in Schedule “A” and thereafter from time to time in accordance with the PPSA.  We do not maintain a diary of renewal dates and take no responsibility for ensuring that renewals occur.  The PPSA also requires the Canadian Agent to file a financing change statement within the prescribed time periods where the Agent has knowledge of a transfer of all or part of the Canadian Borrower’s interest in the Collateral to another party or of a change in the Canadian Borrower’s name; and

(g)                                 no opinion is expressed herein as to (i) the title of the Canadian Borrower to, or ownership of, the Collateral, or (ii) the priority of any security interest.

This opinion is given in connection with the closing held this day under the Credit Agreement and may not be relied upon by any other person, except you, and your respective legal counsel, and your successors and assigns, nor is it to be quoted in whole or in part or otherwise referred to (except in a listing or compilation of closing documents) or filed with any

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Person, without our express, prior written consent.  We assume no obligation to update the opinions set forth herein.

Very truly yours,

STEWART McKELVEY

5

Schedule “A”

Wells Fargo Bank

Calyon

PNC Bank

Toronto Dominion Bank

Union Bank of California

Sumitomo Mitsui Banking Corporation

Huntington Bancshares Inc

Webster Bank

Peoples United Bank

Taiwan Cooperative Bank

Mega International Commercial Bank Co.

Hua Nan Commercial Bank Ltd

6

EXHIBIT J

June [  ], 2011

JPMORGAN CHASE BANK, N.A.

as Administrative Agent (the “Administrative Agent”)

under the Credit Agreement,

as hereinafter defined

and

The Lenders listed on Schedule I hereto

which are parties to the Credit Agreement

on the date hereof

Re:                               Credit Agreement, dated as of June [  ], 2011, among Iron Mountain Incorporated (the “Parent”), Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Canada Corporation (the “Canadian Borrower”), Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the Lenders parties thereto, the Administrative Agent, JPMorgan Chase Bank, Toronto Branch as agent for the Canadian lenders party thereto (the “Canadian Administrative Agent”) and others (the “Credit Agreement”)

Ladies and Gentlemen:

We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the following documents:

(i)                  the Credit Agreement;

(ii)               the Parent Guaranty, dated as of June [  ], 2011 among the Parent, the Administrative Agent and the Canadian Administrative Agent;

(iii)            the Company Guaranty, dated as of June [  ], 2011 among the Company, the Administrative Agent and the Canadian Administrative Agent;

(iv)           the Subsidiary Guaranty, dated as of June [  ], 2011 among the Administrative Agent and the Canadian Administrative Agent and the Subsidiary Guarantors party thereto;

(v)              the Parent Pledge Agreement, dated as of June [  ], 2011 between the Parent and the Administrative Agent;

(vi)           the Company Pledge Agreement, dated as of June [  ], 2011 between the Company and the Administrative Agent;

(vii)        the Subsidiary Pledge Agreement, dated as of June [  ], 2011 among the Subsidiaries party thereto as Pledgors and the Administrative Agent;

(viii)     the Canadian Pledge Agreement, dated as of June [  ], 2011 between the Canadian Borrower and the Canadian Administrative Agent; and

(ix)             the Notes and C$ Notes delivered to the Lenders on the date hereof.

The documents described in the foregoing clauses (i) through (ix) are collectively referred to herein as the “Credit Documents.”  The documents described in clauses (v) through (viii) are collectively referred to herein as the “Security Documents.”Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.  This opinion is furnished to you pursuant to Section 7.01(d) of the Credit Agreement.

In connection with this opinion, we have examined:

the Credit Agreement, signed by each Obligor party thereto and by the Administrative Agent and certain of the Lenders; and

each other Credit Document, signed by each Obligor party thereto.

We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Obligors.  In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

8

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below we have assumed that (1) each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto, (2)(ii) (a) each of the Obligors is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (iii)(b) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States) and (c) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Obligor and (3) no Obligor is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that each Credit Document constitutes the valid and legally binding obligation of each Obligor which is a party thereto, enforceable against such Obligor in accordance with its terms.

Our opinion set forth above is subject to (i)a. the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii)b. general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and c.(iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors rights.  Our opinion set forth above also is subject to the qualification that certain provisions of the Security Documents, in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

We note that (A)2. a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and 3.(B) with respect to a foreign currency obligation a United

9

States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We express no opinion with respect to:

perfection or priority of any security interest;

the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the Uniform Commercial Code of the State of New York as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;

the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

the effect of any provision of the Credit Documents imposing penalties or forfeitures;

the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

10

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts.  In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

This opinion letter is rendered to you in connection with the above described transactions.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

11

SCHEDULE I

Lenders:

EXHIBIT K

FORM OF
COMMITMENT INCREASE SUPPLEMENT

COMMITMENT INCREASE SUPPLEMENT, dated                                    (this “Supplement”), to the Credit Agreement, dated as of June     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.

W I T N E S S E T H :

WHEREAS, pursuant to Section 2.01(b)(i) of the Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments under the Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment;

WHEREAS, the Company has given notice to the Agent of its intention to increase the aggregate Revolving Commitments pursuant to such Section 2.01(b)(i); and

WHEREAS, pursuant to Section 2.01(b)(ii) of the Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Commitment under the Agreement by executing and delivering to the Company and the Agent a supplement to the Agreement in substantially the form of this Supplement;

NOW THEREFORE, each of the parties hereto hereby agrees as follows:

1.     The undersigned Increasing Lender agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Company and acknowledged by the Agent it shall have its:

[(a)                         US$ Commitment increased by $                , thereby making its total US$ Commitment equal to $              ;]

[(b)                        US$-Canadian Commitment increased by $           ($            of which shall be allocated as Canadian Commitments), thereby making its total US$-Canadian Commitment equal to $            ;]

[(c)                         Multi-Currency Commitment increased by $          , thereby making its total Multi-Currency Commitment equal to $            ];

thus making the aggregate amount of its  total Revolving Commitments equal to $                              .

June [  ], 2011

2.     The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.     Terms defined in the Agreement shall have their defined meanings when used herein.

4.     This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.     This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Agreed and accepted this          day of
                        ,         .

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By:
Name:
Title:

Acknowledged this day of
, .

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

Signature Page to Commitment Increase Supplement

EXHIBIT L

FORM OF
ADDITIONAL LENDER SUPPLEMENT

ADDITIONAL LENDER SUPPLEMENT, dated                                    (this “Supplement”), to the Credit Agreement, dated as of June     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.

W I T N E S S E T H :

WHEREAS, the Agreement provides in Section 2.01(b) thereof that any financial institution, although not originally a party thereto, may become a party to the Agreement following consultation by the Company with the Agent, by executing and delivering to the Company and the Agent a supplement to the Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Additional Lender was not an original party to the Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.             The undersigned Additional Lender agrees to be bound by the provisions of the Agreement and agrees that it shall, on the date this Supplement is accepted by the Company and acknowledged by the Agent, become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto, with a:

[(a) US$ Commitment of $                                ;]

[(b) US$-Canadian Commitment of $                               ($               of which shall be allocated as Canadian Commitments);]

[(c) Multi-Currency Commitment of $                          ];

thus making the aggregate amount of its total Revolving Commitments equal to $                            .

2.             The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 or 8.02 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis

L-1

and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

3.             The undersigned’s address for notices for the purposes of the Agreement is as follows:

[                            ]

4.             The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.             Terms defined in the Agreement shall have their defined meanings when used herein.

6.             This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.             This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

L-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF ADDITIONAL LENDER]

By:
Name:
Title:

Agreed and accepted this day of
, .

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By:
Name:
Title:

Acknowledged this day of
, .

JPMORGAN CHASE BANK, N.A.
as Agent

By:
Name:
Title:

Signature Page to Additional Lender Supplement

EXHIBIT M

FORM OF INCREMENTAL TERM LOAN

ACTIVATION NOTICE

To:                              JPMorgan Chase Bank, N.A. as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement (as modified and supplemented and in effect from time to time, the “Credit Agreement”), dated as of June     , 2011 among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.  Terms defined in the Credit Agreement and not defined herein are used herein as defined therein.

This notice is an Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Company and the undersigned Incremental Term Lender hereby notifies you that:

1.             The amount of the Incremental Term Loan implemented by this Incremental Term Loan Activation Notice is $                              .

2.             The Incremental Term Maturity Date is                 .

3.             The Incremental Term Lender and the Company hereby agree that (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto, (b) the Applicable Margin for this Incremental Term Loan shall be

[and (c) the proposed original issue discount to this Incremental Term Loan is                         ].

4.             The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.             This Incremental Term Loan Activation Notice shall be governed by, and construed in accordance with, the laws of the State of New York.

6.             This Incremental Term Loan Activation Notice may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

Signature Page to Incremental Term Loan Activation Notice

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By:

Name:

Title:

[INCREMENTAL TERM LENDER]

By:

Name:

Title:

Signature Page to Incremental Term Loan Activation Notice

Acknowledged this        day of

,           .

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

By:__________________________________

Name:

Title:

Signature Page to Incremental Term Loan Activation Notice

Annex I

Amortization Schedule

Annex to Incremental Term Loan Activation Notice

EXHIBIT N

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):

4.	Administrative Agent:	, as administrative agent under the Credit Agreement

(1)  Select as applicable.

5.	Credit Agreement:

The Credit Agreement dated as of June     , 2011 among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.

6.	Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                               , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information  (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Rest of page intentionally left blank, signature pages follow]

(2)          Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Tranche A Term Commitment,” “Tranche B Term Commitment”).

(3)          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

Consented to and Accepted(4):

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

Consented to(5):

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By
Title:

(4)          To be added only if the consent of the Administrative Agent is required by Section 12.06 of the Credit Agreement.

(5)          To be added only if the consent of the Company and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by Section 12.06 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

The following are the standard terms and conditions for assignment and assumption with respect to the Credit Agreement, dated as of June     , 2011, among Iron Mountain Information Management, Inc., Iron Mountain Incorporated, Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT

O-1

FORM OF

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of                         , 20       (this “Agreement”), among Iron Mountain Information Management, Inc. (the “Company”), [NAME OF BORROWING SUBSIDIARY], a [                 ] corporation (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, Toronto Branch,  as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 12.16 of the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Revolving Loans to any Subsidiary that the Company shall designate as a Borrower under any of the Multi-Currency Commitments, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrower under the Multi-currency Commitments.  The Company represents and warrants that the New Borrowing Subsidiary is a Subsidiary of the Parent.  Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof.  The Company agrees that the Guarantee of the Company contained in the Company Guaranty will apply to the obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

by

Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by

Name:
Title:

Signature Page to Borrowing Subsidiary Agreement

EXHIBIT O-2

FORM OF

BORROWING SUBSIDIARY TERMINATION

                        , 20

JPMorgan Chase Bank, N.A. as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Iron Mountain Information Management, Inc. (the “Company”), Iron Mountain Incorporated (the “Parent”), Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg S.à r.l., the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, Toronto Branch,  as Canadian Administrative Agent, RBS Citizens, N.A. and Bank of America, N.A. as Co-Syndication Agents, Barclays Bank Plc, HSBC Bank USA and The Bank of Nova Scotia as Co-Documentation Agents, and J.P. Morgan Securities LLC and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 12.16 of the Credit Agreement, the Company hereby terminates the status of [NAME OF TERMINATED BORROWING SUBSIDIARY] (the “Terminated Borrowing Subsidiary”) as a Borrower.  The Company represents and warrants that (a) no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof, (b) no Letters of Credit issued for the account of the Terminated Borrowing Subsidiary are outstanding as of the date hereof and (c) all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

by

Name:
Title:

[NAME OF TERMINATED BORROWING SUBSIDIARY],

by

Name:
Title:

Signature Page to Borrowing Subsidiary Termination

Annex A

to the Credit Agreement

DEFINITIONS

Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

“Acceptance Fee” shall mean the fee payable in C$ to each Canadian Lender in respect of Bankers’ Acceptances and BA Equivalent Loans computed in accordance with subsection 2.3(e).

“Applicable BA Discount Rate” shall mean (i) with respect to any Schedule I Canadian Lender, as applicable to a Bankers’ Acceptance being purchased by such Schedule I Canadian Lender on any day, the CDOR Rate and (ii) with respect to any Schedule II/III Canadian Lender or any other Canadian Lender which is not a Schedule I, II or III Canadian Lender, as applicable to a Bankers’ Acceptance being purchased by, or BA Equivalent Loan to be advanced by, such Canadian Lender on any day, the lesser of (x) the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule II/III Reference Canadian Lender as the percentage discount rate at which such Schedule II/III Reference Canadian Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers’ acceptances accepted by such Schedule II/III Reference Canadian Lender having a term and a face amount comparable to the term and face amount of such Bankers’ Acceptance or BA Equivalent Loan, as applicable and (y) the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers’ Acceptances, or advance of any BA Equivalent Loan.

“Applicable Margin for Canadian Borrowing” shall mean the rate for the respective type of C$ Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

	Applicable Margin (% per annum)
Range of Leverage Ratio	C$ Prime Loans	Bankers’ Acceptances/BA Equivalent Loans

Level 4

Greater than or equal to 5.00 to 1.00	1.50%	2.50%

Level 3

Less than 5.00 to 1.00 and greater than or equal to 4.00 to 1.00	1.25%	2.25%

Level 2

Less than 4.00 to 1.00 and greater than or equal to 3.00 to 1.00	0.75%	1.75%

Level 1

Less than 3.00 to 1.00	0.50%	1.50%

“BA Discount Proceeds” shall mean in respect of any Bankers’ Acceptance to be purchased by a Canadian Lender, or in respect of any BA Equivalent Loan to be made by a Canadian Lender, on any day under subsection 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

(a)  the face amount of such Bankers’ Acceptance or BA Equivalent Loan; by

(b)  the sum of one plus the product of:

(i)                                     the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or BA Equivalent Loan; and

(ii)                                  a fraction, the numerator of which is the number of days remaining in the term of such Bankers’ Acceptance or BA Equivalent Loan and the denominator of which is 365;

with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“BA Equivalent Loan” shall mean an advance in Canadian Dollars made by a Canadian Lender to the Canadian Borrower evidenced by a BA Equivalent Note.

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“BA Equivalent Note” shall mean a promissory note executed and delivered by the Canadian Borrower to a Canadian Lender in substantially the form of Exhibit C to this Annex A.

“Bankers’ Acceptance” shall mean a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in C$ drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to subsection 2.3.

“Borrowing Date (Canada)” shall mean any Business Day (Canada) specified in a notice as a date on which the Canadian Borrower requests the relevant Canadian Lenders to make C$ Loans under this Annex A to the Credit Agreement.

“Business Day (Canada)” shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes (i) Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada and (ii) any day on which commercial banks are authorized or required to close in New York City or Boston, Massachusetts.

“Canadian Administrative Agent” shall mean JPMorgan Chase Bank, Toronto Branch, together with its affiliates, as the agent for the Canadian Lenders under the Credit Agreement and the other Basic Documents.

“Canadian Administrative Office” shall mean the Canadian Administrative Agent’s office located at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, or such other office in Canada as may be designated as such by the Canadian Administrative Agent by written notice to the Canadian Borrower and the Lenders.

“Canadian Borrower” shall mean Iron Mountain Canada Corporation.

“Canadian Commitment” shall mean as to any Canadian Lender, the obligation of such Canadian Lender to make (i) C$ Prime Loans and (ii) BA Equivalent Loans and/or to purchase Bankers’ Acceptances from the Canadian Borrower hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Canadian Lender’s name on Schedule I to the Credit Agreement under the caption “Canadian Commitment” (expressed in Canadian Dollars) or, in the case of a Person that is party to an assignment permitted under Section 12.06 of the Credit Agreement after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to subsection 3.3 of this Annex A or reallocated from time to time pursuant to subsection 2.6 of this Annex A, and may be increased from time to time pursuant to Section 2.01 of the Credit Agreement).  The  original aggregate principal amount of the Canadian Commitments is the Canadian Dollar equivalent (determined by the Administrative Agent using the Canadian Exchange Rate) of US$175,000,000 minus the original aggregate amount of the US$-Canadian Commitments; provided, that in no event shall the aggregate outstanding principal amount of the C$ Loans and the aggregate amount of all Letter of Credit Liabilities

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outstanding under the Canadian Commitments, together with the aggregate outstanding principal amount of the US$-Canadian Loans, exceed US$175,000,000.

“Canadian Dollars” or “C$” shall mean dollars in lawful currency of Canada.

“Canadian Exchange Rate” shall mean on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC.  In the event that such rate does not appear on such Reuters page, the “Canadian Exchange Rate” shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day (Canada) immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.

“Canadian Issuing Bank” shall mean any Canadian Lender so designated by the Canadian Borrower with the consent of such Canadian Lender and the Canadian Administrative Agent.

“Canadian Lender” shall mean each of the lenders that is a signatory to the Credit Agreement under the caption “CANADIAN LENDER” on the signature pages thereto and each lender or financial institution that becomes a Canadian Lender after the date hereof pursuant to Section 12.06 of the Credit Agreement; provided, that as of the Effective Date (or the effective date of the relevant assignment pursuant to Section 12.06 of the Credit Agreement), any such lender shall be itself or shall operate through an applicable Canadian Lending Office which is either (x) resident in Canada for the purposes of the Income Tax Act (Canada), as amended (the “ITA”), or (y) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to such lender hereunder.

“Canadian Lending Office” shall mean for each Canadian Lender, the lending office for such Canadian Lender (or of an affiliate of such Canadian Lender) designated for each type of C$ Loan in the Administrative Questionnaire of such Canadian Lender or such other lending office of such Canadian Lender (or of an affiliate of such Canadian Lender) as such Canadian Lender may from time to time specify to the Canadian Administrative Agent and the Canadian Borrower as the office by which its C$ Loans of such type are to be made and maintained.

“Canadian Letters of Credit” shall have the meaning assigned to such term in subsection 2.8 hereof.

“Canadian Swingline Loans” shall have the meaning assigned to such term in section 2.9(a).

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“Canadian Swingline Commitment” shall mean the obligation of the Swingline Lender to make Canadian Swingline Loans pursuant to Section 2.9 in an aggregate principal amount at any one time not to exceed $10,000,000.

“Canadian Swingline Participation Amount” shall have the meaning assigned to such term in section 2.9(c).

“C$ Commitment Percentage” shall mean as to any Canadian Lender at any time, the percentage of the aggregate Canadian Commitments then constituted by such Canadian Lender’s Canadian Commitment.

“C$ Loans” shall mean the collective reference to C$ Prime Loans and Bankers’ Acceptances and BA Equivalent Loans; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers’ Acceptance or BA Equivalent Loan shall be deemed to be the undiscounted face amount of such Bankers’ Acceptance, or BA Equivalent Note, respectively.

“C$ Note” as defined in subsection 3.2 hereof.

“C$ Prime Loans” shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the C$ Prime Rate.

“C$ Prime Rate” shall mean with respect to a C$ Prime Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for 30 days and (ii) 0.50% per annum.

“CDOR Rate” shall mean on any date, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers’ acceptances for a term comparable to that specified in the Borrowing Notice appearing on the “Reuters Screen CDOR Page” on such date, or if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada); provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to C$ bankers’ acceptances quoted by the Schedule I Reference Canadian Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada).

“Draft” shall mean a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit A to this Annex A, drawn by the Canadian Borrower on a Canadian Lender, denominated in C$ and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

“Drawing” shall mean the creation and purchase of Bankers’ Acceptances and/or the purchase of completed Drafts, by the Canadian Lenders pursuant to subsection 2.3.

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“Related Affiliate” shall mean with respect to any Canadian Lender, an Affiliate or lending office of such Canadian Lender designated by it to make its US$-Canadian Commitment and US$-Canadian Loans available to the Company under this Agreement.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Schedule I Canadian Lender” shall mean any Canadian bank named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Canadian Lenders” shall mean [Canadian Imperial Bank of Commerce and The Bank of Nova Scotia].

“Schedule II/III Canadian Lender” shall mean any bank named on Schedule II or Schedule III to the Bank Act (Canada).

“Schedule II/III Reference Canadian Lenders” shall mean JPMorgan Chase Bank, N.A., Toronto Branch and HSBC Bank USA, National Association.

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THE CANADIAN COMMITMENTS

The Canadian Commitments.  Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (which shall be C$ Prime Loans) to, to accept and, at the option of the Canadian Borrower, purchase Bankers’ Acceptances from (or, at the option of a Canadian Lender, make a BA Equivalent Loan in lieu of purchasing a Bankers’ Acceptance), and to issue letters of credit pursuant to subsection 2.8 for the account of, the Canadian Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Canadian Lender’s Canadian Commitment.  During the Commitment Period, the Canadian Borrower may use the Canadian Commitments by borrowing, prepaying (other than Bankers’ Acceptances or BA Equivalent Loans) or repaying the C$ Prime Loans, Bankers’ Acceptances or BA Equivalent Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

Procedure for C$ Prime Loan Borrowing.  The Canadian Borrower may borrow C$ Prime Loans during the Commitment Period on any Business Day (Canada), provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the Canadian Administrative Agent prior to 12:00 Noon, Toronto time, one Business Day (Canada) prior to the requested Borrowing Date (Canada)), specifying (a) the amount to be borrowed, (b) the requested Borrowing Date (Canada) and (c) the designation of an account to which funds will be transferred.  Each borrowing of C$ Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof.  Upon receipt of any such irrevocable notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof.  Each Canadian Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date (Canada) requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent.  Such borrowing will then be made available on such date to the Canadian Borrower by the Canadian Administrative Agent by wire transfer of such funds to the account specified in such irrevocable notice with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

Bankers’ Acceptances and BA Equivalent Loans.

The Canadian Borrower may (i) issue Bankers’ Acceptances denominated in C$, for acceptance and, at the Canadian Borrower’s option, purchase by the Canadian Lenders or (ii) borrow BA Equivalent Loans, each in accordance with the provisions of this subsection 2.3.

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Procedures.

Notice.  The Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, three Business Days (Canada) prior to the date of the relevant borrowing in respect of any borrowing by way of Bankers’ Acceptances or BA Equivalent Loans.

Minimum Borrowing Amount.  Each borrowing by way of Bankers’ Acceptances or BA Equivalent Loans shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

Face Amounts.  The face amount of each Bankers’ Acceptance or BA Equivalent Loan shall be C$100,000 or any whole multiple thereof.

Term.  Bankers’ Acceptances and BA Equivalent Notes shall be issued and shall mature on a Business Day (Canada).  Each Bankers’ Acceptance and BA Equivalent Note shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the Canadian Lenders), shall mature on or before the Commitment Termination Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

Bankers’ Acceptances and BA Equivalent Notes in Blank.  To facilitate the acceptance of Bankers’ Acceptances and the issuance of BA Equivalent Notes under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder.  In addition, the Canadian Borrower hereby appoints each Canadian Lender as its attorney, with respect to Bankers’ Acceptances and BA Equivalent Notes for which the Canadian Borrower has provided a Bankers’ Acceptance or BA Equivalent Loan notice:

to complete and sign on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers’ Acceptances (with, in each Canadian Lender’s discretion, the inscription “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”) or the BA Equivalent Notes, as applicable;

after the acceptance thereof by any Canadian Lender, to endorse on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers’ Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Lender’s discretion, such Canadian Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

to deliver such Bankers’ Acceptances to such purchaser or to deposit such Bankers’ Acceptances with such clearing house; and

to comply with the procedures and requirements established from time to time by such Canadian Lender or such clearing house in respect of the delivery, transfer and collection of bankers’ acceptances and depository bills.

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The Canadian Borrower recognizes and agrees that all Bankers’ Acceptances and BA Equivalent Notes signed, endorsed, delivered or deposited on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower.  Each Canadian Lender is hereby authorized to accept such Drafts or issue such Bankers’ Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender in accordance with the terms of this Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers’ Acceptances required to be accepted by such Canadian Lender.  No Canadian Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance or make a BA Equivalent Loan if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts or BA Equivalent Notes to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives.  The Canadian Administrative Agent and each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts and BA Equivalent Notes as it would exercise in the custody and safekeeping of similar property owned by it.  Each Canadian Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower.  Each Canadian Lender shall maintain a record with respect to Drafts and Bankers’ Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities and of BA Equivalent Notes (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason and (iii) canceled at their respective maturities.  Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

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Execution of Bankers’ Acceptances and BA Equivalent Notes.  Drafts of the Canadian Borrower to be accepted as Bankers’ Acceptances and BA Equivalent Notes hereunder shall be duly executed on behalf of the Canadian Borrower.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance or BA Equivalent Note as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers’ Acceptance or advance of a BA Equivalent Loan, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or advance, and any such Bankers’ Acceptance or BA Equivalent Note so signed shall be binding on the Canadian Borrower.

Issuance of Bankers’ Acceptances or BA Equivalent Note.  Promptly following receipt of a notice of borrowing by way of Bankers’ Acceptances or BA Equivalent Loans, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Draft to be accepted by it or BA Equivalent Loan to be made by it and the term thereof.  The aggregate face amount of Drafts to be accepted or BA Equivalent Loans to be made by a Canadian Lender shall be determined by the Canadian Administrative Agent on a pro rata basis by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Draft or BA Equivalent Loans which would otherwise be accepted by a Canadian Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

Acceptance of Bankers’ Acceptances.  Each Draft to be accepted by a Canadian Lender shall be accepted at such Canadian Lender’s Canadian Lending Office.

Purchase of Bankers’ Acceptances/Advance of BA Equivalent Loan.  Each Canadian Lender shall be required to purchase (subject to the commercial availability of a resale market in the case of Bankers’ Acceptances with a term of approximately 30, 60, 90 or 180 days, as the case may be) from the Canadian Borrower on the Borrowing Date (Canada), at the Applicable BA Discount Rate, the Bankers’ Acceptances accepted by it on such date or to advance the subject BA Equivalent Loan and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date (Canada) for the account of the Canadian Borrower.  The Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under subsection 2.3(e) in respect of each Bankers’ Acceptance accepted and purchased by such Canadian Lender from the Canadian Borrower or each BA Equivalent Loan made by such Canadian Lender to the Canadian Borrower shall be set off against the BA Discount Proceeds payable by such Canadian Lender under this subsection 2.3(b)(9).  Not later than 2:00 P.M., Toronto time, on such Borrowing Date (Canada), the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Borrower by wire transfer of such funds to an account designated by the Canadian Borrower with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

Sale of Bankers’ Acceptances.  Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

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Waiver of Presentment and Other Conditions.  To the extent permitted by applicable law, the Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers’ Acceptance accepted by it or BA Equivalent Note issued to it pursuant to this Agreement which might exist solely by reason of such Bankers’ Acceptance or BA Equivalent Note being held, at the maturity thereof, by such Canadian Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers’ Acceptances or BA Equivalent Notes for payment of the amount payable by the Canadian Borrower thereunder.

The Canadian Borrower shall reimburse each Canadian Lender for, and there shall become due and payable at 10:00 A.M., Toronto time, on the maturity date for each Bankers’ Acceptance or BA Equivalent Note , an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers’ Acceptance or BA Equivalent Note.  The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers’ Acceptance or Refunding BA Equivalent Note (as such terms are defined in subsection 2.3(d) below) issued in accordance with subsection 2.3(d) or conversion of such Bankers’ Acceptance or BA Equivalent Loan in accordance with subsection 2.4 to be applied in reduction of such reimbursement payment; and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause (i)) with the Canadian Administrative Office in accordance with subsection 3.7.  The Canadian Borrower’s payment in accordance with this subsection shall satisfy its obligations under any Bankers’ Acceptance or BA Equivalent Loan to which it relates, and the Canadian Lender which has accepted such Bankers’ Acceptance shall thereafter be solely responsible for the payment of such Bankers’ Acceptance.

The Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, two Business Days (Canada) prior to the maturity date of each Bankers’ Acceptance or BA Equivalent Note of the Canadian Borrower’s intention to issue a Bankers’ Acceptance or BA Equivalent Note, respectively, on such maturity date (a “Refunding Bankers’ Acceptance” or a “Refunding BA Equivalent Note”, respectively) to provide for the payment of such maturing Bankers’ Acceptance or BA Equivalent Note (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers’ Acceptance or BA Equivalent Note and the related Refunding Bankers’ Acceptance or Refunding BA Equivalent Note shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers’ Acceptance or BA Equivalent Note and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers’ Acceptance or Refunding BA Equivalent Note).  If the Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 2.3(c)(ii), the Canadian Borrower shall be deemed to have requested that such maturing Bankers’ Acceptances or BA Equivalent Note be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers’ Acceptances or BA Equivalent Note.

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An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in subsection 2.3(b)(9) hereof) upon the issuance of a Bankers’ Acceptance to be accepted by such Canadian Lender or a BA Equivalent Loan to be advanced by such Canadian Lender calculated at the rate per annum equal to the Applicable Margin for Canadian Borrowing, such Acceptance Fee to be calculated on the face amount of such Bankers’ Acceptance or such BA Equivalent Loan and to be computed on the basis of the number of days in the term of such Bankers’ Acceptance or such BA Equivalent Loan and a year of 365 days.

In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date of maturity or pursuant to Section 10.01 of the Credit Agreement, the Canadian Borrower shall, forthwith, without any demand or the taking of any action by the Canadian Administrative Agent, provide cover for all outstanding Bankers’ Acceptances and BA Equivalent Loans by paying to the Canadian Administrative Agent immediately available funds in an amount equal to the then aggregate face amount of all outstanding Bankers’ Acceptances and BA Equivalent Loans, which funds shall be held by the Canadian Administrative Agent in an account as collateral security, and in addition to any other rights or remedies of any Canadian Lender and the Canadian Administrative Agent hereunder, any Canadian Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such Canadian Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent’s rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Lenders, amounts which are received by such Canadian Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the Canadian Lenders or the Canadian Administrative Agent, or any of them hereunder.

Conversion Option.  Subject to the provisions of this Agreement, the Canadian Borrower may, prior to the Commitment Termination Date, effective on any Business Day (Canada), convert, in whole or in part, C$ Prime Loans into Bankers’ Acceptances or BA Equivalent Loans or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of subsection 2.2 or 2.3, as applicable, provided that:

(a)                                  no C$ Prime Loan may be converted into a Bankers’ Acceptance or a BA Equivalent Loan when any Event of Default has occurred and is continuing;

(b)                                 each conversion to Bankers’ Acceptances or BA Equivalent Loans shall be for an aggregate amount of C$1,000,000 (and whole multiples of

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C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$300,000; and

(c)                                  Bankers’ Acceptances and BA Equivalent Loans may be converted only on the maturity date of such Bankers’ Acceptances and BA Equivalent Loans and, provided that, if less than all Bankers’ Acceptances and BA Equivalent Loans are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers’ Acceptances or BA Equivalent Loans.

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Circumstances Making Bankers’ Acceptances and BA Equivalent Loans Unavailable.

If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers’ Acceptances, then:

the right of the Canadian Borrower to request a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

any notice relating to a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to subsection 2.2).

The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the suspension of the Canadian Borrower’s right to request a borrowing by way of Bankers’ Acceptance or BA Equivalent Loans and of the termination of such suspension.

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Designation of Borrowings.  The Company and the Canadian Borrower shall give notice to each of the Canadian Administrative Agent (on or prior to the date which is five (5) Business Days (Canada) prior to the first day of each month) and the Administrative Agent (on or prior to the date which is five (5) Business Days prior to the first day of each month), respectively, of the aggregate Canadian Commitment and the aggregate US$-Canadian Commitment to be available during such month (the “US-Canadian Allocation”), and the Canadian Administrative Agent and the Administrative Agent shall promptly notify the Canadian Lenders and the US$-Canadian Lenders, respectively, thereof. With the consent of each of the US$-Canadian Lenders, the Canadian Lenders, the Administrative Agent and the Canadian Administrative Agent (as evidenced in a manner satisfactory to the Administrative Agent), the Company and the Canadian Borrower may modify the then-current US-Canadian Allocation for any period and subject to any notice as they may request; and in the event of a failure by the Company and the Canadian Borrower to give a timely notice as to the US-Canadian Allocation for any month, the US-Canadian Allocation for the immediately preceding month shall continue in effect.  The Company and the Canadian Borrower agree that at no time during such month shall the aggregate principal amount of the C$ Loans, together with the amount of Letter of Credit Liabilities outstanding under the Canadian Commitments, exceed the aggregate Canadian Commitment specified in such notice, nor shall the aggregate principal amount of the US$-Canadian Loans exceed the aggregate US$-Canadian Commitment specified in such notice, and in no event shall the aggregate of the Dollar Equivalent of the Canadian Commitments and the US$-Canadian Commitments exceed US$175,000,000.  Each Canadian Lender acknowledges that some or all of its US$-Canadian Commitment may be allocated from time to time under this subsection 2.6 to the Company.   Each Canadian Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall, subject to the terms and conditions of this agreement, fulfill such US$-Canadian Commitment to the Company, but nothing herein shall obligate a Canadian Lender that is not such a “United States person” to lend money to the Company; provided that a Canadian Lender that is not such a “United States person” shall designate in writing to the Administrative Agent on the Effective Date, and otherwise from time to time, a Related Affiliate of such Canadian Lender that is either such a “United States person” or is a Non-U.S. Lender that has fulfilled the requirements of Section 5.08 of the Credit Agreement and thereafter shall, subject to the terms and conditions of this Agreement, cause such Related Affiliate to fulfill the US$-Canadian Commitment to the Company.

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Fees.  The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Canadian Lender commitment fees in Canadian Dollars on the daily average unused amount of such Canadian Lender’s Canadian Commitment (for which purpose, the aggregate amount of any Bankers’ Acceptance liabilities and BA Equivalent Loans shall be deemed to be a pro rata (based on the Canadian Commitments) use of each Canadian Lender’s Canadian Commitment and the daily average used amount of each Canadian Lender’s Canadian Commitment shall be determined after taking into account its outstanding C$ Loans and outstanding Letter of Credit Liabilities under the Canadian Commitments) for the period from the Effective Date to and including the earlier of the date the Canadian Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this subsection 2.7 shall be payable on the Quarterly Dates and on the earlier of the date the Canadian Commitments are terminated and the Scheduled Revolving Credit Commitment Termination Date. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Effective Date, syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Effective Date and on each anniversary thereof, so long as any of the Canadian Commitments are in effect and until payment in full of all C$ Loans hereunder, all interest thereon and all other amounts payable hereunder, and an annual agency fee in the amount heretofore mutually agreed in writing.

Canadian Letters of Credit.  Subject to the terms and conditions of this Agreement, the Canadian Commitments may be utilized, upon the request of the Canadian Borrower, in addition to the Loans provided for by subsection 2.2 hereof, by the issuance by the Canadian Issuing Bank of standby letters of credit (“Canadian Letters of Credit”) for the account of the Canadian Borrower, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, together with the aggregate outstanding principal amount of the C$ Loans, exceed the aggregate amount of the Canadian Commitments as in effect from time to time and (ii) the expiration date of any Canadian Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Canadian Letter of Credit (provided that any Canadian Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date).  Prior to the issuance of any Canadian Letter of Credit, the Administrative Agent shall have first determined, and advised the relevant Canadian Issuing Bank, that the requested amount of Canadian Letters of Credit shall be available under the Canadian Commitments

The following additional provisions shall apply to Canadian Letters of Credit:

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The Canadian Borrower shall give the Canadian Administrative Agent at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 5 days preceding the Commitment Termination Date) on which each Canadian Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Canadian Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby.  Upon receipt of any such notice, the Canadian Administrative Agent shall determine the amount of Letters of Credit that are available under the Canadian Commitments and advise the Canadian Issuing Bank of the contents thereof.  The Canadian Issuing Bank shall notify the Canadian Administrative Agent of the issuance of any Canadian Letter of Credit and of any drawing thereunder or termination or expiry thereof.

On each day during the period commencing with the issuance by the Canadian Issuing Bank of any Canadian Letter of Credit and until such Canadian Letter of Credit shall have expired or been terminated, the Canadian Commitment of each Canadian Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Canadian Lender’s C$ Commitment Percentage of the then undrawn stated amount of such Canadian Letter of Credit. Each Canadian Lender (other than the Canadian Issuing Bank) agrees that, upon the issuance of any Canadian Letter of Credit hereunder, it shall automatically acquire a participation in the Canadian Issuing Bank’s rights and obligations under such Canadian Letter of Credit in an amount equal to such Canadian Lender’s C$ Commitment Percentage of such rights and obligations, and each Canadian Lender (other than the Canadian Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Canadian Issuing Bank to pay and discharge when due, its C$ Commitment Percentage of the Canadian Issuing Bank’s obligation to pay drawings under such Canadian Letter of Credit.

Upon receipt from the beneficiary of any Canadian Letter of Credit of any demand for payment under such Canadian Letter of Credit, the Canadian Issuing Bank shall promptly notify the Canadian Borrower (through the Canadian Administrative Agent) of the amount to be paid by the Canadian Issuing Bank as a result of such demand and the date on which payment is to be made by the Canadian Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Canadian Letter of Credit, the Canadian Borrower hereby unconditionally agrees to pay and reimburse the Canadian Administrative Agent for account of the Canadian Issuing Bank for the amount of each demand for payment under such Canadian Letter of Credit that is in substantial compliance with the provisions of such Canadian Letter of Credit at or prior to the date on which payment is to be made by the Canadian Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

Forthwith upon its receipt of a notice referred to in paragraph (c) of this subsection 2.8, the Canadian Borrower shall advise the Canadian Administrative Agent whether or not the Canadian Borrower intends to borrow by way of C$ Prime Loans hereunder to finance its obligation to reimburse the Canadian Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 of the Credit Agreement.

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Each Canadian Lender shall pay to the Canadian Administrative Agent for account of the Canadian Issuing Bank at the Canadian Administrative Office in Canadian Dollars and in immediately available funds the amount of such Canadian Lender’s C$ Commitment Percentage of any payment under a Canadian Letter of Credit upon notice by the Canadian Issuing Bank (through the Canadian Administrative Agent) to such Canadian Lender requesting such payment and specifying such amount. Each such Canadian Lender’s obligation to make such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank under this paragraph (e), and the Canadian Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than gross negligence or wilful misconduct of the Canadian Issuing Bank), including, without limitation, the failure of any other Canadian Lender to make its payment under this paragraph (e), the financial condition of the Company or the Canadian Borrower (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to the Canadian Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Canadian Lender shall default in its obligation to make any such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank, for so long as such default shall continue the Canadian Administrative Agent may at the request of the Canadian Issuing Bank withhold from any payments received by the Canadian Administrative Agent under this Agreement for account of such Canadian Lender the amount so in default and, to the extent so withheld, pay the same to the Canadian Issuing Bank in satisfaction of such defaulted obligation.

Upon the making of each payment by a Canadian Lender to the Canadian Issuing Bank pursuant to paragraph (e) above in respect of any Canadian Letter of Credit, such Canadian Lender shall, automatically and without any further action on the part of the Canadian Administrative Agent, the Canadian Issuing Bank or such Canadian Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Canadian Issuing Bank hereunder and under the Canadian Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Canadian Lender’s C$ Commitment Percentage in any interest or other amounts payable by the Canadian Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Canadian Issuing Bank pursuant to paragraph (g) of this subsection 2.8). Upon receipt by the Canadian Issuing Bank from or for account of the Canadian Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Canadian Issuing Bank shall promptly notify the Canadian Administrative Agent of such receipt and pay to the Canadian Administrative Agent for account of each Canadian Lender entitled thereto such Canadian Lender’s C$ Commitment Percentage of such payment, each such payment by the Canadian Issuing Bank to be made in the same money and funds in which received by the Canadian Issuing Bank. In the event any payment received by the Canadian Issuing Bank and so paid to the Canadian Lenders hereunder is rescinded or must otherwise be returned by the Canadian Issuing Bank, each Canadian Lender shall, upon the request of the Canadian Issuing Bank (through the Canadian Administrative Agent), repay to the Canadian Issuing Bank (through the Canadian Administrative Agent) the amount of such payment paid to such Canadian Lender, with interest at the rate specified in paragraph (j) of this subsection 2.8.

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The Canadian Borrower shall pay to the Canadian Administrative Agent for account of the Canadian Lenders (ratably in accordance with their respective C$ Commitment Percentages) a letter of credit fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Canadian Letter of Credit and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day). In addition, the Canadian Borrower shall pay to the Canadian Issuing Bank a fronting fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to a percentage per annum to be agreed upon of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Canadian Issuing Bank from time to time in like circumstances with respect to the issuance of each Canadian Letter of Credit and drawings and other transactions relating thereto.

Promptly following the end of each calendar month, the Canadian Issuing Bank shall deliver (through the Canadian Administrative Agent) to each Canadian Lender and the Canadian Borrower a notice describing the aggregate amount of all Canadian Letters of Credit outstanding at the end of such month. Upon the request of any Canadian Lender from time to time, the Canadian Issuing Bank shall deliver any other information reasonably requested by such Canadian Lender with respect to each Canadian Letter of Credit then outstanding.

The issuance by the Canadian Issuing Bank of each Canadian Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 of the Credit Agreement, be subject to the conditions precedent that (i) such Canadian Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Canadian Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Canadian Letter of Credit shall be denominated in Canadian Dollars and (iii) the Canadian Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Canadian Letter of Credit as the Canadian Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

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To the extent that any Canadian Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this subsection 2.8 on the due date therefor, such Canadian Lender shall pay interest to the Canadian Issuing Bank (through the Canadian Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at the rate determined by the Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements, provided that if such Canadian Lender shall fail to make such payment to the Canadian Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Canadian Lender shall be obligated to pay interest on such amount at the rate then payable by the Canadian Borrower on such amount.

The issuance by the Canadian Issuing Bank of any modification or supplement to any Canadian Letter of Credit hereunder shall be subject to the same conditions as are applicable under this subsection 2.8 to the issuance of new Canadian Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Canadian Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Canadian Lender shall have consented thereto.

The Parent and the Canadian Borrower hereby jointly and severally indemnify and hold harmless each Canadian Lender (including the Canadian Issuing Bank and the Canadian Administrative Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses that such Canadian Lender or the Canadian Administrative Agent may incur (or that may be claimed against such Canadian Lender or the Canadian Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Canadian Issuing Bank under any Canadian Letter of Credit; provided that the Parent and the Canadian Borrower shall not be required to indemnify any Canadian Lender or the Canadian Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Canadian Issuing Bank in determining whether a request presented under any Canadian Letter of Credit complied with the terms of such Canadian Letter of Credit or (y) in the case of the Canadian Issuing Bank, its failure to pay under any Canadian Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Canadian Letter of Credit. Nothing in this subsection 2.8 is intended to limit the other obligations of the Parent, Canadian Borrower, any Canadian Lender or the Canadian Administrative Agent under this Agreement.

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Canadian Swingline Loans.  (a) The Swingline Lender agrees to make a portion of the credit otherwise available to the Canadian Borrower under the Canadian Commitments from time to time during the Commitment Period by making swing line loans (“Canadian Swingline Loans”) to the Canadian Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Canadian Swingline Commitment (notwithstanding that the Canadian Swingline Loans outstanding at any time, when aggregated with the Canadian Swingline Lender’s other outstanding Revolving Loans, may exceed the Canadian Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all C$ Loans and Canadian Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, exceed the aggregate amount of the Canadian Commitments as in effect from time to time.  During the Commitment Period, the Canadian Borrower may use the Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Canadian Swingline Loans shall be either Eurocurrency Loans, Canadian Prime Rate Loans or Agreed Rate Loans and the Interest Period with respect to such Eurocurrency Loans, Canadian Prime Rate Loans or Agreed Rate Loans shall be as agreed upon by the Canadian Swingline Lender.  For purposes of calculating the commitment fee payable in respect of the Canadian Commitments under Section 2.03 of the Credit Agreement, the Canadian Swingline Loans shall not be treated as usage of the Canadian Commitments.  Canadian Swingline Loans shall be denominated only in Canadian Dollars.

(b)  Whenever the Canadian Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 11:00 a.m., Toronto time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the Canadian Swingline Lender.  Not later than 3:00 p.m., Toronto time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Canadian Administrative Agent at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Canadian Administrative Agent shall make the proceeds of such Swingline Loan available to the Canadian Borrower on such Borrowing Date by depositing such proceeds in the account of the Canadian Borrower with the Canadian Administrative Agent on such Borrowing Date in immediately available funds.

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(c)  The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Canadian Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 11:00 a.m. Toronto time, request each Canadian Lender to make, and each Canadian Lender hereby agrees to make, a C$ Loan, in an amount equal to such Canadian Lender’s US$-Canadian Commitment Percentage of the aggregate amount of the Canadian Swingline Loans (the “Refunded Canadian Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Canadian Lender shall make the amount of such C$ Loan available to the Canadian Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., Toronto time, one Business Day after the date of such notice.  The proceeds of such C$ Loans shall be immediately made available by the Canadian Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Canadian Swingline Loans.  The Canadian Borrower irrevocably authorizes the Swingline Lender, on one Business Day’s notice given by the Swingline Lender no later than 11:00 Noon, Toronto time, to charge the Canadian Borrower’s accounts with the Canadian Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Canadian Swingline Loans to the extent amounts received from the Canadian Lenders are not sufficient to repay in full such Refunded Canadian Swingline Loans.

(d)  If prior to the time a C$ Loan would have otherwise been made pursuant to Section 2.9(c), one of the events described in Section 10.01(f) of the Credit Agreement shall have occurred and be continuing with respect to the Company or the Canadian Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, C$ Loans may not be made as contemplated by Section 2.9(c), each Canadian Lender shall, on the date such C$ Loan was to have been made pursuant to the notice referred to in Section 2.9(c), purchase for cash an undivided participating interest in the then outstanding Canadian Swingline Loans by paying to the Swingline Lender an amount (the “Canadian Swingline Participation Amount”) equal to (i) such Canadian Lender’s US$-Canadian Commitment Percentage times (ii) the sum of the aggregate principal amount of Canadian Swingline Loans then outstanding that were to have been repaid with such C$-Canadian Loans.

(e)  Whenever, at any time after the Swingline Lender has received from any Canadian Lender such Lender’s Canadian Swingline Participation Amount, the Swingline Lender receives any payment on account of the Canadian Swingline Loans, the Swingline Lender will distribute to such Lender its Canadian Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Canadian Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

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GENERAL PROVISIONS

Repayment of Loans; Evidence of Debt.  The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each C$ Loan of such Canadian Lender on the Commitment Termination Date (or such earlier date on which the C$ Loans become due and payable pursuant to Section 10 of the Credit Agreement).  The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the C$ Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.5 hereof.

C$ Notes.  The Canadian Borrower, upon receipt of written notice from the relevant Canadian Lender, agrees to issue a C$ Note to any Canadian Lender (each, a “C$ Note”) in substantially the form of Exhibit B to this Annex A, dated the Effective Date, payable to such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender as in effect on the Effective Date and otherwise duly completed.  Each Canadian Lender is hereby authorized by the Canadian Borrower to endorse on the schedule (or a continuation thereof) attached to each C$ Note of such Canadian Lender, to the extent applicable, the date and amount for each C$ Prime Loan made by such Canadian Lender to the Canadian Borrower hereunder, and the date and amount of each payment or prepayment of principal of such C$ Loan received by such Canadian Lender, provided that any failure by such Canadian Lender to make any such endorsement shall not affect the obligations of the Canadian Borrower under such C$ Note or hereunder in respect of such C$ Prime Loan.

Termination or Reduction of Commitments.

The Canadian Commitments shall terminate on the Commitment Termination Date.

The Canadian Borrower shall have the right to terminate or reduce the unused Canadian Commitments at any time or from time to time to an amount not less than the aggregate principal amount of the C$ Prime Loans, Bankers’ Acceptances and BA Equivalent Loans outstanding, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, provided that (i) the Canadian Borrower shall give no less than two Business Days’ (Canada) notice of each such termination or reduction to the Canadian Administrative Agent and (ii) each partial reduction shall be in an aggregate amount at least equal to C$1,000,000 and, if greater, in integral multiples of C$100,000.  Any termination of the Canadian Commitments shall be accompanied by prepayment in full of all C$ Prime Loans together with accrued interest thereon to the date of such prepayment, and by cash collateralization, but not prepayment, of the Bankers’ Acceptances and BA Equivalent Loans on terms satisfactory to the Canadian Administrative Agent.

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Optional and Mandatory Prepayments.

Optional Prepayments.  The Canadian Borrower shall have the right to prepay the C$ Loans, in whole or in part, at any time or from time to time, provided that the Canadian Borrower shall give the Canadian Administrative Agent at least one Business Days’ (Canada) irrevocable notice of each such prepayment specifying the date and amount of such prepayment.  Upon receipt of any such notice the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 12.04 of the Credit Agreement.  Partial prepayments shall be in an aggregate principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.  Notwithstanding anything to the contrary above, C$ Loans consisting of Bankers’ Acceptances or BA Equivalent Loans may not be prepaid pursuant to this subsection.

Mandatory Prepayments.  1.If, at any time during the Commitment Period, the aggregate principal amount of C$ Loans outstanding with respect to all Canadian Lenders, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, exceeds the aggregate Canadian Commitments then in effect by more than 5% of the aggregate principal amount of the Canadian Commitments then in effect, the Canadian Borrower shall repay (on the same day upon which notice from the Canadian Administrative Agent of such event is received by the Canadian Borrower or, if such notice is received after 12:00 Noon, Toronto time, on the next succeeding Business Day (Canada)) the C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment.

If on any date, the Canadian Borrower or any Subsidiary of the Canadian Borrower shall receive Net Cash Proceeds from any issuance subsequent to the Effective Date of Indebtedness other than Indebtedness incurred pursuant to Section 9.08 of the Credit Agreement (it being understood that this subsection 3.4(b) shall not constitute a waiver of any provision of said Section 9.08), then the Canadian Borrower shall prepay the C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an amount equal to such Net Cash Proceeds (less any prepayment on account of the receipt of such Net Cash Proceeds under Section 3.02(b) of the Credit Agreement), but the Canadian Commitments shall not be subject to automatic reduction.

Application of Mandatory Prepayments.  To the extent that prepayment is required to be made by the Canadian Borrower, such prepayment shall be applied to reduce (ratably among the Canadian Lenders) such of the then outstanding C$ Loans (or, in the case of Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralization of such Bankers’ Acceptances, BA Equivalent Loans or Letter of Credit Liabilities on terms satisfactory to the Canadian Administrative Agent, which cash collateral shall be invested in a manner satisfactory to the Canadian Administrative Agent) as the Canadian Borrower shall determine in its sole discretion.

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Notwithstanding anything to the contrary contained above, (i) all prepayments of C$ Loans shall be made in Canadian Dollars and (ii) all cash collateralization of Bankers’ Acceptances and BA Equivalent Loans shall be made in Canadian Dollars.

Interest Rates and Payment Dates.

Subject to subsection 3.5(b) below, each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin for Canadian Borrowing.

The Canadian Borrower hereby promises to pay to the Canadian Administrative Agent for account of each Canadian Lender interest at the applicable Post-Default Rate (x) on any principal of any C$ Loan made by such Canadian Lender and on any other amount payable by the Canadian Borrower hereunder held by such Canadian Lender to or for account of such Canadian Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(a) of the Credit Agreement and for so long as such Event of Default shall be continuing, on any principal of any C$ Loan made by such Canadian Lender.

Accrued interest on each C$ Prime Loan shall be calculated monthly and payable quarterly in arrears, and in any event, upon the payment or prepayment thereof, but only on the principal so paid or prepaid; provided that interest payable after the occurrence of a Default at the Post-Default Rate shall be payable from time to time on demand of the Canadian Administrative Agent or the Canadian Lenders having at least 51% of the aggregate amount of the Canadian Commitments. Promptly after the determination of any interest rate provided for herein or any change therein, the Canadian Administrative Agent shall notify the Canadian Lenders and the Canadian Borrower thereof.

Interest in respect of C$ Prime Loans (and all other amounts denominated in C$) shall be payable in C$ and shall be payable based upon a year of 365 days.

2.If any provision of this Annex would obligate any party to the Credit Agreement to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

(x)                                   first, by reducing the amount or rates of interest required to be paid under this subsection 3.5; and

(y)                                 thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

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If, notwithstanding the provisions of clause (i) of this subsection 3.5(e), and after giving effect to all adjustments contemplated thereby, any Canadian Lender shall have received an amount in excess of the maximum permitted by such clause, then the party having paid such amount shall be entitled, by notice in writing to such Canadian Lender, to obtain reimbursement from such Canadian Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to such party.

Any amount or rate of interest referred to in this subsection 3.5(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any C$ Loan on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Effective Date to the Scheduled Revolving Credit Commitment Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

Computation of Interest and Fees.  For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively.  In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

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Pro Rata Treatment and Payments.

Each borrowing by the Canadian Borrower from the Canadian Lenders hereunder, each payment by the Canadian Borrower on account of any commitment fee or Acceptance Fee hereunder and any reduction of the Canadian Commitments of the Canadian Lenders shall be made pro rata according to the respective C$ Commitment Percentages.  Each payment by the Canadian Borrower on account of principal of and interest on the C$ Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant C$ Loans then held by the relevant Canadian Lenders.  All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Office in C$ and in immediately available funds.  The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders promptly upon receipt in like funds as received, but the Canadian Borrower shall have satisfied its payment obligation hereunder upon payment to the Canadian Administrative Agent, regardless of whether such Canadian Administrative Agent distributes such payments as required hereunder.  If any payment hereunder becomes due and payable on a day other than a Business Day (Canada), such payment shall be extended to the next succeeding Business Day (Canada), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to 11:00 A.M., Toronto time, on any Borrowing Date (Canada) that such Lender will not make available to the Canadian Administrative Agent such Canadian Lender’s share of the borrowing requested to be made on such Borrowing Date (Canada), the Canadian Administrative Agent may assume that such Canadian Lender has made its share of such borrowing available to the Canadian Administrative Agent on such Borrowing Date (Canada), and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such Borrowing Date (Canada) a corresponding amount.  If such amount is not so made available to the Canadian Administrative Agent by such Canadian Lender on such Borrowing Date (Canada), the Canadian Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the C$ Prime Rate determined for such day plus 1%, on demand, from the relevant Canadian Lender.  Nothing contained in this subsection 3.7(b) shall relieve any Canadian Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which the Canadian Borrower may have against any Canadian Lender as a result of any default by such Canadian Lender to make loans.

The failure of any Canadian Lender to make the C$ Loan to be made by it on any Borrowing Date (Canada) shall not relieve any other Lender of its obligation, if any, hereunder to make its C$ Loan on such Borrowing Date (Canada), but no Lender shall be responsible for the failure of any other Canadian Lender to make the C$ Loan to be made by such other Canadian Lender on such Borrowing Date (Canada).

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Additional Costs.

If the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by any Governmental Authority or compliance by any Canadian Lender or any corporation controlling such Canadian Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Canadian Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Canadian Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Canadian Lender to be material, then from time to time, the Canadian Borrower shall promptly pay to such Canadian Lender, upon written demand therefor, such additional amount or amounts as will compensate such Canadian Lender for such reduced rate of return.  In determining such additional amounts, each Canadian Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Canadian Lender’s loans or commitments in general and are not specifically attributable to C$ Loans or Canadian Commitments hereunder, be calculated with respect to all loans or commitments similar to the C$ Loans or Canadian Commitments made by such Canadian Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Canadian Lender to charge the respective borrower on a basis similar to that provided in this subsection 3.8.

If any Canadian Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Canadian Borrower (with a copy to the Canadian Administrative Agent) of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection submitted by such Canadian Lender to the Canadian Borrower (with a copy to the Canadian Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable.  The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the C$ Loans and all other amounts payable thereunder.

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Taxes.  All payments made by the Canadian Borrower, the Parent, the Company or any Subsidiary Guarantor in respect of amounts owing under this Annex A shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender as a result of a present or former connection between the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex A).  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender hereunder, the amounts so payable to the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender shall be increased to the extent necessary to yield to the Canadian Administrative Agent, such Canadian Lender or the Swingline Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Annex A, provided, however, that neither the Canadian Borrower, the Parent, the Company, nor any Subsidiary Guarantor shall be required to increase any such amounts payable to the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender or any holder of Bankers’ Acceptances or BA Equivalent Notes if such increased amount arises as a result of the failure of such Canadian Lender, the Canadian Administrative Agent or the Swingline Lender or any holder of Bankers’ Acceptances or BA Equivalent Notes to be a Person resident in Canada for the purposes of the Income Tax Act (Canada).  The Canadian Borrower shall also indemnify the Canadian Administrative Agent, each Canadian Lender and the Swingline Lender on an after-tax basis for any additional taxes on net income which the Canadian Administrative Agent, such Canadian Lender, or the Swingline Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 3.9.  Whenever any Non-Excluded Taxes are payable by the Canadian Borrower, the Parent, the Company or any Subsidiary Guarantor, as promptly as possible thereafter but in any event within 45 days after the date of payment the Canadian Borrower, the Parent, the Company or such Subsidiary Guarantor shall send to the Canadian Administrative Agent for its own account or for the account of such Canadian Lender or the Swingline Lender, as the case may be, a certified copy of an original official receipt received by the Canadian Borrower, the Parent, the Company or such Subsidiary Guarantor showing payment thereof.  If the Canadian Borrower, the Parent, the Company or any Subsidiary Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent the required receipts or other required documentary evidence, the Canadian Borrower, the Parent, the Company or such Subsidiary Guarantor shall indemnify the Canadian Administrative Agent, the Canadian Lenders and the Swingline Lender for any incremental taxes, interest or penalties that may become payable by the Canadian Administrative Agent, any Canadian Lender or the Swingline Lender as a result of any such failure.  The agreements in this subsection shall survive the termination of this Annex

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A and the payment of the C$ Loans and all other amounts payable hereunder.  In the event of any inconsistency between this Section 3.9 and Section 5.08 of the Credit Agreement, this Section 3.9 shall supercede Section 5.08 of the Credit Agreement.

Substitution of Lender.  If any Canadian Lender has demanded compensation under subsection 3.8 or 3.9 of this Annex A, the Canadian Borrower shall have the right, with the assistance of the Canadian Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to the Canadian Borrower and the Canadian Administrative Agent to assume the Canadian Commitments and C$ Loans of such Canadian Lender.  Any such Canadian Lender shall be obligated to sell the Canadian Commitments and C$ Loans for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Canadian Administrative Agent and the Canadian Borrower and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

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EXHIBIT B

To Annex A

[Form of C$ Note]

PROMISSORY NOTE

FOR VALUE RECEIVED, IRON MOUNTAIN CANADA CORPORATION, a Nova Scotia corporation (the “Canadian Borrower”), hereby promises to pay to                               (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, the aggregate unpaid principal amount of the C$ Prime Loans made by the Bank to the Canadian Borrower under the Credit Agreement), in lawful money in the currency of such C$ Prime Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such C$ Prime Loan, at such office, in like money and funds, for the period commencing on the date of such C$ Prime Loan until such C$ Prime Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount and interest rate of each C$ Prime Loan made by the Bank to the Canadian Borrower and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this C$ Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the  Canadian Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the C$ Prime Loans made by the Bank.

This C$ Note is one of the C$ Notes referred to in the Credit Agreement dated as of June     , 2011 (as the same may be modified and supplemented and in effect from time to time, the “Credit Agreement”) between Iron Mountain Incorporated, Iron Mountain Information Management, Inc., Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg Sarl, the lenders parties thereto (including the Bank), RBS Citizens, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc. and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners, and evidences C$ Prime Loans made by the Bank thereunder. Terms used but not defined in this C$ Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this C$ Note upon the occurrence of certain events and for prepayments of C$ Prime Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this C$ Note may not be assigned by the Bank to any other Person.

This C$ Note shall be governed by, and construed in accordance with, the law of the State of New York.

IRON MOUNTAIN CANADA CORPORATION

By:
Name:
Title:

2

SCHEDULE OF C$ PRIME LOANS

This C$ Note evidences C$ Prime Loans made, Continued or Converted under the within-described Credit Agreement to the  Canadian Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.

Date Made, Continued or Converted	Principal Amount of Loan	Interest Rate	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made by

3

EXHIBIT C

To Annex A

[Form of BA Equivalent Note]

PROMISSORY NOTE

FOR VALUE RECEIVED, IRON MOUNTAIN CANADA CORPORATION, a Nova Scotia corporation (the “Canadian Borrower”), hereby promises to pay to                          (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, on                  the principal sum of                Canadian Dollars.

This BA Equivalent Note is one of the BA Equivalent Notes referred to in the Credit Agreement dated as of June     , 2011 (as the same may be modified and supplemented and in effect from time to time, the “Credit Agreement”) between Iron Mountain Incorporated, Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Information Management (Luxembourg) S.C.S., Iron Mountain Luxembourg Sarl, the lenders parties thereto (including the Bank), RBS Citizens, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc. and RBS Citizens, N.A., as Co-Lead Arrangers and Joint Bookrunners, and evidences a BA Equivalent Loan made by the Bank thereunder. Terms used but not defined in this BA Equivalent Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this BA Equivalent Note upon the occurrence of certain events and for prepayments of BA Equivalent Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06 of the Credit Agreement, this BA Equivalent Note may not be assigned by the Bank to any other Person.

This BA Equivalent Note shall be governed by, and construed in accordance with, the law of the State of New York.

IRON MOUNTAIN CANADA CORPORATION

By:
Name:
Title:

2